                       MADE EFFECTIVE 12TH JANUARY 1995
                       --------------------------------




                       (1)    CONTINENTAL SHELF 16 LIMITED

                       (2)    PLAYBOY ENTERTAINMENT GROUP, INC.

                       (3)    PLAYBOY TV UK/BENELUX LIMITED



                     ------------------------------------

                            SHAREHOLDERS' AGREEMENT
                       Relating to the establishment of
                         PLAYBOY TV UK/BENELUX LIMITED

                     ------------------------------------




                             [LOGO OF DENTON HALL]

                               FIVE CHANCERY LANE
                                 CLIFFORD'S INN
                                LONDON EC4A IBU

                   TELEPHONE 0171 242 1212 FAX 0171 404 0087

                      MEMBER OF THE DENTON INTERNATIONAL
                              GROUP OF LAW FIRMS

                                                                     DENTON HALL

                                     INDEX
                                     -----

CLAUSE                                                           PAGE
- ------                                                           ----

1.      Definitions                                                1

2.      Business of the Company and Launch of the Channel         12

3.      Closing Arrangements                                      14

4.      Provision of Finance                                      16

5.      The Board and Management                                  20

6.      Agreement to Perform                                      23

7.      Information                                               23

8.      Restrictions on the Company's Activities                  25

9.      Name                                                      33

10.     Dividend Policy                                           33

11.     Condition Precedent                                       33

12.     Confidentiality                                           33

13.     Transfers of Shares and Loan Stock                        35

14.     Deemed Transfers                                          43

15.     Option                                                    45

16.     Sell Down                                                 52

17.     Compulsory Purchase by Flextech                           55

18.     Representations and Warranties                            56

19.     Competition                                               58

20.     No Assignment                                             58

21.     Waivers, Remedies Cumulative, Amendments etc              59

22.     Invalidity etc                                            59

23.     No Partnership or Agency                                  60

24.     Announcements                                             60

25.     Costs                                                     60

26.     Entire Agreement                                          60

27.     Conflict with Articles etc                                61

28.     Notices                                                   61

29.     Governing Law                                             62

                                                                     DENTON HALL


                     AGREED FORM DOCUMENTS
                     ---------------------

                     1.   Articles of Association

                     2.   Resolutions

                     3.   Loan Stock Deed and Certificate

                     4.   Programme Supply Agreement

                     5.   Trademark Licence

                     6.   Legal Opinions

                     7.   Consent Agreement

                     8.   Initial Business Plan

                                                                     DENTON HALL



      SCHEDULES
      ---------

      SCHEDULE I       Particulars of the Company

      SCHEDULE II      Details of Subscriptions by Shareholders at Closing

      SCHEDULE III     Deed of Adherence

      SCHEDULE IV      Funding

      SCHEDULE V       Directors

                                                                     DENTON HALL
THIS AGREEMENT is made effective 12th January 1995

BETWEEN
(1) CONTINENTAL SHELF 16 LIMITED registered in England under number 3,005,499 whose registered office is at The Ouadrangle, Imperial Square, Cheltenham, Gloucester, GL50 lYX ("Flextech");

(2) PLAYBOY ENTERTAINMENT GROUP, INC. a Delaware corporation of 9242 Beverly Boulevard, Beverly Hills, California 90210 ("Playboy")

(3) PLAYBOY TV UK/BENELUX LIMITED registered in England under number 3,000,033 whose registered office is at Five Chancery Lane, Clifford's Inn, London EC4A lBU (for itself and, under Clauses 12 and 19, for itself and as trustee for its Subsidiaries for the time being) ("the Company").

WHEREAS:

(A) The Shareholders wish to incorporate the Company and to procure that the Company will establish a pay television service to be known as "Playboy TV" based on the pay television service which is currently operated by Playboy in the United States of America under the name "Playboy TV" ("the Channel") in the Territory.

(B) The Shareholders are entering into this Agreement with the Company (whose corporate details are set out in Schedule I) in order to record the basis of their relationship as shareholders in the Company and to establish the manner in which the business and affairs of the Company will be financed and conducted.

NOW IT IS HEREBY AGREED as follows:

1.   Definitions
     -----------

1.1 In this Agreement and in the Recitals and Schedules hereto the following words and expressions shall save as otherwise specifically provided have the following meanings:



                                      2.

                                                                     DENTON HALL

"the Act": the Companies Acts 1985 to 1989 and the Companies Consolidation (Consequential Provisions) Act 1985 and the Company Directors Disqualification Act 1986 and all regulations made under any of the foregoing:

"Advertising Material": audio and/or visual and/or audio visual films and/or sound recordings which in each such case are advertising, promoting or selling goods, services or facilities or otherwise as permitted in accordance with the relevant codes published from time to time by the ITC;

"the Articles": the articles of association of the Company in the agreed form or as they may subsequently be altered from time to time in a manner consistent with the terms of this Agreement;

"Associate": in relation to any company, another company which controls, is controlled by or is in common control with that company; and for the purposes of this definition a company shall be deemed to control any company which is a subsidiary or a subsidiary undertaking of such company;

"the Board": the board of directors of the Company;

"the Business": the operation of a pay television service and ancillary businesses (known as Playboy TV) in the Territory and in such other country in Europe as the Board may approve from time to time and in respect of which the Company or any Subsidiary has a license to operate such a service under the "Playboy" name;

"the Business Plan": the initial business plan and budget of the Company in the agreed form or where the context permits any revision or amendment thereto and any other business plan and/or budget approved pursuant to Clause 8;

"Chairman": the Chairman from time to time of the Board;



                                       3.

                                                                     DENTON HALL

"the Channel": a pay television service to be known as "Playboy TV" based on the pay television service which is currently operated by Playboy in the United States of America under the name "Playboy TV" as such service may be developed from time to time initially to operate as a cable channel and thereafter to be transmitted by such other means as may be approved from time to time in accordance with Clause 8;

"Closing": the date of completion of the matters specified in Clause
3.1;

"Consent Agreement": an agreement in the agreed form between Playboy, Playboy Enterprises, Inc., Flextech and the Company which (inter alia) permits the pledge of certain assets which would otherwise have been prohibited under the Transaction Documents;

"control": the meaning ascribed thereto in Section 416 of the Taxes Act;

"Deed of Adherence": a deed of adherence in the form set out in
Schedule III;

"Directors": the directors for the time being of the Company;

"Disqualified Participant": any person all or part of whose Interest or shareholding or interest in any other company taken alone or together with the Interest or shareholding or interest in any other company of any other person or persons, after taking into account any issue of any shares or securities in the Company or any transfer of any Interest, in either case in respect of which the relevant person has indicated in writing an intention to acquire any such shares or securities and, has caused or would cause or be likely to cause (as determined in accordance with this Agreement), a Licence Event;

                                       4.

                                                                     DENTON HALL

"Encumbrance": means any assignment by way of security, charge, hypothecation, lien (other than a lien arising solely by operation of law in the normal course of trading, the aggregate amount of which is not material), mortgage, pledge, title retention (other than arising pursuant to a third party's standard conditions of supply of goods) right of set off, security interest, trust arrangement and any other preferential right or agreement to confer security, including any analogous security interest under local law.

"Europe": all countries which are situated within the geopolitical entity known as Europe, for the avoidance of doubt, including, but without limitation all the countries which are members of the European Union or the European Free Trade Area.

"Fair Value":
- ------------

(a) in respect of each Share the same proportion of the fair market value of the Company as a whole on the date of service of the Transfer Notice (or deemed date thereof) or in the event that clauses 8.5 and 8.6 apply the date of the Winding Up Resolution or in the event that clause 15 applies on the date of the Option Exercise Notice as such Share bears to the whole of the issued ordinary share capital of the Company stated as a price per Share; and


(b) in respect of each (Pounds)1 principal amount of Loan Stock the lesser of:--

      (i) the principal amount thereof plus interest thereon which has accrued in accordance with the terms of issue of the Loan Stock but which remains unpaid; and

     (ii) the same proportion of the fair market value thereof treating each (Pounds)1 of Loan Stock as if it were a fully paid Share calculated in accordance with (a) above



                                 5.

                                                                     DENTON HALL

as certified (except in relation to (b)(i)) by the Referee on the basis of a sale thereof as between a willing vendor and a willing purchaser on the assumption that the Shares and/or Loan Stock the subject of the Transfer Notice will be purchased in one lot by a purchaser contracting on arm's length terms, who has no other interest in the Company and (if the Company is then continuing as a going concern) on the assumption that all the Shares were ordinary shares of the same class and that the Company will continue in business as a going concern and having regard to any goodwill attaching to the Company though taking into account of the fact (if that be the case) that the Programme Supply Agreement and/or Trademark Licence has been terminated;

"Foreign Licence Event": an event having a legal effect analogous to that of a Licence Event in any of the Territories (other than the United Kingdom);

"Gross Revenues": all income and other payments receivable in the normal course of business as shown in the audited accounts of the Company from time to time less any value added tax or other similar taxes;

"Group": in relation to a Shareholder, that Shareholder and any holding company or subsidiary of that Shareholder and any subsidiary of such holding company;

"Indebtedness for Borrowed Money": any loan, debt, bond, note, loan stock, debenture or other obligation for borrowed moneys, any obligation under any hire purchase, conditional sale or title retention agreement or lease (other than for payment of rent and service charges not exceeding a commercial rate under any lease of real property), any liability in respect of any acceptance credit or note or bill discounting facility, any amount of consideration left outstanding by way of loan or otherwise under any agreement for the sale or purchase of assets and/or the supply of services (other than normal trade credit) and any guarantee, indemnity or security in respect of any of the foregoing, the amount thereof in each case

                                      6.

                                                                     DENTON HALL

being taken for the purpose of this Agreement to be (a) the maximum amount capable of being outstanding from companies in the Playboy/Flextech Group whether or not then due or owing from or advanced to companies in the Playboy/Flextech Group at the time of calculation but (b) to be calculated excluding any amounts owing to other companies in the Playboy/Flextech Group;

"Interest": an interest of any person in Shares, Loan Stock or any other securities of the Company;

"in the Agreed Proportions": where the term is used in relation to all the Shareholders in such proportions as equal the percentage which the nominal value of the Shares for the time being in issue and beneficially owned by each Shareholder respectively bears to the aggregate nominal value of all the Shares or, where the term is used in relation to some only of the Shareholders in such proportions as equal the percentage which the nominal value of the Shares for the time being in issue and beneficially owned by each relevant Shareholder bears to the aggregate nominal value of all the Shares held by such relevant Shareholders;

"in writing": includes any communication made by letter, facsimile transmission or electronic mail;

"ITC Satellite Licence": the non-domestic satellite service licence in respect of the Channel to be applied for by the Company from ITC in accordance with the provisions of the Broadcasting Act 1990;

"the ITC": the Independent Television Commission;

"LIBOR": the three month London Interbank Offered Rate for Sterling Deposits, as published in the Financial Times on the first day of each month or on the next succeeding day on which the Financial Times is published;

                                      7.

                                                                     DENTON HALL

"Licence Event": any of the following events:

(a) the ITC revoking or (in a manner which has or is reasonably likely to have a material adverse effect on the Company) reducing the period of the ITC Satellite Licence (and, for the avoidance of doubt, any reduction which results in the involuntary cessation of business by the Company shall be deemed to have such an effect); or

(b) the ITC varying the terms of the ITC Satellite Licence which variation has or is likely to have a material adverse effect on the Company; or

(c) the ITC declining to grant to the Company a renewal licence to provide a non-domestic satellite service on terms and conditions reasonably acceptable to the Company upon the expiry of the ITC Satellite Licence; or

(d) a relevant change (as defined in sub-section 5(7) of the Broadcasting Act 1990) taking place in relation to the Company; or

(e) the Company becoming a Disqualified Person in relation to the holding of the ITC Satellite Licence by virtue of Schedule 2 to the Broadcasting Act l990;

"Loan Stock": unsecured floating rate loan stock of the Company l999 to be constituted by a Loan Stock Deed, in the agreed form and/or such other loan stock as the Company may issue to the Shareholders from time to time pursuant to this Agreement;

"Loan Stock Certificate": a certificate in respect of Loan Stock in the agreed form;

"the Option": the options granted to Playboy pursuant to Clause 15;

                                      8.

                                                                     DENTON HALL

    "the Original Shares": the number of ordinary shares of (Pounds)1 each in the capital of the Company as have been subscribed for by the Shareholders in accordance with clauses 3.1(b) and 4.1(b);

    "person": any individual, firm, company or other incorporated or unincorporated body;

    "Playboy/Flextech Group": the Company and each of its subsidiaries from time to time;

    "plc": Flextech plc;

    "Prescribed Price":

    (a) in relation to a voluntary Transfer of Shares or Loan Stock in respect of which a Transfer Notice shall have been served pursuant to Clauses 13.5 or 13.11, the price per Share or, as the case may be, for each (Pounds)1 principal amount of Loan Stock, offered by the Proposed Transferee (as defined in Clause 13.5.1(a)); or

    (b) in relation to a Transfer of Shares or Loan Stock in respect of which a Transfer Notice shall be deemed to have been served pursuant to Clauses 14 or 16.2, such price as the Shareholders may agree per Share and, as the case may be, for each (Pounds)1 principal amount of Loan Stock, or in default of agreement within 30 days after the date on which the Transfer Notice is deemed to be served, following a reference by either of the Shareholders, such price per Share and, as the case may be, for each (Pounds)1 principal amount of Loan Stock, as the Referee shall determine to be on the date of receipt of the relevant Transfer Notice:

               (i) in the case of Clause 14.1(a) and (b) and Clause 16.2, Fair
                   Value; and

                                      9.

                                                                     DENTON HALL

         (ii) in the case of Clause 14.1(c) the Fair Value (for the avoidance of doubt, taking into account the breach of agreement which has given rise to the requirement to transfer pursuant to Clause 14.1(c)) less a discount of 10%.

"Programme Service": the supply of television programmes by Playboy pursuant to the Programme Supply Agreement;

"the Programme Supply Agreement": an agreement in the agreed form between the Company and Playboy relating to the Programme Service on the Channel;

"Referee": such independent merchant or investment bank with acknowledged experience of the industry in which the Company operates as the Shareholders may agree or, in default of agreement within seven business days, as may be nominated, on the request of either Shareholder, by the President for the time being of the British Institute of Bankers, who shall be instructed to produce his certificate within thirty days of this appointment and who shall act as expert and not as arbitrator and whose certificate shall be final and binding on the parties hereto, save in the event of manifest error;

"the Satellite": the Intelsat Satellite which is to be used for the transmission of the Channel or any other satellite which may from time to time be used for the transmission of the Channel in accordance with this Agreement;

"the Shareholders": Flextech and Playboy and their permitted transferees pursuant to Clauses 13, 14, 15 and 17;

"Shares": the issued ordinary shares of (Pounds)1 each in the capital of the Company for the time being;

"subsidiary" and "holding company": have the respective meanings attributed to them by Section 736 of the Act;

                                      10.

                                                                     DENTON HALL

       "the Taxes Act": the Income and Corporation Taxes Act 1988;

       "the Territories": the UK, the Republic of Ireland, Belgium, Luxembourg, the Netherlands and such other countries and regions in which the Channel has been launched or in which the Board subject to Clause 19.1 has decided to launch the Channel and in respect of which any company in the Playboy/Flextech Group has a licence pursuant to the Trademark Licence to operate a pay television service under the "Playboy" name;

       "the Trademark Licence": a licence in the agreed form between the Company and Playboy Enterprises, Inc. granting to the Company the right to use the name, logo and trade mark "Playboy" in connection with the Business;

       "Transaction Documents": this Agreement, the Articles, the ITC Satellite Licence, the Trademark Licence, the Programme Supply Agreement, the Consent Agreement and any Deed of Adherence which has been executed pursuant to this Agreement, each as it may subsequently be amended or altered from time to time;

       "Transfer": any sale, assignment, transfer, grant of lease or other disposition of any legal, equitable or other interest or the creation of an Encumbrance;

       "Transponder": the Transponder, as defined in the Transponder Sub Lease;

       "the Transponder Sub Lease": a sub-lease of specified capacity on the Transponder to be entered into between the Company and United Artists European Holdings Limited;

       "UK": the United Kingdom of Great Britain and Northern Ireland which expression shall for the avoidance of doubt continue to include Northern Ireland notwithstanding that Northern Ireland may at any time hereafter cease to be part of the UK, the Channel Islands and the Isle of Man.

                                      11.

                                                                     DENTON HALL

    1.2 All references to "the Company" in Clauses 5, 7, 8, 9 and 12 shall include a reference to each company in the Playboy/Flextech Group so that each provision of such clauses shall, where the context admits, also apply to each company in the Playboy/Flextech Group.

    1.3 In this Agreement, references to statutes, statutory instruments and regulations shall include any statute statutory instruments and regulations modifying, re-enacting, extending or made pursuant to the same or which is modified re-enacted or extended by the same or pursuant to which the same is made.

    1.4 A document is in "the agreed form" if it is in the form of a draft agreed between and initialled by or on behalf of the Shareholders on or before the date hereof.

    1.5 References in this Agreement to Clauses, Sub-Clauses, paragraphs and Schedules are references to those contained in this Agreement.

    1.6 The Schedules to this Agreement are an integral part of this Agreement and references to this Agreement include references to such Schedules.

    1.7 Clause headings are for ease of reference only and shall not be taken into account in construing this Agreement.

    1.8 "day" (except where it is used in the expression "business day") means any day and "business day" means any day other than a Saturday, Sunday or public holiday either in England or the United States of America.

    2.     Business of the Company and Launch of the Channel
           -------------------------------------------------

    2.1 The sole object of the Company shall be to carry on the Business and businesses ancillary or incidental thereto, and to that end the Board shall seek to secure such means to distribute the Channel as are, in the Board's opinion, viable in the context of the Business

                                      12.

                                                                     DENTON HALL

       Plan and the Company's available resources. The Shareholders shall use their reasonable endeavours to procure that the Business shall be conducted in accordance with the Business Plan.

2.2 After Closing the Shareholders and the Company shall do all such things as are reasonably within their respective powers as Shareholders to ensure that the Channel is launched in the Territories (other than Republic of Ireland) for broadcast via cable operators on or before 1st June 1995 and in Republic of Ireland after, but not before, the first anniversary of the launch of the Channel in the Territory and to this end the Company shall as soon as practicable after Closing

       (a) apply for any licences necessary to launch the Channel in the Territories, including the ITC Satellite Licence; and

       (b) conclude negotiations with United Artists European Holdings Limited on the terms of, and then enter into, the Transponder Sub Lease.

2.3 In the event that the Company is refused the ITC Satellite Licence and/or is not awarded the ITC Satellite Licence and/or the Transponder Sub Lease is not entered into on or before six months after Closing ("the Licence Long Stop Date"), then

       (i) the liability of the Shareholders pursuant to clause 4 shall forthwith cease;

       (ii) the Shareholders shall (to the extent they are able) procure that the Company will promptly be wound up;

       (iii) funding provided by the Shareholders pursuant to Clauses 3 and 4 shall be used to pay the liabilities of the Company;

       (iv) the Loan Stock will, to the extent possible after compliance with clause (iii), be repaid pro rata to the amounts held by the Shareholders respectively; and

                                      13.

                                                                     DENTON HALL

       (v) the Consent Agreement, the Trade Mark Licence and the Programme Supply Agreement shall terminate.

2.4 The provisions of clause 2.3 shall be without prejudice to any obligations of the Shareholders to provide funding to the Company which have accrued due but not been discharged prior to the Licence Long Stop Date and which the Board determines are required to discharge the obligation of the Company accrued prior to that date.

2.5 If any product using the brand name Playboy other than the Playboy Magazine and other Playboy publications ("a Playboy Product") is advertised on the Channel:

       (a) where all the rights to use the brand name in relation to such Playboy Product vest in any company in the Playboy Group the Company shall have the right to sell such Playboy Product on the Channel and shall be entitled to be paid a fee by Playboy (which shall be negotiated and agreed by Playboy and the Company in good faith) which will, unless otherwise agreed be calculated by reference to an agreed percentage of the gross selling price of sales of such Playboy Product;

       (b) where the rights to use the brand name in relation to a Playboy Product have been licensed other than to a company in the Playboy Group, Playboy shall use its reasonable endeavours to procure advertising of such Playboy Product on the Channel on similar terms to those set out in relation to (a) above.

2.6 The Company shall not launch, or otherwise make available, the Channel outside the Territory without all parties unanimous approval.

3.     Closing Arrangements
       ---------------------

3.1 Closing shall take place on the third business day after the conditions in Clause 11 have been satisfied or waived when:

                                      14.

                                                                     DENTON HALL

       (a) the Shareholders shall cause to be passed at a duly convened Shareholders' meeting of the Company a resolution in the agreed form to adopt the Articles;

       (b) each Shareholder shall subscribe in cash at par for the number of Shares and principal amount of Loan Stock set opposite its respective name in Schedule II, provided that Associates of Flextech and Playboy may make such Loan Stock subscriptions in substitution for Flextech and Playboy respectively;

       (c) at a meeting of the Board, the Company shall allot and issue such Shares and Loan Stock to the Shareholders (or in respect of Loan Stock, where the provision in paragraph (b) has been utilised, the relevant Associates of the Shareholders) as so subscribed by them respectively and shall enter the names of the Shareholders (or, as appropriate their Associates in the case of Loan Stock) in the register of members and Loan Stock holders of the Company as registered holders of such Shares and Loan Stock, and shall issue and deliver to the Shareholders (or an Associate of their Associates in the case of Loan Stock) the requisite Share and Loan Stock Certificates in the agreed form duly executed under seal by the Company;

       (d)   the following officers of the Company shall be appointed:

             -- Fred Vierra, Roger Luard and Mark Luiz as Flextech appointed Directors

             -- David I. Chemerow and Anthony J. Lynn as Playboy appointed Directors;

             --   Fred Vierra as first Chairman;

             --   Mark Luiz as Company Secretary;

                                      15.

                                                                     DENTON HALL

                  - KPMG Peat Marwick as the Company's auditors;

           (e) the following Transaction Documents shall be duly executed:

                  - the Loan Stock Deed

                  - the Trademark Licence

                  - the Programme Supply Agreement

                  - the Consent Agreement;

           (f) the Board shall adopt and approve the Business Plan;

           (g) Playboy will deliver to Flextech a legal opinion addressed to Flextech and the Company by Howard Shapiro (General Counsel, Playboy Enterprises, Inc.) in the agreed form; and

           (h) Flextech will deliver to Playboy a legal opinion addressed to Playboy and the Company by Denton Hall in the agreed form;

3.2 Any provision in Clause 3.1 to the effect that a Transaction Document shall be "entered into and completed in accordance with its terms" shall constitute several obligations on the parties to sign such agreement, and duly to perform its respective obligations under the clause therein headed "Completion" or "Closing". Where any party to such a Transaction Document is not also a party to this Agreement, the Shareholder (if any) of whom any such party is an Associate shall to the extent practicable, make reasonable efforts to procure that such party so signs and performs.

3.3 The payments by the Shareholders under paragraph 3.1(b) shall each be made for value on the date of Closing by way of bankers' drafts drawn on a London Town Clearing Bank payable to the Company or by international wire transfer.

                                      16.

                                                                     DENTON HALL

3.4 No party shall be obliged to complete this Agreement unless all of the matters referred to in Clause 3.1 are completed or, as appropriate, dealt with in accordance with that clause.

4.  Provision of Finance
    --------------------

4.1 The parties agree that the approved budgeted, working capital, capital expenditure and other budgeted funding requirements of the companies in the Playboy/Flextech Group as set out in any Business Plan and any other funding requirements shall be met in the following order of priority:

    (a) initially, out of the proceeds of the subscription for Shares and Loan Stock pursuant to Clause 3.1;

    (b) thereafter by the Shareholders (or, in the case of Loan Stock, Shareholder's Associates) by subscription in the Agreed Proportions at par for Shares and Loan Stock in the ratio of one Share for every (Pounds)3 principal amount of Loan Stock (or such other ratio as the Inland Revenue agrees is suitable for allowing all interest on such Loan Stock to be tax deductible for UK corporation tax purposes) on such dates and in such amounts as are set out in Schedule IV or in the event that the Board considers funding in excess of or earlier than that specified in Schedule IV is required, on the dates and in such amounts as may be determined by the Board having given to the Shareholders 14 days prior written notice thereof up to a maximum principal aggregate amount (including amounts previously advanced whether or not for the time being outstanding) of (Pounds)11,500,000; or

    (c) thereafter (subject to Clause 4.7) by borrowings (secured if necessary by charges over the assets of any company in the Playboy/Flextech Group) from a bank or another financial institution on terms approved pursuant to Clause 8 provided that the Board shall approve any such borrowings which are available on terms in all respects commercially reasonable

                                      17.

                                                                     DENTON HALL

         and further provided that any Shareholder (or in the case of Loan Stock its Associate) may participate in such borrowings on such terms up to such amount (including all such borrowings) as such Shareholder may decide and if more than one in the Agreed Proportions;

     (d) thereafter (subject to Clause 4.7) by subscription for Shares and/or Loan Stock by one or more Shareholders (or, in the case of Loan Stock their Associates) in accordance with Clause 4.5 or any third parties nominated by a Shareholder.

4.2 If either Shareholder (or its nominated Associate in the case of Loan Stock) fails to provide funding pursuant to Clause 4.1(b), the other Shareholder (or its Associate) may forthwith (at its own election and without prejudice to its other rights under this Agreement or the general law) provide funding by the methods described in Clause 4.5 or subscribe for new Shares/Loan Stock at par ("the Subscription Price") to meet the resulting funding requirement deficit, in a ratio of one Share each for every (Pounds)2 principal amount of Loan Stock (the "Default Shares/Loan Stock") PROVIDED THAT if the Inland Revenue agrees a debt: equity ratio for the purposes of Clause 4.1(b) other than 3:1, this 2:1 ratio shall be adjusted pro rata.

4.3 Where any Loan Stock has been issued to a Shareholder or its Associate pursuant to Clause 4.2 ("Clause 4.2 Loans") as a result of the default by the other Shareholder ("the Defaulter") no outstanding Loan Stock of the Defaulter (or interest accrued due thereon) subscribed pursuant to Clauses 3.1 and 4.1 may be repaid or demanded for repayment without the other Shareholders' consent until all Clauses 4.2 or 4.5 Loans (and interest accrued thereon) have been fully discharged.

4.4 Save as specifically provided in Clause 3.1(b) and 4.1(b), neither Shareholder shall be required to make any funding available to the Company.

                                      18.

                                                                     DENTON HALL

4.5 Subject always to Clause 4.7 (save where funding is being provided pursuant to Clause 4.2), if the Board determines that any company in the Playboy/Flextech Group requires funds in excess of those currently available to it or them (whether from Shareholders or third parties) either Shareholder ("a Funding Shareholder") wishing to provide (and who commits in writing within 7 business days of such determination to provide or procure the provision of) such additional funds shall be entitled to do so. The method(s) for such additional funding (whether by way of borrowing, or the issue of loan capital or securities) shall be determined by the Funding Shareholder or, in the event that more than one Shareholder so commits (each a "Funding Shareholder") and proposes different methods of providing additional funds, the Shareholders shall acting in good faith use their reasonable endeavours to agree the method of funding and the amount of such funding; failing which it shall be determined by the Funding Shareholder who holds the largest number of Shares PROVIDED THAT (i) no such method may provide for any Shareholder being obliged to incur any expenditure or financial commitment without its prior agreement; (ii) in the event of competition, unless otherwise agreed by the Funding Shareholders, the additional funds shall be provided in the Agreed Proportions. In any event, any opportunity to participate in any funding proposed pursuant to this Clause 4.5 shall be offered first to the Shareholders in the Agreed Proportions.

4.6. Subject always to Clause 4.7, for the purpose of implementing any method of funding approved by the Board pursuant to Clause 4.5 each of the parties agrees that any provision in this Agreement, the Loan Stock or the Articles which requires any particular agreement of the parties or any of them (including for the avoidance of doubt agreement to convert the Loan Stock into Shares or to subordinate the Loan Stock to any such funding) or a voting level or quorum or the vote of any class of Shareholder to increase the Company's authorised capital, to issue any securities or to create any Indebtedness for Borrowed Money shall not apply and (notwithstanding any other provision of this Agreement or of the Articles) the Shares held by a non-Defaulter (in the case of Clause 4.3) or a Funding

                                      19.

                                                                     DENTON HALL

     Shareholder (in the case of clauses 4.2 and/or 4.5) shall on any vote carry such number of votes and entitle the holder to fulfil such quorum requirements as will enable the necessary resolution(s) to be passed as required by the non-Defaulter or Funding Shareholder as appropriate.

4.7 Flextech undertakes to Playboy that it will exercise all voting rights and other powers of control available to it in relation to the Company so as to procure (in so far as it is able by the exercise of such rights) that the Board shall not approve any annual budget or business plan for the Company or implement any material amendment to or material departure from any of the same which would require funding to be provided or procured pursuant to clause 4.1(c) or (d) ("the Additional Funding") if the Directors appointed by Playboy pursuant to clause 5.1 do not approve such Additional Funding and

     (a) the proposal and/or the approval of such Additional Funding by the Directors appointed by Flextech pursuant to clause 5.1 is capricious; or

     (b) the Additional Funding is in excess of what is reasonably required for the normal commercial operations of the Business for the 12 month period covered by the then current Business Plan and annual budget provided that this Clause 4.7 shall not apply and the Board shall be entitled to approve funding without reference to the restrictions contained in this clause for the purchase in any Year after the second Year (as determined in accordance with the Programme Supply Agreement) of Acquired Premium Movies (as defined in the Programme Supply Agreement).

4.8 In the event of any dispute as to whether Flextech has complied with its undertaking in Clause 4.7, the matter may be referred by either party hereto within 28 days of any proposal or approval of Additional Funding to an independent accountant agreed between the

                                      20.

                                                                     DENTON HALL

     parties. The independent accountant shall act as expert and not as arbitrator; and shall be instructed to determine the matter within thirty days of such referral.

4.9 If the parties are unable to agree as to the appointment of the independent accountant pursuant to 4.8 above within 15 days of one party serving notice on the other calling for such appointment then the independent accountant shall be appointed on the application of either party to the President for the time being of the Institute of Chartered Accountants of England and Wales.

4.10 The decision of the independent accountant appointed pursuant to Clauses
     4.8 or 4.9 shall be final and binding on the parties hereto, save in the event of manifest error. The costs of such independent accountant shall be borne by the party whose position on the proposal for the Additional Funding least prevails.

5.   The Board and Management
     ------------------------

5.1 The Board shall comprise not more than eleven Directors. Each Shareholder shall be entitled to appoint up to such number of Directors as is stated opposite its name in Schedule V and to remove and replace any such appointees provided that Flextech shall always be entitled to appoint a majority of the Directors so long as it holds more than 50% of the Shares. The right to appoint remove and/or replace a director shall be exercisable by notice to the Company a copy of which notice shall be given to the Shareholder not exercising or giving such notice. The Board shall act by majority vote only.

5.2 The Chairman shall be one of the Directors appointed by Flextech and shall not have a second or casting vote at Board or Shareholders' Meetings.

5.3 The appointment of the Chief Executive Officer, the Chief Financial Officer and the Marketing Manager (if any) of the Company shall be made by the Board in accordance with clause 8.1.

                                      21.

                                                                     DENTON HALL

5.4 The Chief Financial Officer and the Marketing Manager (if any) shall report directly to the Chief Executive Officer. Any director of the Board shall have unrestricted direct access to such executives who shall be obliged, as a term of their respective service agreements, to respond to any enquiries from, and provide any information and documentation requested by, any such director.

5.5 Without prejudice to the rights of any such persons under their respective terms of employment to claim compensation for breach, any Shareholder beneficially owning (or Shareholders together beneficially owning) more than 15% of the Shares may terminate the employment of the Chief Executive Officer, the Marketing Manager (if any) or the Chief Financial Officer.

5.6 Save as otherwise provided or contemplated in this Agreement, the Company (so far as it is legally able) shall and the Shareholders shall exercise their powers in relation to the Company so as to ensure that the Company shall:

     (a) convene and hold a formal meeting of the Board at least once in every period of 4 months;

     (b) procure that (save for emergency meetings) not less than fourteen business days' prior written notice of any meeting of the Board shall be given to the Directors, that every such notice shall be accompanied by a written agenda specifying the business of such meeting. Directors shall be permitted to attend board meetings by telephone;

     (c) carry on and conduct its business and affairs on a commercial basis, and in accordance with the Business Plan in force from time to time;

     (d) comply with the terms and conditions of the ITC Satellite Licence and any directions made by the ITC in relation to it and comply with the provisions of the Broadcasting Act 1990 and any other licences;

                                      22.

                                                                     DENTON HALL

     (e) observe and duly perform its obligations under each Transaction Document to which it is a party.

5.7 Subject to Clause 3.4 each Shareholder and each Director shall, in its capacity as Shareholder and/or Director of the Company, be entitled to vote in connection with the approval by the Company of any agreement, transaction or arrangement in or to which (as applicable) that Shareholder (or as appropriate Shareholder appointing such Director), or any of its Associates, is an interested party and in connection with any revisions or amendments to, or waiver of any rights under, such agreement, transaction or arrangement PROVIDED THAT its/his interest therein has been disclosed beforehand to the Board.

5.8 Upon a Shareholder ceasing to be entitled to appoint a director or directors of the Company (other than by Transfer of Shares to its Associate pursuant to Clause 13.2) it shall procure the resignation from the Board (and from any executive position held with the Company) of some or all the Directors (as the case may be) it has appointed to the Board without any claim for damages or compensation for loss of office of any kind whatsoever.

5.9 No non-executive Director shall be entitled to Directors' fees or to reimbursement by the Company of travelling or other expenses for attending meetings of the Board.

5.10 All references to "the Board" in Clause 5 shall include a reference to the board of directors of each company in the Playboy/Flextech Group, so that each provision therein shall (where the context admits) also apply to the board of directors of each company in the Playboy/Flextech Group.

6.   Agreement to Perform
     --------------------

6.1 Each Shareholder shall at all times exercise its respective powers and votes as shareholder of the Company to ensure that (to the extent that the same is within such powers and voting rights) the

                                      23.

                                                                     DENTON HALL

     Company will comply with all of its obligations under each Transaction Document and the Transponder Sub-Lease.

6.2 Each Shareholder undertakes with the other generally to use its reasonable endeavours to promote the Business and the Channel.

7.   Information
     -----------

7.1  The Company shall:

     (a) at all times keep true, accurate and up to date books and records of all the affairs of the Company;

     (b) subject to Clause 12, and subject to having received not less than 2 business days' prior notice, make available to the Shareholders and their duly authorised representatives during working hours on reasonable notice access to the books, records, accounts, documents and premises of the Company; and

     (c) subject to Clause 12, supply to each Shareholder such information relating to the Company as it may reasonably require and without prejudice to the foregoing shall keep the Shareholders fully and promptly informed as to all material developments regarding the Company's financial and business affairs and promptly notify the Shareholders of any significant event (including without limitation any litigation or arbitration) the outcome of which will or is likely to materially affect the Company or its business, finances, assets or affairs.

7.2 Without detracting from the provisions of Clause 7.1, the Company shall at its own cost prepare and send to the Shareholders and each Director:

     (a) within 10 business days from the end of each calendar month unaudited management accounts of the Company for that month and cumulative management accounts for the current

                                      24.

                                                                     DENTON HALL

         accounting period up to and including that month;

     (b) within forty five business days from the end of each of its financial years audited consolidated accounts of the Company (to be prepared, save as required by law, in accordance with UK Accounting Standards and certified by the auditors of the Company) and will convene and hold a meeting of Shareholders within one month thereafter to approve the same; and

     (c) without detracting from the provisions of clause 8.2(a) it shall be the responsibility of the Chief Executive Officer and the Chief Financial Officer, in consultation with Mark Luiz or such other person as may be nominated by Flextech from time to time and such person as Playboy may nominate from time to time, to prepare a budget, business plan and marketing plan for each fiscal year beginning after 31st December l995 no later than the end of October in the year prior to the year to which the budget, business plan and marketing plan relates.

7.3 The Company may at any time serve written notice upon any Shareholder requiring it to provide the Company with any information, supported by a declaration or by such other evidence (if any) in support as the Company may reasonably require, for the purpose of:

     (a) complying with any EC or UK merger or competition law or regulations in relation to the issue or transfer of Shares and/or Loan Stock in accordance with this Agreement; or

     (b) deciding whether a Licence Event has occurred or is likely to occur;
         or

     (c) deciding whether a Shareholder is, or is likely to become, a Disqualified Participant and such Shareholder shall promptly comply with any such notice.

                                      25.

                                                                     DENTON HALL

7.4 The Company undertakes to each Shareholder to keep it informed of any matter of which the Company is aware which may lead to a Licence Event or to any Shareholder becoming a Disqualified Participant.

7.5 Each Shareholder shall use its reasonable endeavours to ensure that all data and information which is reasonably required by the ITC or any other regulatory body having jurisdiction or to ensure compliance with EC or UK merger or competition law or regulations or with the Broadcasting Act 1990 shall be duly and promptly supplied to that body.

8.   Restrictions on the Company's Activities
     ----------------------------------------

8.1 Save as expressly provided for in any Transaction Document, the Transponder Sub-Lease or in the initial Business Plan and subject to clause 8.2, so long as a Shareholder (together with its Associates) is the beneficial owner of not less than 15% of the Shares (and, additionally in the case of Playboy and its Associates so long as Playboy is an Associate of Playboy Enterprises, Inc., and the Trademark Licence and the Programme Supply Agreement have not been terminated or are under notice of termination, other than by wrongful termination by the Company) the following matters shall require the prior written approval of such Shareholder and if the above condition does not apply the following matters shall require the prior approval of the Board and the Shareholders shall exercise all voting rights and other powers of control available to them in relation to the Company so as to ensure (in so far as they are able by the exercise of such rights) that the Company shall not without such approval:

     (a) increase or reduce the authorised or issued share capital of the Company (other than to permit an issue of shares conducted in accordance with clause 4 of this Agreement) or consolidate, sub-divide, purchase, redeem or cancel any of such share capital or alter any right pertaining to any share or class of shares in such capital or otherwise re-organise, restructure or reduce the share capital of the Company;

                                      26.

                                                                     DENTON HALL

(b) issue or allot any share or security or grant or create any option or right to acquire any share or security in the capital of the Company other than by way of a rights issue offered in accordance with Clause 4 of this Agreement and the Articles;

(c) alter the Company's Memorandum of Association or the Articles;

(d) save where Clause 8.2(i) applies, take or permit the taking of any action to have the Company wound up PROVIDED THAT nothing in this clause shall prohibit such action, taken upon the recommendation or decision of the Board (on the advice of the Company's auditors or legal counsel of not less than six years standing with experience in such matters) that the Company should cease trading in circumstances where, if the Company continued to trade, the Directors may, under the Insolvency Act 1986, be or become personally liable for the debts of the Company or to make a contribution to the Company's assets;

(e) amend or assign or fail to implement or enforce any Transaction Document or the Transponder Sub-Lease;

(f) enter into a scheme or arrangement, admit in writing its inability to pay its debts as they fall due, commence negotiations with creditors or any class thereof with a view to the readjustment or rescheduling of its indebtedness, make a general assignment for the benefit of creditors, or save where Clause 8.l(d) applies take any action for the winding-up, administration, dissolution, liquidation or reorganisation (other than a solvent reorganisation) of the Company, or for the adjustment, protection or relief of the Company or its debts under any law relating to bankruptcy, insolvency or reorganisation;

                                      27.

                                                                     DENTON HALL

           (g) enter into, renew, vary, terminate or continue after expiry any contract which is not on bona fide arm's length terms in all material respects;

           (h) subject to Clauses 5.3 and 5.4, engage or alter the terms of employment (including salary and benefits) of any person fulfilling the function of Chief Executive Officer, Chief Financial Officer, or Marketing Manager (if any);

           (i) approve any secure encryption system for the Channel or make any material change in such system such approval by Playboy not to be unreasonably withheld or delayed;

           (j) make any material change in the character of the Channel from that set out in this Agreement;

           (k) subject to Clause 15, make any determination as to (i) whether a Licence Event has been caused or is likely to be caused, (ii) whether a person is or is likely to become a Disqualified Participant, or (iii) whether a Transfer Notice has been or is deemed to be given in accordance with Clause 16 provided that:

               (aa) the approval of such Shareholder shall not be required pursuant to (i) and/or (ii) of this clause once 14 days have elapsed after a direction or ruling in respect of the matter has been made by the ITC (unless, during such 14 days, such Shareholder has, at its own expense, applied to court for a judicial review or reversal of such direction or ruling and the application has been successful or is still sub judice the first instance court); and

               (bb) in the event that such Shareholder fails to give approval, either such Shareholder or the Board may by notice in writing to the other refer the matter to such legal counsel of not less than six years

                                      28.

                                                                     DENTON HALL

                              standing with experience in such matters as shall be agreed between such Shareholder and the Board (or, in the event of failure to agree within 7 business days of such notice, to such legal counsel as above appointed by the President of the Bar Counsel) who shall be instructed to determine the matter as soon as reasonably practical, who shall act as expert and not as arbitrator and whose decision shall be final and binding on such Shareholder and the Board. The costs of such legal counsel shall be borne by such Shareholder if their position least prevails. Otherwise such costs shall be borne by the Company;

           (l) Transfer (other than by an Encumbrance) the whole or any material part of the undertaking, property and/or assets of the Company (or any interest therein), or contract so to do otherwise than in the ordinary and proper course of the Business;

           (m) consolidate, merge or amalgamate with any other person;

           (n) subject to clause 4 create, acquire or dispose of any subsidiary or otherwise acquire or dispose of any shares, securities or other interest in any company or business or incorporate or promote any company or permit any subsidiary to issue or allot any share or security or grant or create any option or right to acquire any share or security except to the Company or another wholly owned subsidiary of the Company;

           (o) declare or pay any dividend or other distribution or refrain from declaring or paying any dividend or other distribution other than in accordance with Clause 10;

           (p) incur, enter into or commit to Indebtedness for Borrowed Money or vary any terms or conditions of any such Indebtedness other than in accordance with clause 4;

                                      29.

                                                                     DENTON HALL

      (q) give any guarantee or indemnity or other similar undertaking or create any Encumbrance over any of the undertaking, property, assets or uncalled share capital of the Company except to the extent necessary to obtain Indebtedness to be incurred pursuant to clause 4 of this agreement;

      (r) make any loan or advance other than loans to another company in the Playboy/Flextech Group and normal trade credit and season ticket loans to employees not exceeding (Pounds)2,500 for all employees;

      (s) approve the transmission of the Channel by means of a satellite other than the Satellite, including transmission to the UK Direct to Home Market such approval of Playboy not to be unreasonably withheld or delayed;

      (t) use (other than in emergencies) any transponder, other than the Transponder such approval of Playboy not to be unreasonably withheld or delayed.

8.2 Save as expressly provided for in any Transaction Document, the Transponder Sub-Lease or the Business Plan any decision relating to any of the following matters and any other matters of a non-routine nature shall require the prior approval of the Board alone and the Shareholders shall exercise all voting rights and other powers of control available to them in relation to the Company so as to procure (in so far as they are able by the exercise of such rights) that the Company shall not without such approval:

      (a) approve any annual budget or any business plan for the Company or implement any amendment to or material departure from any of the same;

      (b) set, amend or waive any of the charges levied by the Company to subscribers to and/or advertisers on the Channel other than in the normal course of business;

                                      30.

                                                                     DENTON HALL

      (c) approve the Company's audited balance sheet or profit and loss accounts or change the Company's accounting reference date, accounting policies or auditors;

      (d) vary or terminate (other than by effluxion of time) any long term contract or contract of material importance to the Company;

      (e) except in the case of emergency for the protection of the Company's business or assets institute or defend any litigation, arbitration or tribunal proceedings (other than normal debt collection in the ordinary course of business);

      (f) take or agree to take any leasehold interest in or licence over any land;

      (g) approve any payment of capital or interest (including capitalised interest) in respect of the Loan Stock;

      (h) enter into any joint venture, partnership, consortium or joint purchase arrangement;

      (i) take or permit the taking of any action to have the Company wound up if in the first Year (as defined in accordance with the Programme Supply Agreement) and the immediately succeeding two Years (the "Relevant Years") the aggregate of the Gross Revenues of the Company are less than 70% (seventy per cent) of the aggregate of the projected Gross Revenues of the Company as shown in the initial Business Plan for the Relevant Years provided that in the event that the Board does take any such action the provisions of Clauses 8.5 - 8.6 shall apply.

8.3 Notwithstanding the provisions of Clause 8.2, if the Board shall not have approved the annual budget for any company in the Playboy/Flextech Group before the commencement of the financial year to which it relates, the Company shall continue to carry on the

                                      31.

                                                                     DENTON HALL

       Business for a period of six months on the basis of the previous year's approved budget in order to give the Board time in which to agree the annual budget for the financial year in question.

8.4    The exercise of the Company's rights under the Programme Supply
       Agreement (including without limitation its rights in relation to Programme Scheduling under clause 8 and Termination under clause 10.3) and the Trademark Agreement shall be exercised by the Company through the directors of the Company appointed by Flextech pursuant to clause 5.1 and not otherwise.

8.5 In the event that the Board resolves to take or permit the taking of any action to have the Company wound up in the circumstances set out in Clauses 8.1(d) and 8.2(i) ("the Winding Up Resolution"):-

       (i) the obligations of the Shareholders pursuant to Clause 4 shall forthwith cease save for obligations which have accrued due prior to the date of such Winding Up Resolution;

       (ii) any Shareholder may serve a notice on the other Shareholder(s) and the Company at any time within 30 days after the Winding Up Resolution has been passed, reguiring the determination of Fair Value of the Shares and the Loan Stock;

       (iii) any Shareholder may, within 30 days after such determination has been made serve a notice ("the Offer Notice") on the other Shareholder(s) offering to acquire all the Shares and Loan Stock of the other Shareholder(s) at the price (which shall be not less than 90% of Fair Value determined pursuant to paragraph (ii)) per Share and per (Pounds)1 in nominal value of Loan Stock specified by the Shareholder in the Offer Notice;

       (iv) any Shareholder may within 2 business days of service of an Offer Notice serve on the Shareholder(s) a notice ("the Counter Offer Notice") offering to acquire all the Shares and Loan Stock of the other Shareholder(s) at the price per

                                      32.

                                                                     DENTON HALL

                 Share and per (Pounds)1 in nominal value of Loan Stock specified in the Counter Offer Notice (being in each case a price which is higher than the price specified in the Offer Notice). If no Counter Offer Notice is served within such timescale, the Shareholder serving the Offer Notice shall prevail;

       (v)       if a Counter Offer Notice is served the procedure set out in
                 (iii) above shall continue and may be repeated until such time as no further Counter Offer Notice is served within 2 business days from the date of service of the immediately preceding Counter Offer Notice when the Shareholder serving the last Counter Offer Notice shall prevail.

8.6 The Shareholder who prevails and the other Shareholders shall be bound within 14 days of service of the successful Offer Notice or Counter
       Offer Notice (as the case may be) to complete the sale and purchase of all the Shares and Loan Stock in the Company (other than the Shares and the Loan Stock held by the prevailing Shareholder or any member of such Shareholder's Group) at the price per Share and per (Pounds)1 in nominal value of Loan Stock specified in the Offer Notice or Counter Offer Notice which prevails (as the case may be) and in the event that any of the other Shareholders fails to do so the Company may receive the purchase money and the Directors appointed by the successful Shareholder may authorise some person to execute a transfer as appropriate of the Shares and Loan Stock in favour of such Shareholder and the Company shall hold the purchase money in trust for the relevant Shareholder(s).

9.     Name
       ----

       The Company's right to use, or trade under, any name which includes the word "Playboy" shall be governed by the Trademark Licence.

10.    Dividend Policy
       ---------------

       Subject to Clause 8.1 and except as may otherwise be agreed in writing by the Shareholders, and subject to the provisions of the Act, the terms of issue of any Loan Stock or other Company

                                      33.

                                                                     DENTON HALL

      indebtedness and the Company's working capital and other capital requirements all of the Company's profits from time to time available for distribution shall be distributed to the Shareholders by way of dividend as soon as practicable.

11.   Condition Precedent
      -------------------

      This Agreement (other than Clauses 12 and 23 to 25 (inclusive)) is conditional upon its approval by:

      (a) the board of directors of plc;
      (b) the board of directors of Playboy;

      on or before 27th January 1995. If such conditions are not satisfied or waived (in the case of (a) by Flextech and in the case of (b) by Playboy) on or before that date, this Agreement (other than Clauses 12 or 23 to 25 (inclusive)) shall lapse and cease to be of further effect.

12.   Confidentiality
      ---------------

12.1 Each Shareholder shall at all times keep confidential (and shall procure that its Associates, officers and employees and agents shall keep confidential) any information which it may have or acquire in relation to the customers, business, finances, assets or affairs of the Company or the other Shareholder and its Associates or which, in consequence of the negotiation or operation of, or the exercise of rights under, any Transaction Document it may have or acquire in relation to the customers, business or affairs of the other Shareholder or its Associates, save for any information:

      (a) which is publicly available or becomes publicly available through no act of that Shareholder;

      (b) which is disclosed to that Shareholder by a third party which did not acquire the information under an obligation of confidentiality;

                                      34.

                                                                     DENTON HALL


          (c) which is independently acquired by that shareholder as the result of work carried out by an employee to whom no disclosure of such information had been made; or

          (d) which is required to be disclosed by any law (including any order of a court of competent jurisdiction) or the rules of any stock exchange or governmental, revenue or other regulatory authority, whether or not having the force of law.

          Provided that nothing in this clause shall prevent any Shareholder or any Associate of such Shareholder from operating their respective businesses in the ordinary and normal course.

12.2 The Company shall, and the Company shall procure that each other member of the Playboy/Flextech Group shall observe a similar obligation of confidence in favour of the Shareholders.

12.3 In recognition of each Shareholder's understanding that the other Shareholder proposes or may in the future propose to invite third parties to participate as equity or non equity investors or other providers of finance in or to plc or Flextech or Playboy or Playboy Enterprises, Inc. the parties agree that such other Shareholder may provide to such invitees copies of:

          (a)  the Transaction Documents:

          (b)  the Transponder Sub-Lease;

          (c)  any Business Plan,

          (d) accounting and other information provided to the Shareholders pursuant to this Agreement; and

          (e) such other information as it would be reasonable in all the circumstances for a potential investor to require in relation to the Company and the Business

                                      35.

                                                                     DENTON HALL

          PROVIDED THAT neither Shareholder may include in such copies any information which is commercially sensitive, disclosure of which could in its reasonable opinion cause harm to any company in the Playboy/Flextech Group, any Shareholder or any company in its Group AND PROVIDED FURTHER that before providing such copies the invitee has signed a confidentiality agreement on terms which follow, at least, those conventionally followed in the United Kingdom, which agreement shall be expressed to be for the benefit of all parties to this Agreement and all the companies in the Playboy/Flextech Group. Furthermore, in recognition of the fact that Flextech and Playboy are both subsidiaries of publicly-owned companies, the parties agree that (subject to the first of the preceding provisos) each Shareholder and its Associates may provide to institutional investors and analysts such information concerning the Company as is conventional to assist such investors in deciding whether to invest or such analysts to prepare their analyst reports.

12.4 The provisions of this Clause shall survive any termination of this Agreement.

13.       Transfers of Shares and Loan Stock
          ----------------------------------

13.1      No Shares may be Transferred:

          (a)  at any time if the Transfer is to a Disqualified Person; or

          (b)  unless and until the terms of clause 13.4 are complied with.

13.2 Subject to Clause 13.1 a Shareholder may Transfer all, but not part only, of its Shares to any of its Associates but on terms that immediately upon such transferee ceasing to be the transferor's Associate such Shares shall be transferred to the transferor or another of its Associates.

13.3 Subject to Clause 13.1 and save for a Transfer in accordance with Clauses 13.2, 14, 15, 16 and 17, each Shareholder undertakes that it will not at any time Transfer any Shares except in accordance with Clause 13.5.
                                      36.

                                                                     DENTON HALL

13.4 If any Shareholder ("the transferor") proposes to Transfer any Shares to any person ("the transferee") then it shall be a condition precedent to such Transfer and the registration thereof that the parties to this Agreement and the transferee shall execute a Deed of Adherence and deliver a legal opinion in a form, and from legal counsel, reasonably acceptable to the other Shareholders concerning the issues warranted and represented by them in Clause 3 of the Deed of Adherence.

13.5.1 Subject to Clauses 13.1 and 13.2 any Shareholder who wishes to sell any of its Shares (a "Vendor") shall give notice in writing to the Company and the other Shareholder(s) of such wish (a "Transfer Notice") identifying:

        (a) the person to whom it proposes to sell any of its Shares (the "Proposed Transferee");

        (b) the name of the Proposed Transferee's ultimate parent company and controlling shareholders, if any;

        (c) the Prescribed Price and other terms of the proposed sale and the extent to which (if any) such price assumes that the Proposed Transferee shall be entitled to receive all or any dividends or other distributions accrued due but not paid in respect of the Shares.

        The Transfer Notice shall not be effective if it does not contain such information unless it is a deemed Transfer Notice pursuant to Clause 14. A Transfer Notice, once given, cannot be withdrawn without the consent of all the Shareholders (other than the Vendor). The Transfer Notice shall constitute the Company the Vendor's agent for the sale of all, but not some only, of the Shares the subject of the Transfer Notice ("the Sale Shares") to the other Shareholder(s) and/or (subject to Clause 13.5.4) any person procured or nominated by the other Shareholder(s) as it/they may in its/their absolute discretion determine ("a Nominee") at the Prescribed

                                      37.

                                                                     DENTON HALL

        Price. The Transfer Notice shall be accompanied by the Vendor's share certificates and duly executed transfers in blank in respect thereof and (save as hereinafter provided) may not be withdrawn.

13.5.2 In any case where there is a deemed Transfer Notice and the determination of the Prescribed Price has been referred to the Referee, the Company shall as soon as it receives the Referee's certificate serve a certified copy thereof on the Shareholders. The fees and expenses of the Referee shall be borne as to one half by the purchaser(s) (if any) and as to the balance (or the whole if there are no purchasers) by the Vendor of the Sale Shares.

13.5.3 Within 7 business days of receipt of the Transfer Notice by the Company or, where a Referee's certificate is required, within 7 business days of receipt by the Company of the Referee's certificate, the Company shall give notice in writing to the other Shareholder(s) specifying the number of Sale Shares and the Prescribed Price therefor and offering the Sale Shares for sale to the other Shareholder(s) and/or (subject to Clause 13.5.4) a Nominee at the Prescribed Price. Such notice shall be accompanied by a copy of the Transfer Notice and, if applicable, the Referee's certificate and shall require the other Shareholder(s) within 14 days of the receipt of the notice:

        (a) give notice that it and/or a Nominee is willing to purchase the Sale Shares at the Prescribed Price; or

        (b) (except in the case of a deemed Transfer Notice pursuant to Clause 14 or 16.2) give notice that it consents to the sale of all the Sale Shares within 28 days thereof to the Proposed Transferee at the Prescribed Price;

        (c) give notice that it objects to the Transfer to the Proposed Transferee on the grounds set out in Clause 13.5.9.

        In the event that no notice or notices are received within the said period of 14 days or notice or notices have been given pursuant to Clause 13.5.3(a) but not in respect of all the Sale Shares then such

                                      38.

                                                                     DENTON HALL

        other Shareholder(s) shall be deemed to have served a notice or notices pursuant to Clause 13.5.3(b) at the end of such 14 day period.

13.5.4 In the event that a notice or notices are served pursuant to Clause 13.5.3(a) in respect of all of the Sale Shares, the other Shareholder or Shareholder(s) or a Nominee of either or both shall within 28 days thereafter complete the purchase from the Vendor of the Sale Shares at the Prescribed Price provided that in the event of competition the Shareholders (and/or their Nominees) shall complete the purchase of the Sale Shares in the Agreed Proportions save that notwithstanding the above no purchase pursuant to this clause may be made by a Nominee of any Shareholder if there remains another Shareholder willing to purchase those Sale Shares which such Nominee would otherwise have purchased. The Vendor shall be bound to transfer the Sale Shares comprised in the notice to the other Shareholder(s) or its/their Nominees at the Prescribed Price, and if it makes default in so doing the Company may receive the purchase money and the Directors appointed to the Board by the other Shareholder(s) may authorise some person to execute a transfer as appropriate of the Sale Shares in favour of the other Shareholder(s) and/or their Nominee(s) ("the Shareholder Purchasers") and the Company shall hold the purchase money in trust for the Vendor. The receipt by the Company of the purchase money shall be a good discharge to the Shareholder Purchaser(s) and after its or their name has been entered in the Company's Register of Members in exercise of the aforesaid power, the validity of the proceedings shall not be questioned by any person. If such purchase is not completed (for any reason other than the Vendor's delay or default) within such period of 28 days, then the certificate and duly completed transfer of the Sale Shares shall be returned to the Vendor and consent shall be deemed to have been given pursuant to Clause 13.5.3(b) and the provisions of Clause 13.5.5 shall apply.

13.5.5 In the event that a notice is given or deemed to be given by the other Shareholder pursuant to Clause 13.5.3(b) the Vendor shall, subject to Clause 13.6, be at liberty to sell all of the Sale Shares

                                      39.

                                                                     DENTON HALL

        at any time within 28 days after the date of such notice (or, if no actual notice is given pursuant to Clause 13.5.3, the expiry of the period of 14 days provided for under Clause 13.5.3) to the Proposed Transferee at the Prescribed Price and otherwise upon no more favourable terms than those offered to the other Shareholder(s) and as stated in the Transfer Notice PROVIDED THAT if prior to completion of the said sale an event has occurred which, if any Proposed Transferee had been a member of the Company at the date of the Transfer Notice would have meant that a deemed Transfer Notice arose under Clause 14 then the identity of the Proposed Transferee shall need to be re-approved and failing such re-approval, the Transfer Notice shall be deemed to have been withdrawn by the Vendor and such sale shall not take place. It shall be a condition precedent of completion of any such sale that the Proposed Transferee shall deliver to the Vendor an undertaking that no such event has occurred.

13.5.6 The Board shall refuse to register any Transfer of any Share other than a Transfer permitted by or under and made in accordance with the provisions of Clauses 13, 14, 15, 16 or 17, which Transfers the Board shall register.

13.5.7 All Shares Transferred pursuant to Clause 13.5 shall be transferred as beneficial owner and free from all Encumbrances together with all rights, benefits and advantages attached thereto as at the date of the Transfer Notice or deemed Transfer Notice except the right to any dividend declared or interest accrued but not paid prior to the date of the relevant Transfer Notice except where the benefit to the Proposed Transferee of such payments after the date of the Transfer Notice has been taken into account in determining the Prescribed Price.

13.5.8 Immediately upon completion of the Transfer of any Shares by any Shareholder pursuant to the provisions of this Agreement the Vendor shall procure the resignation of any Director in accordance with clause 5.8.

                                      40.

                                                                     DENTON HALL

13.5.9 A notice under Clause 13.5.3(c) may only be given where the Proposed Transferee or its Associate engages in a business which has editorial control over either:

        (a) a men's sophisticate magazine which regularly features nudity;

        (b) a film, television or multi-media production company which regularly produces films or programming that features nudity; or

        (c) a television programme service consisting of programming that regularly features nudity

        PROVIDED THAT such notice may not be given where the Shareholder otherwise entitled to give it consents to the Transfer to the Proposed Transferee, such consent not to be unreasonably withheld. When deciding whether or not to give such consent, such Snareholder may take account of:

        (a) the value of its or its Associate's logo, trademark, brands, image and/or reputation (in the case of Playboy, including its reputation as a mainstream men's sophisticate publisher and its unique position as an advertising vehicle for many reputable businesses);

        (b) Playboy's and plc's (and plc's ultimate parent company, Tele-Communications, Inc's.) position as companies whose stock is publicly traded.

        The parties acknowledge that if the publisher of "Hustler", "Mayfair" or "Penthouse" magazines or the producer of "Spice", "Adam and Eve" or "The Adult Channel" television services becomes a Shareholder, the image and/or reputation of Playboy might be impaired and that it might be reasonable for Playboy to withhold consent to a Transfer to such an entity. In the event that a notice is duly given under this Clause the Vendor shall not be permitted to Transfer its Shares to the Proposed Transferee.

                                      41.

                                                                     DENTON HALL

13.6   No Transfer shall be permitted pursuant to Clause 13.5.5, or Clause
       13.11 read with Clause 13.5.5, by any Shareholders ("the Selling Shareholders") who together with its Associates holds the beneficial interest in Shares representing more than 35% of the Shares immediately prior to such Transfer if after the proposed Transfer the Selling Shareholder and its Associates would cease to hold the beneficial interest in shares representing at least 15% of the Shares unless the Selling Shareholder shall procure that the Proposed Transferee shall irrevocably offer (in writing) to acquire that proportion of Shares and Loan Stock held by each of the other Shareholders (and/or their respective Associates) as the proportion of Shares and Loan Stock which the Selling Shareholder proposes to Transfer bears to the total number of Shares and Loan Stock held by the Selling Shareholder and/or its Associates. Such offer shall be capable of acceptance, and shall be irrevocable, for not less than 14 days after it is given; such offer shall be at the Prescribed Price and otherwise on substantially no less favourable terms than those offered to the Selling Shareholder by the Proposed Transferee. If such offer is accepted, completion of the purchase thereby arising shall take place simultaneously with the completion of purchase by the Proposed Transferee from the Selling Shareholder.

13.7 The Shareholders shall together procure that at all times during the continuation of this Agreement the Board acts in accordance with the provisions of Clause 13.

13.8 Each Share and Loan Stock Certificate in respect of Shares and Loan Stock shall have typed on the face thereof the following legend:

           "Transfer is subject to restriction as appears on the back".

       and on the back the following legend:

           "The Shares/Loan Stock represented by this certificate are held and may only be Transferred by the registered owner subject to the terms of a Shareholders' Agreement made effective 12th January 1995"

                                      42.

                                                                     DENTON HALL

13.9 The Company undertakes with each Shareholder that it will from time to time and as necessary undertake, and each Shareholder severally undertakes with each other Shareholder that it will vote in favour of, any reorganisation of the Shares or Loan Stock in issue if the Company is reasonably requested to undertake any such reorganisation by any Shareholder and, in the Company's reasonable opinion, such a reorganisation is necessary in order to avoid the occurrence of a Licence Event or a Shareholder becoming a Disqualified Participant, including, without limitation, the separation of voting and capital and income rights, the issue of new shares to any Shareholder or to its Associates and the sub-division or consolidation of Shares or Loan Stock held by any Shareholder or its Associates (as the case may be) PROVIDED THAT the Company shall not be requested to undertake any such reorganisation:

       (a) if that reorganisation would or would be likely to, as determined in accordance with the provisions of clause 16.1, cause a Licence Event or to make any Shareholder a Disqualified Participant; or

       (b) if that reorganisation would or would reasonably be likely, in the reasonable opinion of the Board (the Board having first consulted the auditors of the Company and considered any reasonable representation of any Shareholder), to have a material adverse effect on the Company or any of the other Shareholders

       (c) the Shareholder making the said request bears all the Company's and the other Shareholders' reasonable legal and other costs and expenses in relation to the reorganisation.

13.10  Each of the Shareholders hereby irrevocably consents for the purposes of
       Article 24 of the Articles to a transfer permitted by or made pursuant to the provisions of Clauses 13, 14, 15, 16 and 17.

13.11 Clauses 13.1 to 13.5 (excluding Clause 13.5.8) shall apply to Transfers of Loan Stock, mutatis mutandis.

                                      43.

                                                                     DENTON HALL

14.  Deemed Transfers of Shares
     --------------------------

14.1  (a)  If a Shareholder becomes unable to pay its debts within Section 123 of the Insolvency Act 1986 or makes a composition or arrangement with its creditors or puts a proposal to its creditors for a voluntary arrangement for a composition of its debts or a scheme of arrangement or on the presentation of a petition that it be put into liquidation (which is not withdrawn or defeated within 28 days) or administration or passes a resolution putting it into voluntary liquidation (other than for the purposes of amalgamation or reconstruction reasonably approved by the other Shareholder) or it suffers the appointment of a provisional liquidator, a receiver, manager or a administrative receiver or on the occurrence of an event which does result in the crystallisation of any floating charge over its business, undertaking, property or assets or any part thereof or is dissolved or an event occurs which is analogous to any of the above in any jurisdiction other than the UK in which the relevant Shareholder is incorporated; or

      (b) if Playboy ceases to own on a diluted basis at least 10% of the Shares, or plc ceases to own on a diluted basis at least 20% of the Shares; (ownership on a diluted basis shall mean the "see through" percentage of such shares so that for example where a company (Company A) owns 50% of the shares in another company (Company B) and Company B owns 50% of the shares in another company (Company C), Company A will be deemed to own on a diluted basis 25% of the shares in Company C provided that in the event that Playboy exercises any of the Options under Clause 15, whether in whole or in part, the provisions of this Clause shall on completion of such exercise, cease to apply either to Playboy or to Flextech); or

                                      44.

                                                                     DENTON HALL

          (c) if a Shareholder or any of its Associates shall commit a material breach of any material provision of this Agreement, or any other agreement with the Company to which it or any of its Associates is a party and shall have failed to remedy such breach, if capable of remedy, within 30 days after the date of a notice from the other Shareholder specifying the nature of the breach and requiring it to be remedied

               (such Shareholder (or, in the case of (b) if the event happens to Playboy Enterprises, Inc., Playboy or if the event happens to plc, Flextech) being hereinafter referred to as "the
               Defaulter")

          then in any such event (without prejudicing or in any way limiting its other rights) the other Shareholder ("the Non-Defaulter") shall be entitled (by notice in writing to the other and to the Company given within 60 days of the later of the date of the event or of the date on which the Non-Defaulter becomes aware of the event giving rise to such rights under this Clause) in its entire discretion to treat the occurrence of any such event as the deemed service by the Defaulter of a Transfer Notice pursuant to Clauses 13.5 and Clause 13.11 the provisions of which shall accordingly apply mutatis mutandis.

14.2 Where any notice is given by the Non-Defaulter pursuant to Clause 14.1 the Non-Defaulter may specify (and the parties shall give effect thereto) that (notwithstanding any provision of the Articles) until completion of the Transfer in accordance with Clause 13:

          (a) any transfer by a Defaulter of its Shares or Loan Stock ("the relevant Units") (other than to or at the direction of the Non-Defaulter) shall be void;

          (b) no voting rights shall be exercisable by the Defaulter in respect of its Shares or Loan Stock;

          (c) no further Shares or Loan Stock shall be issued or need be offered to the Defaulter;

                                      45.

                                                                     DENTON HALL

          (d) in the event that the notice is served pursuant to Clause 14.1(c) no interest, dividend or other payment shall be made of any sums due from the Company on the Defaulters' Shares or Loan Stock or any other loans due from the Company (whether in respect of capital or otherwise) to the Defaulter but such sums shall be taken into account in determining the Prescribed Price;

          (e) all the Defaulter's rights (but not its obligations) under Clauses 4, 5, 7 and 8, 13 and 14, shall be suspended during that period and in the event that the Defaulter is Playboy or any of its Associates, its rights under Clause 15 of this Agreement shall lapse.

14.3 The Non-Defaulter may by notice remove or relax such restriction in whole or in any particular case at any time.

15.       The Option
          ----------

15.1      Flextech hereby grants to Playboy the option:

          (i) at any time during the period ending nine months after the date of Closing to purchase up to such number of the Original Shares as shall, following the exercise of such option and together with all other Original Shares held by Playboy and/or its Associates at that time, result in Playboy and/or its Associates together holding not more than 49% of the Original Shares ("the First Option"). The consideration payable for the Original Shares in respect of which the First Option is exercised ("the First Option Shares") shall be the aggregate price paid by Flextech for the First Option Shares plus interest thereon at LIBOR + 3% from the date of payment by Flextech therefor up to and including the date of completion of the First Option pursuant to Clause 15.6.

                                      46.

                                                                     DENTON HALL

         (ii) at any time during the 180 day period commencing on the third anniversary of Closing to purchase up to such number of Original Shares as shall represent 15% of the total number of the Original Shares or such lesser number as shall, following the exercise of such option and together with all other Original Shares held by Playboy and/or its Associates at that time including for the avoidance of doubt any Original Shares acquired pursuant to the First Option), result in Playboy and/or its Associates together holding not more than 49% of the Original Shares ("the Second Option"). The consideration payable for the Original Shares in respect of which the Second Option is exercised ("the Second Option Shares") shall be:

               (a)  the Fair Value; or

               (b) the aggregate price paid by Flextech for the Second Option Shares plus interest thereon at LIBOR + 3% from the date of payment by Flextech therefor up to and including the date of Completion of the Second Option pursuant to clause 15.6;


               whichever is the greater.

        (iii) subject to clause 15.2 below, at any time during the 180 day period commencing on the fifth anniversary of Closing to purchase such number of Original Shares as shall, following the exercise of such option and together with all other Original Shares held by Playboy and/or its Associates at that time, (including for the avoidance of doubt any Original Shares acquired pursuant to the First Option and/or the Second Option), result in Playboy and/or its Associates together holding not more than 49% of the Original Shares ("the Third Option"). The consideration payable for the Original Shares in respect of which the Third Option is exercised ("the Third Option Shares") shall be:

                                      47.

                                                                     DENTON HALL

               (a) the Fair Value; or

               (b) the aggregate price paid by Flextech for the Third Option
                   Shares plus interest thereon at LIBOR + 3% from the date of payment by Flextech therefor up to and including the date of Completion of the Third Option pursuant to clause 15.6;

                whichever is the greater.

15.2 In the event that it appears to Playboy and Flextech reasonably likely that (based on available audited accounts of the Company, management accounts and any annual budgets and projections for future financial years) Playboy will be entitled to receive the Bonus Licence Fee (as defined in the Programme Supply Agreement), Flextech will on written request from Playboy to be received on or before the day on which the Third Option would have expired in accordance with clause 15.1(iii) above, extend the period during which the Third Option may be exercised so that the Third Option may be exercised at any time during the period commencing on the date on which the Third Option would have expired in accordance with clause 15.1(iii) and ending on 30 days after (i) the Return of Investment Date (as defined in the Programme Supply Agreement); or (ii) the sixth anniversary of the Launch Date as defined in the Programme Supply Agreement, whichever is the earlier. If the Third Option is so exercised, payment of so much of the consideration for the Third Option Shares as equals the Board's estimate (based as aforesaid) of the Bonus Licence Fee or any relevant part thereof may be deferred, until 3 business days after each payment of the Bonus Licence Fee is made to Playboy so that amounts received by way of Bonus Licence Fee may be used to satisfy the consideration payable in respect of the Third Option Shares, provided that:

      (i) the difference between the Bonus Licence Fee and the consideration payable for the Third Option Shares shall be payable within 3 business days after the consideration for the Third Option Shares shall have been determined:

                                      48.

                                                                     DENTON HALL

     (ii) all payments of Bonus Licence Fee shall, to the extent necessary, be used to satisfy any consideration for the Third Option Shares which may be outstanding;

     (iii) interest shall be payable on any consideration deferred pursuant to this clause at LIBOR plus 3% from the third business day after the date on which the consideration for the Third Option Shares is established up to and including the date of payment of any deferred amount pursuant to this clause;

     (iv) for the purposes of Clause 15.7, Playboy shall be deemed on each payment made in respect of the Third Option Shares to have completed the Third Option in respect of that percentage of the Original Shares in respect of which the Third Option has been exercised as equals the percentage which the relevant payment being made bears to the total consideration payable for the Third Option Shares; and

     (v) all the consideration payable in respect of the Third Option Shares deferred pursuant to this clause (if not paid or payable before such date) shall be paid on the second anniversary of the exercise of the Third Option.

15.3 In calculating interest for the purposes of the above First, Second or Third Options respectively (and for the purposes to clause 15.5(iii)), interest shall accrue from day to day on the basis of a 365 day year and shall be compounded at six monthly intervals.

15.4 Each of the First Option, the Second Option and the Third Option ("the Options") may be exercised once only during the relevant periods set out above (time being of the essence as provided in clause 15.2 save in respect of the Third Option) by Playboy giving to Flextech not more than 21 days' nor less than 7 business days' notice ("the Option Exercise Notice") in writing to expire on or before the last day of the relevant option period.

                                       49.

                                                                     DENTON HALL

15.5  The right to exercise each of the Options shall be conditional on:

      (i) Playboy and/or its Associates being the beneficial owner and registered holder of not less than 15% of the Shares (or not less than 10% provided that Playboy has not disposed of Shares which have resulted in Playboy's becoming the registered holder of less than 15% of the Shares and Playboy are not in default under any provisions of Clause 4 of this Agreement) and Playboy being an Associate of Playboy Enterprises, Inc. on the date on which the Option is exercised;

     (ii) such exercise not resulting in or being reasonably likely to result in a Licence Event;

     (iii) Playboy or its Associate contemporaneously with completion of the relevant Option subscribing in cash for such principal amount of new Loan Stock as is equal to that proportion of the Loan Stock then held by Flextech and its Associates as equals the proportion of Flextech's Shares to be purchased under the relevant Option; such new Loan Stock shall be subscribed for in cash for the sum of:

            (A) the par value thereof; plus

            (B) an amount equal to interest on the said proportion of Loan Stock which is accrued or due but unpaid, calculated from the date of Flextech's or its relevant Associates subscription for such Loan Stock to the date of completion of the relevant Option exercise;

     (iv) the entire proceeds of the subscription pursuant to paragraph (iii) being applied on the date of completion of the relevant Option exercise to redeem the proportion of Flextech's Loan Stock referred to in paragraph (iii) and interest due or accrued due thereon, for which purposes (and

                                      50.

                                                                     DENTON HALL

             for the purposes of the calculations to be made under paragraph
             (iii)(B)) the "first in, first out" principal shall be applied.

      (v) no event having occurred which would mean that a Transfer Notice has or may (whether or not such Transfer Notice is served) be served in relation to Playboy or any of its Associates under clause 14;

      (vi) no notice having been served on Playboy to terminate the Programme Supply Agreement or the Trademark Licence

      and for the avoidance of doubt if either (i), (v) or (vi) above are not satisfied at any time when one or more Options remain available to be exercised, that Option and any other subsisting Option shall automatically terminate and be of no further force and effect.

15.6 Completion of the exercise of any of the Options shall take place within 3 business days after the consideration for the relevant Option Shares has been determined.

15.7  On completion of each of the Options:

      (a) Playboy shall pay or procure the payments to:

          (i) Flextech (or as Flextech may direct) of the consideration for the relevant Option; and

          (ii) the Company of the subscription price in respect of the new Loan Stock to be subscribed pursuant to Clause 15.5(iii)

      (b) the Company shall, out of the proceeds of the payment under paragraph
          (a)(ii), redeem the relevant proportion of Flextech's Loan Stock pursuant to Clause 15.5(iv);

                                      51.

                                                                     DENTON HALL

      (c) Flextech shall deliver to Playboy transfers in respect of the relevant Option Shares duly signed and completed in favour of Playboy together with the certificate(s) therefor;

      (d) Flextech shall use its reasonable endeavours to procure that the said transfer shall be registered subject to (where applicable) being duly stamped and that the certificates be sealed and issued to Playboy in respect of the relevant Option Shares.

15.8 Any Option Shares shall be sold by Flextech as beneficial owner free from all encumbrances and together with all rights and benefits attached thereto on or after the date of the exercise, save that in relation to any dividend declared and paid in respect of any fiscal year in which the Option is exercised, Flextech and Playboy shall be entitled to that proportion of the dividend relating to the relevant Option Shares as equals the proportion of the fiscal year to which the dividend relates during which they were the holder of the relevant Option Shares and Flextech and Playboy hereby instruct the Company to make any such dividend payments in accordance with the above provision unless an entitlement to such proportion has been taken into account in calculating the consideration for the relevant Option Shares.

15.9 The Option shall be personal to Playboy and shall not be assignable, either separately or through a Deed of Adherence.

15.10 Nothing in this Clause 15 shall prevent Flextech from transferring any of the Shares the subject of any of the Options in accordance with the provisions of Clauses 13 or 14 provided that (save where the Transfer is to any of its Associates pursuant to Clause 13.2):

      (a) in the event that Flextech transfers all or any of its Original Shares, immediately prior to such Transfer, the Options shall automatically terminate and be of no further force and effect in relation to those Original Shares and the Original Shares shall be transferred by Flextech free from the Option; or

                                      52.

                                                                     DENTON HALL

          (b) in the event that after any such Transfer Flextech retains Original Shares in excess of the maximum number of shares the subject of the Options which are still exercisable, the Options shall continue, subject to the other provisions of this Clause 15; or

          (c) to the extent that after any such Transfer the number of Original Shares held by Flextech is less than the number of Original Shares the subject of any Options which are still exercisable, the relevant Option(s) shall be deemed forthwith on such Transfer to relate to the maximum number of Original Shares then held by Flextech.

15.11 For the purposes of Clause 15.10 Flextech shall be deemed to dispose first of its Original Shares and only after it has disposed of shares equal in number to the number of Original Shares for which it has subscribed shall it be deemed to dispose of shares which are not Original Shares.

15.12 Notwithstanding any of the preceding provisions of this Clause 15, the maximum number of Shares which Playboy has the right to purchase under the Option shall be such number (when added to the other Shares for the time being held by Playboy and its Associates) as equals 49% of all the Shares.

16.       Selldown
          --------

16.1 Where any provision in this Agreement requires a determination of whether a Licence Event has been caused or has occurred or is likely to be caused or to occur or whether a person is, or is likely to become, a Disqualified Participant, that matter shall be determined:

          (a) if the ITC shall have made a direction or ruling in respect of the matter, by the Board in accordance with that direction or ruling; and

                                      53.

                                                                     DENTON HALL

          (b)  otherwise, in the reasonable opinion of the Board, provided that:

                    (i) if, in the reasonable opinion of the Board, it is appropriate in all the circumstances for the Board to consult the ITC on the matter, the Board shall first consult the ITC; and

                   (ii) the Company shall first have served a written notice of such duration (if any) as the Board shall in its reasonable discretion think fit on the Shareholder or Shareholders directly concerned with or affected by the matter specifying the grounds on which the Board believes that:

                         (A) a Licence Event may have been caused or occurred or may be likely to be caused or occur; or

                        (B) that a person may be a Disqualified Participant or may be likely to become a Disqualified Participant and shall consider any reasonable representation of the Shareholder(s) concerned.

16.2 Where the Board (following if the Board in its reasonable opinion considers it is appropriate so to do, consultation with the ITC) shall determine, in its reasonable opinion and having regard to all the relevant circumstances, that a Licence Event has been caused or has occurred or one or more Shareholder(s) has or have become a Disqualified Participant or Participants or there is a reasonable likelihood that a Licence Event will occur or be caused or that one or more Shareholders will become a Disqualified Participant or Participants then the Shareholders agree that the Company shall be entitled to serve notice ("a Licence Notice") upon the affected Shareholder(s) requiring it/them within 90 days (or such other


                                      54.

                                                                     DENTON HALL

          period as may be specified by the ITC) of service of a Licence Notice to reduce its/their proportionate holding of the Shares to such maximum percentage shareholding (if any) as may be fixed pursuant to any decision of the ITC or, in the absence of any fixed percentage, to such percentage as the Board may reasonably consider necessary in the circumstances ("the Reduced Percentage") the difference between the number of Shares in the Reduced Percentage and the comparable amount of Loan Stock and the total number of Shares and the Loan Stock held by the Shareholder being the "Relevant Number". A Licence Notice shall be deemed to constitute a Transfer Notice served by the affected Shareholder(s) offering to sell within the said period the Relevant Number of its/their holding of Shares and Loan Stock pursuant to the provisions of Clause 13.5.1 and (as the case may be) 13.11 save that
          (a) the Relevant Number of Shares and Loan Stock Units shall constitute the Sale Shares and Sale Loan Stock and (b) the Prescribed Price shall be determined pursuant to paragraph (b)(i) of the definition of Prescribed Price in Clause 1.1.

16.3 In the event that the provisions of Clause 16.1 or 16.2 apply then, with effect from the date of the Licence Notice, pending transfer of the Shares and Loan Stock in question, the affected Shareholder(s) shall to the extent required by the ITC be disenfranchised and lose any right to vote or receive dividends or other distributions in respect of the Share and Loan Stock in question. Any such dividends or distributions shall belong to the transferee of any such Share and Loan Stock and shall be taken into account in establishing the Prescribed Price. To the extent operation of this Clause 16.3 would cause any other Shareholder to be in the position where Clauses 16.1 or 16.2 applied to it then the relevant percentage of the Shares held by such other Shareholders shall also be so disenfranchised with effect from the same date, pending the said Transfer.

16.4 If at any time within six months after completion of a Transfer pursuant to Clause 16.2 the ITC or other relevant regulatory authority indicates it has changed its mind or its decision is found to be incorrect then in consideration of the payment by the

                                      55.

      purchaser thereof of the Prescribed Price paid under clause 16.2 plus interest thereon at LIBOR + 3% from the date of Transfer to the date on which such Shares are transferred back pursuant to this clause the Share and Loan Stock in question shall be transferred back to the affected Shareholder who, together with the purchaser of such Shares shall to the extent possible be put in the same position as if such Transfer had not taken place.

16.5 A Shareholder who reasonably believes that any other Shareholder is or may, or would or might with the passage of time, be likely to cause a Licence Event or become a Disqualified Participant shall forthwith notify the Company and the other Shareholders to that effect, provided that it has simultaneously so notified the relevant Shareholder, and the relevant Shareholder shall provide such information to the Company and the other Shareholders as any of them shall reasonably require.

16.6 The provisions of this Clause 1 shall apply so far as may be applicable to a Foreign Licence Event as if references in this Clause 16 to the ITC were deleted and reference to the analogous licensing body in the relevant territory was substituted in its place.

16.7 The Shareholders shall themselves respectively and shall procure that the Company shall use its reasonable endeavours to mitigate the effects on a Disqualified Participant of the provisions of this Clause 16 provided that nothing in this clause shall require the Company or any of the Shareholders to take any action or omit to take any action which would in its reasonable opinion be prejudicial to the interest of any company in the Playboy/Flextech Group or to such Shareholders.

17.   Compulsory Purchase by Flextech
      -------------------------------

17.1  In the event that:

                                      56.

                                                                     DENTON HALL

      (a) the Company terminates the Programme Supply Agreement pursuant to Clause 10.3(a) of that Agreement or terminates the Trade Mark Licence other than on grounds of breach by Playboy or any of its Associates; and

      (b) Playboy and/or its Associates within 60 days of such termination serves a notice on the Company pursuant to clause 13.5.1 in respect of all its Shares and Loan Stock; and

      (c) a purchase of all such Shares and Loan Stock is not completed in accordance with clauses 13.5.4 or 13.5.5

      Flextech on demand in writing by Playboy undertakes to purchase or procure the purchase of all the Shares and Loan Stock held by Playboy and/or its Associates at the lower of:

               (i) the Prescribed Price (as defined in paragraph (a) of the definition of Prescribed Price) (if any); and

              (ii) the Fair Value

          ("the Compulsory Price")
            --------------------

17.2 The Compulsory Price shall be notified to the Company and each of the Shareholders as soon as practicable after it has been established. Completion of the purchase shall take place not later than 14 days after the Compulsory Price has been notified as set out above provided that any other Shareholder who notifies Flextech in writing at any time within 7 business days after the Compulsory Price has been so notified shall, subject to payment of the relevant purchase monies on completion, be entitled to participate in such purchase in the Agreed Proportions.

17.3 The provisions of clause 13.5.8 shall apply to any Transfer pursuant to this clause 17.

                                      57.

                                                                     DENTON HALL

18.  Representations and Warranties
     ------------------------------

     Each Shareholder hereunder represents and warrants to the other Shareholder that:

     (a) it, and each of its Associates which is a party to any Transaction Document, is a company duly incorporated and validly existing in all respects under the laws of the jurisdiction of its incorporation with full power and authority to own its assets and to carry on its business as it is now being conducted and no action has been taken or threatened (whether by it or any third party) for or with a view to its or their liquidation, receivership or analogous process;

     (b) the execution of any Transaction Document to which it or its relevant Associate is a party has been validly authorised and the obligations expressed as being assumed by it (or, as applicable, by its Associate) under such Transaction Documents constitute its (or, as applicable, its Associate's) valid, legal and binding obligations enforceable against it (or, as applicable, its Associate) in accordance with its terms:

     (c) neither the execution and delivery by it or its Associate of any Transaction Document to which it is a party nor the performance or observance of any of its or its Associate's obligations thereunder does or will:

         (i) conflict with, or result in any breach or violation of, any judgement, order or decree, indenture, mortgage, trust deed, agreement or other instrument, arrangement. obligation or duty by which it or such Associate is bound; or

         (ii) cause any limitation on any of its or its Associate's powers whatsoever, howsoever imposed, or on the right

                                      58.

                                                                     DENTON HALL

              or ability of the directors of it or such Associate to exercise such powers, to be exceeded.

19.   Competition
      -----------

19.1 If Playboy wishes to launch (alone or with others) a channel which will be the same as or substantially similar to the Channel in any country in Europe other than the Territories ("the New Channel") using any of the assets of the Company, Playboy will negotiate reasonably and in good faith with Flextech (on behalf of itself and the Company) with a view to Flextech and/or the Company participating in the New Channel. To enable Flextech and the Company to consider such launch, Playboy shall provide to Flextech and the Company copies of any reports, surveys and other information which they have obtained or prepared relating to the launch of such New Channel.

      Nothing in this Clause shall permit Playboy to launch or operate a New Channel (other than through a wholly owned subsidiary of the Company) using any assets of or facilities of the Company or any Company in the Playboy/Flextech Group without the consent of Flextech.

19.2 Subject to clauses 12 and 19.1, the Programme Supply Agreement and the Trademark Licence, no Shareholder or its Associates shall be prohibited or restricted from participating in other ventures that compete, or do not compete, with the Business or the businesses of any of the other parties.

20.   No Assignment
      -------------

      The provisions of this Agreement shall be binding on and enure to the benefit of the successors of each party hereto provided that save as otherwise provided in this Agreement no party may agree to assign, transfer, charge or otherwise dispose of or subcontract any of its rights or obligations hereunder without the prior written consent of the other party.

                                      59.

                                                                     DENTON HALL

21.   Waivers, Remedies Cumulative, Amendments. etc.
      ----------------------------------------------

21.1 No failure or delay by any of the parties hereto in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise by any of the parties hereto of any right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege.

21.2 The rights and remedies herein provided are cumulative and not exclusive of any rights and remedies provided by law.

21.3 No provision of this Agreement may be amended, modified, waived, discharged or terminated, otherwise than by the express written agreement of the parties hereto nor may any breach of any provision of this Agreement be waived or discharged except with the express written consent of the parties not in breach.

22.   Invalidity etc.
      ---------------

22.1 Should any provision of this Agreement be or become ineffective for reasons beyond the control of the parties, the parties shall use reasonable efforts to agree upon a new provision which shall as nearly as possible have the same commercial effect as the ineffective provision.

22.2 Any provision contained in this Agreement or in any arrangement of which this Agreement forms part by virtue of which this Agreement or such arrangement is subject to registration under the Restrictive Trade Practices Act 1976 shall not come into effect until the business day following the date on which particulars of this Agreement and of any such arrangement have been furnished to the Office of Fair Trading (or on such later date as may be provided for in relation to any such provision) and the parties hereto agree to furnish such particulars within three months of the date of this Agreement.

                                      60.

                                                                     DENTON HALL

23.  No Partnership or Agency
     ------------------------

     Nothing in this Agreement shall be deemed to constitute a partnership between the parties hereto nor, save as expressly set out herein, constitute any party the agent of another party for any purpose. In addition, unless otherwise agreed in writing between the Shareholders, neither of them shall enter into contracts with third parties as agent for any member of the Playboy/Flextech Group or for the other Shareholder or any member of its Group nor shall either Shareholder describe itself as agent as aforesaid or in any way hold itself out as being an agent as aforesaid.

24.  Announcements
     -------------

     Unless specifically otherwise agreed in writing or required by law or by The Stock Exchange no public announcement shall be made in respect of the subject matter of any Transaction Document or the Transponder Sub-Lease until after Closing and in no event shall any announcement in connection herewith be made by either party without the prior written approval of the other as to its form and content.

25.  Costs
     -----

     Each of the parties hereto shall pay its own costs, charges and expenses connected with the preparation and implementation of this Agreement and the transactions contemplated by it.

26.  Entire Agreement
     ----------------

     This Agreement and the Transaction Documents and the Transponder Sub-Lease constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and none of the parties hereto has entered into this Agreement in reliance upon any representation or warranty other than any such as may be set out herein.

                                      61.

                                                                     DENTON HALL

27.  Conflict with Articles, etc.
     ----------------------------

     In the event of any conflict between the provisions of this Agreement and the Articles the provisions of this Agreement shall prevail and the parties shall exercise all voting and other rights and powers available to them so as to give effect to the provisions of this Agreement and shall and so far as they are able further if necessary procure any required amendment to the Articles as may be necessary.

28.  Notices
     -------

28.1 Any notice or other communication given or made under this Agreement shall be in writing and, without prejudice to the validity of any other method of service, may be delivered personally or by courier or sent by facsimile transmission by prepaid recorded delivery letter (airmail if overseas), addressed as follows:
          (a) if to Flextech to:
         13 Albermarle Street
         London W1X 3HX
         Facsimile transmission number: (London 71) 499 7533

     (b) if to Playboy to:
         9242 Beverly Boulevard,
         Beverly Hills,
         California 90210
         Facsimile transmission number: (Beverly Hills 310) 246 4065 (Attention President)

         with a copy to

         Playboy Enterprises, Inc,
         680 North Lake Shore Drive,
         Chicago,
         Illinois 60611
         Facsimile transmission number: (Chicago 312) 266 2042
         (Attention General Counsel)

                                      62.

                                                                     DENTON HALL

     (c) if to the Company to:
         Twyman House
         16 Bonny Street,
         London
         NWl NPG
         Facsimile transmission number: (London 71) 911 0145

         with a copy to the other parties, other than the party giving the notice or to such other address, or facsimile transmission number as the relevant addressee may hereafter by notice hereunder substitute.

28.2 Any such notice or other communication shall be deemed to have been duly served, given or made (i) in the case of posting, 96 hours after the envelope containing such notice was posted and proof that any such envelope was properly addressed, prepaid, registered and posted shall be sufficient evidence that such notice or other communication has been duly served, given or made; or (ii) in the case of delivery, when left at the relevant address; or (iii) in the case of facsimile transmission one business day after transmission.

29.  Governing Law
     -------------

     This Agreement shall be governed by and construed in all respects in accordance with English law and the parties agree to submit to the exclusive jurisdiction of the English Courts as regards any claim or matter arising in relation to this Agreement.

IN WITNESS whereof this Agreement has been duly executed.

                                      63.

                                                                     DENTON HALL

                                  SCHEDULE I
                                  ----------

                          PARTICULARS OF THE COMPANY
                          --------------------------


     Date of Incorporation:              9th December 1994

     Place of registration:              England and Wales

     Company Registration Number:        3,000,033

     Authorised Share Capital:           (Pounds)11,000,000

     Issued Share Capital:               (Pounds)2, both held by Flextech

     Accounting Reference Date:          31st December

     Director:                           Roger Luard


     Name and address of                 Mark Luiz
             Secretary:


     Name of Auditors:                   KPMG Peat Marwick

                                      64.

                                                                     DENTON HALL

                                  SCHEDULE II
                                  -----------

            DETAILS OF SUBSCRIPTIONS BY SHAREHOLDERS AT CLOSING
            ---------------------------------------------------


Shareholders   Ordinary Shares   Loan Stock        Total Subscription Price
- ------------   ---------------   ----------        ------------------------
Names                            (Pounds)          (Pounds)
- -----                            --------          --------

Flextech         79               243               322


Playboy          19                57                76
               ----              ----              ----

                 98              (Pounds)300       (Pounds)398

                                      65.

                                                                     DENTON HALL

                                 SCHEDULE III
                                 ------------

                               DEED OF ADHERENCE
                               -----------------


THIS DEED is made this          day of                199 .

BETWEEN:

(1) [Name of transferee] ("the New Shareholder") registered in
    [                ] under number [                 ] whose registered
    office is at [                                    ]; and

(2) [INSERT DETAILS OF SHAREHOLDER [X]]; and

(3) [INSERT DETAILS OF SHAREHOLDER [Y]]; and

(4) [                     ] ("the Company") registered in England under
    number [        ] and having its registered office at
    [                                              ]; and

    [Any other person becoming bound by the Shareholders' Agreement];

WHEREAS:

By virtue of the Transfer referred to in the Schedule to this Deed the New Shareholder became entitled subject, inter alia, to the execution of this Deed, to the Shares in the capital of the Company set out in the Schedule hereto.

NOW THIS DEED WITNESSES as follows:

1.  In this Deed and the Recitals hereto:

    (a) "the Shareholders' Agreement": means the agreement dated
        [               ] and made between

                                      66.

                                                                     DENTON HALL

    (b) terms and expression defined in the Shareholders' Agreement shall have the same meaning when used herein or in the Recital hereto, unless the context requires or admits otherwise

2. In consideration of the sum of (Pounds)1 now paid by the Company (on behalf of itself and each other party hereto) to the New Shareholder, receipt whereof is hereby acknowledged, the New Shareholder hereby covenants with and undertakes to each other party to this Deed and to the Company as trustee for all other parties who hereafter become bound by the Shareholders' Agreement pursuant to a deed in a similar form to this Deed, entered into pursuant to the Shareholders' Agreement, to adhere to and be bound by the provisions of the Shareholders' Agreement as if the New Shareholder had been an original party to the Shareholders' Agreement.

3. [INSERT WARRANTIES BY ALL PARTIES SIMILAR TO CLAUSE [18] TO THE SHAREHOLDERS' AGREEMENT]

4. Subject to the provisions of Clause 2 of this Deed, and the Shareholders' Agreement the Company and the Shareholders hereby release the transferor from its obligations under the Shareholders' Agreement.

5. The provisions of this document (other than those contained in this clause) shall not have any effect until this document has been dated.

IN WITNESS whereof this Deed has been duly executed.

                                   SCHEDULE
                                   --------

            Transferor              Transferee                Price
            ----------              ----------                -----

                                      67.

                                                                     DENTON HALL
                                  SCHEDULE IV
                                  -----------

                                    FUNDING
                                    -------

                                      68.

                                                                     DENTON HALL


                                  SCHEDULE V
                                  ----------

                        BOARD OF DIRECTORS COMPOSITION
                        ------------------------------

Playboy's             Playboy may appoint    Flextech's            Flextech
- ---------             -------------------    ----------            --------
Percentage            up to the following    Percentage            May Appoint
- ----------            -------------------    ----------            -----------
Ownership of Shares   number of Directors    Ownership of Shares   up to the
- -------------------   -------------------    -------------------   ---------
                                                                   Following
                                                                   ---------
                                                                   Number of
                                                                   ---------
                                                                   Directors
                                                                   ---------


     0-9.9                    0                   90.1-100            11
     10-27.9                  2                   71.1-90             9
     28-37.9                  3                   62.1-72             8
     38-48.9                  4                   51.1-62             7
       49                     5                      51               6







                                       69.

                       SIGNED by ROGER LUARD          )
                       for and on behalf of           )
                       CONTINENTAL SHELF 16 LIMITED   )
                       in the presence of:            )



                       SIGNED by Myron DuBow          )
                       for and on behalf of PLAYBOY   )
                       ENTERTAINMENT GROUP, INC. in   )
                       the presence of: Sidra Sparks ) /s/ Myron DuBow /s/ Sidra Sparks



                       SIGNED by ROGER LUARD          )
                       for and on behalf of           )
                       PLAYBOY TV UK/BENELUX          )
                       LIMITED in the presence        )
                       of:                            )







                                      70.

                                                                     DENTON HALL

                       SIGNED by ROGER LUARD          )
                       for and on behalf of           )
                       CONTINENTAL SHELF 16 LIMITED   )
                       in the presence of:            )  /s/ Roger Luard



                       /s/ Fairlie Anderson
                       Fairlie Anderson
                       Denton Hall
                       5 Chancery Lane
                       Clifford's Inn
                       London
                       EC4A IBU



                       SIGNED by ANTHONY J. LYNN      )
                       for and on behalf of PLAYBOY   )
                       ENTERTAINMENT GROUP, INC. in   )
                       the presence of:



                       SIGNED by ROGER LUARD          )
                       for and on behalf of           )
                       PLAYBOY TV UK/BENELUX          )
                       LIMITED in the presence        )
                       of:                            )  /s/ Roger Luard



                       /s/ Fairlie Anderson
                       Fairlie Anderson
                       Denton Hall
                       5 Chancery Lane
                       Clifford's Inn
                       London
                       EC4A IBU






                                      70.

                DATED                                   1995
                --------------------------------------------



          (1)    PLAYBOY ENTERTAINMENT GROUP, INC


          (2)    PLAYBOY TV UK/BENELUX LIMITED




                    --------------------------------------

                          PROGRAMME SUPPLY AGREEMENT

                    --------------------------------------




                          [LETTERHEAD OF DENTON HALL]

                                                                     DENTON HALL

THIS AGREEMENT is made the     day of              1995

BETWEEN:

(1)  PLAYBOY ENTERTAINMENT GROUP, INC
     of 9242 Beverly Boulevard
     Beverly Hills
     California 90210
     United States of America
     ("the Licensor")

and

(2)  PLAYBOY TV/UK/BENELUX LIMITED
     of Twyman House
     16 Bonny Street
     London NW1 9PG
     ("the Company")

WHEREAS:

The Company wishes to licence from the Licensor and the Licensor has agreed to licence to the Company certain television programmes upon the terms set out in this Agreement.

NOW IT IS HEREBY AGREED as follows:

1.   Definitions and Interpretation
     ------------------------------

1.1 In this Agreement the following words and expressions shall have the following meanings:

     "Accumulated Net Losses": means as at the end of any Year commencing after the Return of Investment Date, the amount by which the aggregate amount of the Losses of the Company in respect of that Year and all

                                                                     DENTON HALL

preceding Years (ignoring, for the avoidance of doubt, the fact that any such Losses may have been, or may be capable of being, surrendered by way of group relief) exceeds the aggregate amount of the Net Profits of the Company in respect of that Year and all preceding Years;

"Acquired Premium Movie": any full-length (i.e. with a running time of not less than 84 minutes) motion picture (whether made for theatrical release and/or television exhibition) which falls within the Programme Specification and which may be acquired by the Licensor or the Company for transmission in the Service following a notice given by the Company pursuant to Clause 8.9;

"Acquired Programme": means any television programme falling within the Programme Specification which is not a Playboy Programme or a Third Party Programme but (a) in or to which the Licensor or any Affiliate of the Licensor has acquired or does at any time during the Term acquire from a third party inter alia the Non-Standard Television Rights within the Territory and (b) which the Licensor delivers to the Company for first transmission in the Service in any Year and as part of the Minimum Number of Hours in respect of that Year;

"Affiliate": of any person means any other person which is from time to time either directly or indirectly controlling, controlled by or under common control with the first person and for this purpose "control" means in relation to a person (the "Relevant Person") the power of another person ("the Controlling Person") to secure, whether by the holding of shares or the possession of voting rights in or in relation to the Relevant Person or any other person or the provisions of any agreement or otherwise, that the affairs of the Relevant Person are conducted in accordance with the wishes of the Controlling Person;

"the Availability Date": in respect of any Third Party Programme or Acquired Programme means the first day of the Licence Period in respect of that Third Party Programme or Acquired Programme and in respect of any Playboy Programme means the later of the following:

                                      2.

(a)  the first day of the Licence Period in respect of that Playboy Programme;
     and

(b)  the expiry of the earlier of:

     (i) a period of twelve (12) months commencing upon the date on which the home video release of that Playboy Programme within the Territory takes place; and

     (ii) a period of twenty-four (24) months commencing upon the date of completion of production of that Playboy Programme;

"Available Cash Flow": means such amount of the monies received by the Company from the conduct of its business as is available for the purpose of paying the Bonus Licence Fee to the Licensor pursuant to this Agreement but after having made such provision as may be necessary, having regard to the reasonably projected income and cash flow of the Company, to pay the Company's projected cash requirements and needs, to pay and discharge the current liabilities and obligations of the Company and to pay and discharge the known contingent liabilities and obligations of the Company, which amount shall be determined in accordance with Clause 7.6;

"Available Net Profits": means as at the end of any Year commencing after the Return of Investment Date, the amount (if any) by which the Net Profits of the Company in respect of that Year exceeds the Accumulated Net Losses of the Company as at the end of the immediately preceding Year;

"the Basic Licence Fee": means in respect of each Year an amount calculated in accordance with the provisions of Schedule 3;

"Bonus Amount": means the amount (if any) by which in respect of any of the second, third, fourth and fifth Years the total of the Basic Licence Fee and any Programming Premium payable by the Company in respect of that Year is less than US$2,000,000 and which shall, for


                                      3.

                                                                     DENTON HALL


the avoidance of doubt, be calculated on an annual basis following the end of each such Year;

"Bonus Licence Fee": means an amount calculated by aggregating each Bonus Amount following the end of the fifth Year;

"the Business Plan": means any plan which is from time to time in force and in accordance with which the business of the Company is to be managed and conducted pursuant to the Shareholders' Agreement;

"Co-Production": means any television programme falling within the Programme Specification which was not produced solely by or under commission from the Licensor and is not an Acquired Programme but which is co-produced by the Licensor and/or any Affiliate of the Licensor with a third party;

"the CPI": means the US City Average Consumer Prices Index for all urban consumers or any successor or replacement index. For the purpose of determining any percentage increase in the CPI over the twelve months immediately preceding the first day of any Year, reference shall be made to the published figure for the CPI available for the month immediately preceding the first day of that Year ("the final figure") provided that, if the final figure is not available, the latest published figure available shall apply;

"Delivery Material": means in relation to any Selected Programme, so-called "vignette" or promotional material the master of the Selected Programme, so-called "vignette" or promotional material in the form specified in Schedule 2 together with the other materials therein described and any dubbed or sub-titled version of the Selected Programme, so-called "vignette" or promotional material which the Licensor is required to deliver pursuant to Clause 5;

"the Directive": means the Directive of the Council of European Communities of 3rd October 1989 No 89/552 EEC and/or any other Directive of the Council of European Communities which may modify, replace or supersede any of the provisions of that Directive (including but not limited to Articles 4, 5 and 6 of that Directive);


                                      4.

                                                                     DENTON HALL


"European Work": means a programme which complies with the definition of a European Work contained in the Directive;

"the First Year": means the period commencing upon the Launch Date and ending upon 31st December in the calendar year in which the Launch Date falls;

"Flextech": Continental Shelf 16 Limited, a company registered in England and Wales under no. 3005499;

"Force Majeure": means any event or cause not within the control of the party affected by it (other than a breach of this Agreement by the other party) including (but not by way of limitation) accident or breakdown of any satellite or any other facilities equipment or apparatus (caused otherwise than by the wrongful act neglect or default of that party), act of God, flood, war, riot, rebellion, civil commotion, strike, lock-out or other industrial dispute or action, Act of Parliament, any act, order, direction or regulation of any government or any public, local or regulatory authority or imposition of government sanction, embargo or similar action, or of any law, judgment, order, decree, embargo or blockade;

"the Growth Factor": means, for the purpose only of calculating the Minimum Production Cost in any Year, the aggregate percentage increase in the CPI over the twelve months immediately preceding the first day of that Year or three (3) per cent, whichever is the greater;

"the Launch Date": means the date on which the Company commences the provision of the Service for reception within the Territory;

"LIBOR": the three month London Interbank Offered Rate for Sterling Deposits, as published in the Financial Times on the first day of each month or on the next succeeding day on which the Financial Times is published;


                                      5.

                                                                     DENTON HALL


"Licence Period": means in relation to:

(a) each Playboy Programme, the period commencing upon the date of signature of this Agreement or (in the case of a Playboy Programme production of which has not prior to such date been completed) the date on which production of that Playboy Programme or the first episode of that Playboy Programme is completed and ending upon the later of (i) the final day of the Term and
     (ii) the date after the end of the Term on which any Transmission Period relating to that Playboy Programme ends in accordance with sub-clauses 10.6.2, 10.6.3 and 10.6.4; and

(b) each Acquired Programme or Third Party Programme acquired on behalf of the Company by the Licensor, the duration of the Playboy Licence Period relating to that Acquired Programme or Third Party Programme;

"the Licensor's Territory": means the United States of America;

"Losses": means in respect of any Year, the losses shown by the audited profit and loss account of the Company for that Year (which losses shall be determined according to the Company's accounting policies but shall always take into account the amount of any Programming Premium payable in respect of that Year and shall in respect of the fifth Year take into account the full amount of the Bonus Licence Fee payable by the Company) but before interest on any loans made to the Company by its shareholders pursuant to sub-clauses 3.1(b) and 4.1(b) of the Shareholders' Agreement of even date herewith;

"Minimum Number of Hours": means in respect of each Year the minimum number of Programme Hours of Programmes which the Licensor is obliged to deliver to the Company in that Year pursuant to this Agreement for first transmission in the Service and which shall (A) in the First Year be calculated by multiplying 114 by the number of days during the First Year (including the Launch Date) and dividing the product of that multiplication by 365 and (B) be one hundred and fourteen (114) Programme Hours in each subsequent Year unless or until that number is


                                      6.

                                                                     DENTON HALL

reduced or increased

(a) in accordance with Clause 8.6, Clause 8.7, Clause 8.8 or Clause 8.11; or

(b) following any termination of this Agreement pursuant to Clause 10.3;

"Minimum Production Cost": means an amount which shall increase during the Term as follows:

(a) in the first Year, the sum of US$1,000,000 (one million United States dollars); and

(b) in any subsequent Year, the sum which, by virtue of this definition, represented the Minimum Production Cost in the immediately preceding Year increased by the Growth Factor;

"Net Profits": means in respect of any Year, the audited, after tax profits of the Company for that Year shown in the accounts of the Company for that Year prepared by its auditors (which profits shall be determined according to the Company's accounting policies but shall always take into account the amount of any Programming Premium payable by the Company in respect of that Year and shall in respect of the fifth Year take into account the full amount of the Bonus Licence Fee payable by the Company) but before interest on any loans made to the Company by its shareholders pursuant to sub-clauses 3.1(b) and 4.1(b) of the Shareholders' Agreement of even date herewith;

"Net Revenue per Household": means an amount calculated in accordance with the provisions of Schedule 4;

"Net Revenues": means in respect of any Year, the aggregate of all payments which are actually received by the Company during that Year, which (after making adequate provision for refunds, discounts, bad debts and credits) the Company is entitled to retain and which represent charges made for the reception and/or re-transmission of the

                                      7.

                                                                     DENTON HALL

Service in its entirety, or of programmes (other than Premium Movies and Acquired Premium Movies included in the Service on a Pay-Per-View Basis), by any third party (including but not limited to any cable operator) after deduction of:

(i) all amounts of Value Added Tax or similar sales taxes which may form part of such payments; and

(ii) all sales and agency commissions which may be payable to third parties as a result of the receipt of any such payment(s) by the Company and which have not been deducted by such third party or parties prior to the receipt of the relevant payment(s) by the Company;

"Non-Standard Television": means all forms of television exhibition, transmission and distribution whether now existing or developed in the future (other than Standard Television) and however transmitted or delivered, including but not limited to the following:

(a) basic cable and pay cable;

(b) "over the air pay" subscription television (STV), direct broadcasting by satellite (DES), master antenna television systems (MATV), multipoint distribution systems (MDS), satellite master antenna television systems (SMATV), microwave transmission and video-on-demand services;

(c) transmission via Non-Standard Television delivery systems to closed circuit television systems such as hotel, motel or hospital rooms, educational institutions and military locations;

whether all of the foregoing (a), (b) and/or (c) are on a subscription, pay-per-view, licence, free or other basis;

"the Non-Standard Television Rights": means the right to exhibit, or cause the exhibition of, a Programme or a Third Party Programme by means of Non-Standard Television;

                                      8.

                                                                     DENTON HALL

"Payment Date": means any of the six dates specified in Clause 7.3;

"Pay-Per-View Basis": means the inclusion of a programme in the Service on terms whereby a payment becomes due from a subscriber in consideration solely for the right to receive and view (a) that programme or (b) a number of programmes which are transmitted in the Service on the same day including that programme;

"Playboy Acquired Programme": means any Acquired Programme acquired by the Licensor or any Affiliate of the Licensor pursuant to a licence:

(a) under which the Licensor or that Affiliate was also granted the Television Rights in that Acquired Programme within the Licensor's Territory;

(b) under which all of the Television Rights in that Acquired Programme granted to the Licensor and/or any Affiliate of the Licensor were granted on a sole and exclusive basis;

(c) which was granted for a period of not less than five (5) years from the date of its commencement; and

(d) under which the Television Rights in that Acquired Programme were granted within one of the following territories (in addition to the Licensor's Territory and the Territory): namely, Australia, Germany, France, Italy, Mexico or Brazil;

"Playboy Licence Period": means in respect of any Acquired Programme, so-called "vignette" or (if applicable) Third Party Programme the period for which the Licensor or any Affiliate of the Licensor has acquired the Non-Standard Television Rights therein within the Territory;

"Playboy Production Costs": means in respect of any Premium Movie the aggregate of (a) all fees and other remuneration paid to the Licensor and/or any Affiliate of the Licensor, and to any employee or officer

                                      9.

                                                                     DENTON HALL

of the Licensor and/or any such Affiliate, in connection with the production of that Premium Movie and (b) any part of the cost of production of that Premium Movie which represents overhead expenditure of the Licensor and/or any Affiliate of the Licensor that the Licensor and/or any such Affiliate would have incurred even if that Premium Movie had never been produced, including but not limited to expenditure incurred in paying salaries or other remuneration to employees and in owning, operating, occupying, using and/or leasing premises, office equipment, facilities and/or services and/or equipment customarily used in the production of television programmes and/or motion pictures;

"Playboy Programme": means (a) any television programme falling within the Programme Specification which is or was produced by, or under commission from, the Licensor or any Affiliate of the Licensor or (b) a Co-Production which in either case is not a Premium Movie;

"Premium Movie": means a full-length film or motion picture

(a) which contains at least one actor or actress with a generally recognizable name value in the United States motion picture industry who, in the five years immediately preceding the date on which production of that film or motion picture was commenced, has appeared in a starring role in a motion picture theatrically released in the United States by one or more of the major Hollywood studios or had a starring role in a regular prime-time U.S. network television series or movie-of-the-week.

(b) which is photographed in colour, using 35 millimeter film

(c) which has a running time of not less than eighty-four (84) minutes

(d) which is based upon a recognisable dramatic plot and/or storyline

                                      10.

                                                                     DENTON HALL

(e) which has a Total Production Cost in excess of the Minimum Production Cost and

(f) whose Total Production Cost does not include Playboy Production Costs which in the aggregate exceed an amount equal to ten (10) per cent of the Minimum Production Cost (and to the extent that Playboy Production Costs in excess of that amount were included in the Total Production Cost such excess Playboy Production Costs shall be disregarded for the purposes of determining whether the relevant film or motion picture is a "Premium Movie" hereunder);

"Programme": means:

(a) any Playboy Programme; or

(b) any Acquired Programme (including but not limited to any Playboy Acquired Programme) in or to which the Licensor or any Affiliate of the Licensor acquires owns or holds or is entitled to exercise, or authorise the exercise of, any or all of the Non-Standard Television Rights within the Territory; or

(c) any Premium Movie but only insofar as the same may be licensed to the Company in accordance with Clause 3.2;

and for the purposes of interpreting this definition, it is agreed and declared that, where a television programme consists of more than one episode or group of episodes, each series or serial of that television programme which consists of a single or discrete group of episodes shall be treated as a separate Programme;

"Programme Duration": means in relation to any Programme or Third Party Programme or (in the case of a Programme or Third Party Programme consisting of more than one episode) any episode, the running time of the master of the Programme or Third Party Programme or episode (excluding, for the avoidance of doubt, commercial breaks, promotional material and advertisements interpolated in any Programme

                                      11.

                                                                     DENTON HALL

or Third Party Programme or episode and further excluding any so-called "vignettes") delivered to the Company by the Licensor as part of the Delivery Material or by the licensor of the Third Party Programme (as the case may be);

"Programme Hour": means in relation to the Programme Duration of any Programme(s) or Third Party Programme(s), a period of forty-five (45) minutes;

"the Programme Specifications": means the description of the programming which is to be broadcast by the Company as part of the Service and is attached as
Schedule 1;

"Programming Premium": means, in respect of any Year commencing after the Year in which the Return of Investment Date falls, the amount (if any) payable to the Licensor in respect of that Year pursuant to sub-clause 7.1(b);

"Quarter": shall mean any three month period ending on the last day of March, June, September and December;

"Requisite Percentage": means for the purpose of calculating the amount (if any) of the Programming Premium payable to the Licensor:

(a)  33% (thirty-three per cent) of Available Net Profits; and

(b)  20% (twenty per cent) of Net Revenues

subject always to reduction of such percentages in accordance with the provisions of Clause 8.6, sub-clause 8.8(d), Clause 8.11 or sub-clause 10.4.2;

"Return of Investment Date": the day on which each of the Company's shareholders shall actually have received (by way of the repayment of all loans made, by way of the return (by sales or repayment of shares or otherwise) of all share capital subscribed (including share premiums), and by way of the payment of interest or dividends thereon)

                                     12.

                                                                     DENTON HALL


an amount equal to the aggregate of:

(a) the principal amount of all loans made, and share capital subscribed for in the capital of the Company, by each such shareholder pursuant to sub-clauses 3.1(b) and 4.1(b) of the Shareholders' Agreement of even date herewith (in each case the "Initial Cost"); PLUS

(b) interest on the Initial Cost at LIBOR plus 3% (which interest shall accrue on a daily basis from the date of the relevant loan or subscription and shall be calculated and compounded on 30th June and 31st December of each
     Year) PLUS

(c) the principal amount of all loans made, and share capital subscribed for in the capital of the Company, by each such shareholder in addition to the Initial Cost prior to the date on which the Initial Cost plus interest thereon calculated in accordance with (b) above has been received by each of the Company's shareholders in accordance with the foregoing provisions of this definition (in each case the "Additional Cost"); PLUS

(d) interest on the Additional Cost at LIBOR plus 3% or (if higher) at the rate of interest contractually payable on the relevant loan to the relevant shareholder (which interest shall accrue on a daily basis from the date of the relevant loan or subscription and shall be calculated and compounded on 30th June and 31st December of each Year)

PROVIDED THAT:

(i) where any such shares or loans are transferred to any person, including but not limited to upon exercise of any of the Options (as defined in Clause 15 of the Shareholders' Agreement of even date herewith), such person shall on such transfer be deemed to have subscribed for the shares and made the loans the subject of the transfer and there shall not be taken into


                                      13.

                                                                     DENTON HALL


      account for the purposes of determining the Return of Investment Date such amount of the consideration paid by such person as exceeds the Initial Cost to the selling shareholder of the shares and loans the subject of the relevant transfer plus interest thereon, calculated in accordance with (b) above; and

(ii) if any part of the Initial Cost or the Additional Cost shall be repaid to any shareholder through the use of monies borrowed by the Company from any third party (i.e. a person other than a shareholder in the Company or an Affiliate of such a shareholder), the Return of Investment Date shall not occur until all of those third party borrowings shall have been repaid by the Company to that third party together with interest thereon at the rate of interest contractually payable by the Company to that third party provided, however that if the Company has the funds to repay such third party but is not contractually permitted to prepay such third party, the Company will establish a fund to pay such borrowings with interest and will be deemed to have repaid such borrowings (with interest) to the extent of the amount from time to time standing to the credit of such fund; and

(iii) if the Company is not contractually permitted to prepay any part of the Initial Cost or the Additional Cost which comprises (a) loan(s) made by a shareholder, the Company will establish a fund to repay such loan(s) with interest and will be deemed to have repaid such loan(s) (with interest) to the extent of the amount from time to time standing to the credit of such fund;

"the Scheduler": the individual appointed in accordance with Clause 8.1, Clause 8.4, Clause 8.5, Clause 8.11 or Clause 10.4 who is to provide the services set out in Clause 8.2;

"Selected Programme": means any Programme, Third Party Programme or so-called "vignette" which is selected by the Scheduler for inclusion in the Transmission Schedule and licensed to the Company by the Licensor pursuant to or by virtue of any provision of this Agreement;


                                      14.

"the Service": means the television programme service consisting solely of:

(a)  Programmes, Third Party Programmes and so-called "vignettes"; and

(b)  infomercials, advertisements and promotional and publicity material which is to be provided by the Company for reception within the Territory;

"Service Language": means any of the following languages; English, Flemish, Dutch or any other language of any country within the Territory;

"the Shareholders' Agreement": means the agreement which is for the time being in force between the holders of not less than ninety-five per cent (95%) in nominal value of the issued share capital of the Company and which inter alia regulates the management and conduct of the business of the Company;

"Standard Television": means exhibition by conventional free VHF or UHF television broadcast stations, the video and audio portions of which are intelligibly receivable without charge by means of a conventional home roof-top or television set built-in antenna;

"the Standard Television Rights": means the right to exhibit, or cause the exhibition of, a Programme or a Third Party Programme by means of Standard Television;

"the Term": means the period commencing on the date of signature hereof and ending on the date on which any termination of this Agreement takes effect pursuant to Clause 10;


                                      15.

                                                                     DENTON HALL


"the Television Rights": means the Non-Standard Television Rights and the Standard Television Rights;

"the Territory": means the countries of the United Kingdom, the Republic of Ireland, Belgium, The Netherlands and Luxembourg together with any other countries in which the Service may from time to time be provided by the Company in accordance with the Business Plan and Shareholders' Agreement;

"Third Party Programme": means

(a) any television programme which falls within the Programme Specification and which is not a Playboy Programme; or

(b)  any Acquired Premium Movie.

in respect of which the Licensor or any Affiliate of the Licensor acquires upon instruction from the Scheduler and/or the Company in accordance with Clause 8.6, Clause 8.9 or 8.11 the Non-Standard Television Rights therein within the Territory or the Company acquires the same in accordance with Clause 8.8, Clause 8.10, Clause 8.11 or Clause 10.4;

"Total Production Cost": means, in respect of each Premium Movie, the actual cost of production of that Premium Movie (including without limitation the aggregate of direct, out-of-pocket costs, charges and expenses paid to third parties in connection with the acquisition of all underlying literary rights with respect to the production of the Premium Movie, and in connection with the preparation, production and completion of the Premium Movie including the costs of materials, equipment, physical properties, any completion bond fee (net of any rebate), personnel and services utilized in connection with the production of the Premium Movie, and cost of customary production insurances and Playboy Production Costs);

"Trademark Agreement": means the agreement between the Company and Playboy Enterprises, Inc. of even date herewith relating to the use of the Trade Marks;


                                      16.

                                                                     DENTON HALL


     "the Trade Marks": shall have the meaning ascribed to it in the Trademark Agreement;

     "Transmission Period": means in respect of any Programme, or any Third Party Programme acquired on behalf of the Company by the Licensor, the period commencing upon the Availability Date in respect of that Programme or Third Party Programme or (as the case may be) upon the date of any notice given by the Company pursuant to Clause 2.2 in respect of that Programme or Third Party Programme and ending upon the date on which the twenty-fourth (24th) transmission of that Programme or Third Party Programme (or, in the case of a Programme or Third Party Programme (or, in the case of a Programme or Third Party Programme consisting of more than one episode, the final episode of that Programme or Third Party Programme) in the Service during that period takes place or (if earlier) the final day of the Playboy License Period in respect of an Acquired Programme or Third Party Programme;

     "the Transmission Schedule": means the schedule to be prepared by the Scheduler in accordance with Clause 8.2 setting out the day, date and time of transmission of each Selected Programme, each so-called "vignette" and all interstitial material to be transmitted as part of the Service;

     "the United Kingdom": means Great Britain, Northern Ireland (irrespective of whether Northern Ireland is or remains part of the United Kingdom), the Channel Islands and Isle of Man;

     "Year": means the First Year and thereafter any calendar year.

1.2 In this Agreement references to a "programme" or "Programme" shall include a reference to any associated sound recording comprising the soundtrack thereto.

1.3 In this Agreement references to Clauses, sub-clauses, paragraphs and Schedules shall be references to Clauses, sub-classes and paragraphs of and Schedules to this Agreement.


                                      17.

                                                                     DENTON HALL


1.4 Whenever the Service is licensed or otherwise sold to a third party (including but not limited to a cable operator) as part of a package of satellite delivered television channels, then the Company shall negotiate with that third party and/or with the providers of the other television channels included in such package on an arm's length basis regarding the allocation between the television channels (including but not limited to the Service) included in such package of the revenues derived from the relevant licence or sale.

1.5 Whenever any of the Non-Standard Television Rights in a Programme (other than a Playboy Programme) or a Third Party Programme within the Territory are acquired by the Licensor or any Affiliate of the Licensor pursuant to Clause 8.6, 8.8, 8.9 or 8.11 and the relevant Television Rights are also acquired in respect of any country or countries outside the Territory, then for the purposes of sub-clauses 8.6(c), 8.8(c), 8.9(d) and 8.11.4(b) the Licensor shall on a fair and equitable arm's length basis allocate the license fee(s) paid by the Licensor or its Affiliates for those Television Rights to the licensor of that Programme or Third Party Programme between the Television Rights so acquired by the Licensor within the Territory and the Television Rights so acquired by the Licensor in respect of any country or countries outside the Territory.

1.6 Whenever a Programme (other than a Playboy Programme) or a Third Party Programme is acquired by the Licensor or any Affiliate of the Licensor pursuant to Clause 8.6, 8.8, 8.9 or 8.11 and that Programme or Third Party Programme is acquired as part of a package of television programmes, then for the purposes of sub-clauses 8.6(c), 8.8(c), 8.9(d) and 8.11.4(b) the Licensor shall on a fair and equitable arm's length basis allocate the licence fee(s) paid by the Licensor or its Affiliate to the licensor of that package of television programmes between that Programme or Third Party Programme and the other television programmes included in that package.

1.7 If so requested by the Company in writing, the Licensor shall within fourteen (14) days after the date of such request deliver to the


                                      18.

                                                                     DENTON HALL


     Company a certificate signed as being true and accurate by the Senior Financial Officer of the Licensor and stating in respect of each Premium Movie specified in such request (a) the Total Production Cost of that Premium Movie and (b) the total amount of Playboy Production Costs included in that Total Production Cost. At any time after delivery of that certificate the Company may upon reasonable notice to the Licensor and during normal business hours inspect the books and records of the Licensor and or any Affiliate of the Licensor relating to the production of any Premium Movie specified in that certificate for the purpose of verifying the accuracy of that certificate. The provisions of this Clause shall not apply to any Premium Movie in which the Television Rights within the Territory have been granted to any third party pursuant to any legally binding agreement entered into by the Licensor prior to the date of this Agreement.

1.8 Whenever reference is made in this Agreement to a period of less than fourteen (14) days, a "day" shall for the purposes of calculating the length of that period be deemed to mean any day other than a Saturday, Sunday or public holiday in England or the United States of America.

2.   Licence
     -------

2.1 The Licensor hereby grants to the Company by way of a sole and exclusive license under copyright during the Licence Period in respect of each Programme or Third Party Programme (as the case may be) and within the
     Territory:

     (a) the sole and exclusive right to exercise the Non-Standard Television Rights in and to each Programme on not more than twenty-four (24) occasions during any Transmission Period relating to that Programme; and

     (b) all Television Rights and all other right title and interest acquired by the Licensor in and to each Third Party Programme

     PROVIDED ALWAYS THAT the Company shall not make any transmission of any Programme, or any Third Party Programme acquired on its behalf by


                                      19.

                                                                     DENTON HALL


     the Licensor, otherwise than during a Transmission Period relating to that Programme or Third Party Programme.

2.2 At any time after the end of the first Transmission Period in respect of a Programme the Company may by notice in writing to the Licensor elect to transmit that Programme during a further Transmission Period, then (subject always to the proviso to this Cause and unless the Licensor notifies the Company within seven (7) days after the date of receipt of the Company's notice that that Programme is an Acquired Programme and that the Licensor would be unable to perform its obligations under Clause 4.6 in relation to that Programme during that further Transmission Period) the following provisions shall apply:

     (a) that Programme shall automatically be deemed to be a Selected Programme during that further Transmission Period for all purposes of this Agreement SAVE THAT that Programme shall not count towards the Minimum Number of Hours in respect of any Year and the Company shall pay a license fee to the Licensor in respect of that Programme in accordance with the provisions of Clause 7.7; and

     (b) (unless the then current Scheduler has been appointed by the Company under Clause 8.4, proviso (c) to Clause 8.5, Clause 8.11.4 or Clause 10.4) the Licensor shall procure that the Scheduler shall include that Programme in the Transmission Schedule for transmission in the Service during the further Transmission Period in respect of that Programme

     PROVIDED ALWAYS THAT, if the parties are unable to agree upon the amount of the licence fee payable to the Licensor in respect of that Programme within the 30 day period described in sub-clause 7.7(a), the Company may by notice in writing to the Licensor decline to accept a further Transmission Period of that Programme at the licence fee specified in paragraph (ii) of sub-clause 7.7(a) and, if the Company does so decline, the provisions of sub-clauses (a) and (b) of this Clause shall not apply to that Programme.


                                      20.

                                                                     DENTON HALL


2.3 The Licensor further grants to the Company by way of a sole and exclusive licence under copyright the sole and exclusive right during the Term and within the Territory to exercise the Non-Standard Television Rights in and to each so-called "vignette" delivered to the Company hereunder on not more than (subject to the provisions of Clause 4.8) twenty-four (24) occasions.

2.4 Notwithstanding the definition of the Territory, the licences granted to the Company under Clauses 2.1 and 2.3 shall not extend to the Republic of Ireland until the earlier of:

     (a)  the first anniversary of the Launch Date; and

     (b) the date on which the Licensor notifies the Company that those licences have been extended to the Republic of Ireland.

3.   Supply of Programmes
     --------------------

3.1 In order to assist the Company in marketing the Service and the Scheduler in performing his duties under Clause 8, the Licensor shall:

     (a) within fourteen (14) days after the date of this Agreement supply to the Company and to the Scheduler a complete list of all of its Programmes, which list shall include in respect of each Programme the title, duration and number of episodes of that Programme, a brief description of that Programme and the year in which that Programme was produced and is attached as Schedule 5;

     (b) not later than the first day of each Year supply to the Company and to the Scheduler a list of all Programmes which have completed production, and of all television programmes which have for any reason become Programmes (for example, because the Licensor or any Affiliate of the Licensor has acquired the Non-Standard Television Rights therein), since the last such list (or the list supplied pursuant to sub-clause 3.1(a)) was supplied, and the Licensor shall include in that list in


                                      21.

                                                                     DENTON HALL


          respect of each such Programme the information specified in sub-clause
          (a) of this Clause;

     (c) upon the Company's or the Scheduler's request, supply to the Company and the Schedule details (if available) of audience viewing ratings achieved by any Programme on the last broadcast of that Programme by the Licensor or any Affiliate or licensee of the Licensor anywhere in the world; and

     (d) within 21 days after any request by the Company or the Scheduler, provide on loan a VHS viewing cassette of any Programme which may be requested by the Company or the Scheduler.

3.2 The Licensor shall not at any time during the Term licence any of the Television Rights in any Premium Movie within the Territory to any third party without first complying with the procedure set out in this Clause but the provisions of this Clause (other than sub-clause (d)) shall not apply to any Premium Movie in which the Television Rights within the Territory have been granted to any third party pursuant to any legally binding agreement entered into by the Licensor prior to the date of this Agreement.

     Whenever the provisions of this Clause apply to a Premium Movie, the Licensor shall send to the Company a viewing cassette of such Premium Movie (if the Premium Movie is already produced at the time of sending the notice hereunder) and a written notice (which notice shall specify the cost, budget and storyline of the Premium Movie if the Premium Movie is not available for viewing at the date of the notice) setting out the principal terms on which the Licensor is proposing so to grant Television Rights within the Territory in respect of each such Premium Movie. The following provisions shall apply to each Premium Movie offered for licence within the Territory by the Licensor in accordance with this Clause:

     (a) the Company shall have twenty-eight (28) days from receipt of such offer to accept such offer by notice in writing to the Licensor;


                                      22.

                                                                     DENTON HALL


     (b) if the Company shall fail to accept such offer within that 28 day period and if the Licensor wishes to authorise a third party exercise the Television Rights in that Premium Movie within the Territory, the Licensor shall be free to do so, and shall have no further obligation to offer that Premium Movie for licence to the Company, subject always to sub-clauses (c) and (d) of this Clause;

     (c) if the Company shall fail to accept such offer within that 28 day period and if the Licensor wishes to authorise a third party to exercise any of the Television Rights in that Premium Movie within the Territory, the Licensor shall not so authorise any third party upon terms which are more favourable to that third party than the terms offered by the Licensor to the Company pursuant to this Clause without first offering by notice in writing to the Company to licence that Premium Movie to the Company upon such more favourable terms. The Company shall have fourteen (14) days from receipt of such offer in which to accept such offer by notice in writing to the Licensor and, if the Company fails to accept such offer within that 14 day period, the Licensor shall (subject to sub-clause (d) of this Clause) be free to authorise such third party to exercise the Television Rights in that Premium Movie within the Territory;

     (d) notwithstanding any failure by the Company to accept any offer made by the Licensor pursuant to this Clause or the absence of any obligation on the Licensor to make any offer pursuant to this Clause, the Licensor shall not authorise or permit any third party to broadcast, transmit or exhibit within the Territory (whether pursuant to the Standard Television Rights or the Non-Standard Television Rights) any Premium Movie, any excerpt from any Premium Movie or any promotional or advertising material or announcement publicising its transmission of any Premium Movie in any form (other than in the form of an on-screen credit and/or the display of the


                                      23.

                                                                     DENTON HALL


          Licensor's logo or immediately after the closing titles) which allows or causes any of the Trade Marks, the "Playboy" name or any logo, mark or symbol which is associated with the "Playboy" name or brand to be seen or heard by any member of the public at any time during any broadcast, transmission or exhibition of that Premium Movie, any such excerpt or any such promotional or advertising material or announcement;

     (e) if the Company shall accept any offer made by the Licensor pursuant to this Clause, that Premium Movie shall automatically become a Selected Programme for the purposes of this Agreement and be licensed to the Company as a Programme but on the terms of the offer accepted by the Company.

3.3 The Licensor shall not supply any Programme or Third Party Programme hereunder which would reasonably be designated regarded or treated as what is popularly known as "XXX Rated" in the United States of America. Programmes and Third Party Programmes supplied hereunder may include material rated "NC-17" by the Motion Picture Association of America (CARA) if the sexual content of such material is substantially similar to programming produced by the Licensor or any Affiliate of the Licensor itself unless such Programmes and/or Third Party Programmes will or might in the opinion of the Company be deemed obscene for the purposes of the Obscene Publications Act 1959 (or any modification re-enactment or replacement thereof) or in breach of any regulatory rules guidelines or codes applicable to the Service. In the event that the Company deems any Programme or Third Party Programme obscene or in breach of any applicable rule, guideline or code as aforesaid, the Company shall notify the Licensor to that effect and give the Licensor, if so requested, an opportunity to present arguments to the contrary to the board of directors of the Company.

3.4 The Company undertakes that, unless it is permitted to do so by virtue of any provisions of this Agreement, it shall not any time during the Term transmit in the Service or otherwise for reception in the Territory any programme which is not a Programme or a Third Party Programme.


                                      24.

                                                                     DENTON HALL


4.   Undertakings by the Licensor
     ----------------------------

     The Licensor hereby agrees and undertakes with the Company that:

4.1 Each and every Playboy Programme will throughout the Term, and each and every Acquired Programme will throughout the Playboy Licence Period in respect of that Acquired Programme, be available on a sole and exclusive basis for delivery to and transmission by the Company within the Territory pursuant to this Agreement. Accordingly, the Licensor shall not and shall procure that each of its Affiliates shall not exercise, and shall not and shall procure that each of its Affiliates shall not directly or indirectly authorise licence or permit any third party to exercise, the Non-Standard Television Rights or the Standard Television Rights (or any of them) in or to any Programme or Third Party Programme in any country within the Territory at any time during the Term.

4.2 If the Licensor or any Affiliate of the Licensor is at any time during the Term proposing or negotiating to acquire (whether by way of licence, by operation of law or otherwise) the Non-Standard Television Rights or the Standard Television Rights within the Licensor's Territory in any television programme which is a Co-Production or which would, if the Non-Standard Television Rights therein were so acquired, be an Acquired Programme, then the Licensor shall, or shall procure that such Affiliate shall, use its best endeavours to acquire in addition (whether by way of a licence, by operation of law or otherwise) the Non-Standard Television Rights in that television programme within each of the countries of the Territory.

4.3  In each Year:

     (a) the total number of Programme Hours of Programmes delivered to the Company in that Year for first transmission in the Service shall not be less than the Minimum Number of Hours in respect of that Year; and


                                      25.

                                                                     DENTON HALL

     (b) the total number of Programme Hours of Playboy Programmes and of Playboy Acquired Programmes delivered to the Company in that Year for first transmission in the Service shall not be less than eighty (80) per cent of the Minimum Number of Hours in that Year; and

     (c) the total number of Programme Hours of Playboy Acquired Programmes delivered to the Company for first transmission in the Service shall not exceed sixteen (16) per cent of the Minimum Number of Hours in that Year.

4.4 In each Year none of the Selected Programmes or so-called "vignettes" delivered to the Company for first transmission in the Service in that Year shall have been delivered to the Company pursuant to this Agreement in any previous Year and neither shall any of such Selected Programmes or so-called "vignettes" have been broadcast, transmitted or exhibited in any country within the Territory at any time prior to their delivery hereunder by means of any form of Standard Television or Non-Standard Television.

4.5 The standard, quality, freshness and commercial appeal of the Selected Programmes, so-called "vignettes", promotional material and other programming delivered to the Company pursuant to this Agreement for first transmission in the Service shall not be inferior to the overall standard, quality, freshness and commercial appeal of the programming included during the period of twelve (12) months immediately preceding the Launch Date in the television service which is known as "Playboy TV" and is provided within the Licensor's Territory by the Licensor and/or an Affiliate of the Licensor ("the Playboy Service") or (if higher) to the overall standard, quality, freshness and commercial appeal of the programming from time to time included in the Playboy Service during the Term.

4.6 No Acquired Programme, Third Party Programme or so-called "vignette" shall be delivered to the Company by or on behalf of the Licensor for transmission in the Service, or scheduled for transmission in the Service by any Scheduler (other than a Scheduler appointed under

                                      26.

                                                                     DENTON HALL

     Clause 8.4, proviso (c) or (d) to Clause 8.5, Clause 8.11.4 or Clause 10.4), unless (a) the unexpired portion of the Playboy Licence Period in respect of that Acquired Programme, Third Party Programme or so-called "vignette" is at least twenty-four (24) months commencing upon the first day of the calendar month in which the first transmission by the Company of that Acquired Programme, Third Party Programme or so-called "vignette" in the Service takes place and (b) the Licensor has acquired the right, and the Company is therefore entitled, to transmit that Acquired Programme, Third Party Programme or so-called "vignette" in the Service on not less than twenty-four (24) occasions.

4.7 Without prejudice to and in addition to its obligations under Clause 4.3, the Licensor shall:

     (a) deliver to the Company for transmission in the Service on a timely basis such quantity and duration of "vignettes", promotional material and other programming as may be necessary to fill each hour of transmission time on the Service during which a Programme, or a Third Party Programme acquired by the Licensor, is transmitted; and

     (b) ensure that the total running time of the "vignettes" delivered to the Company for first transmission in the Service in each Year shall not in any event be less than ten (10) per cent of the Minimum Number of Hours in respect of that Year.

4.8 In the event that the Company requests the Licensor in writing to increase the maximum number of transmissions of so-called "vignettes" which it is entitled to make pursuant to this Agreement above twenty-four (24), the Licensor shall be deemed to have agreed to such request unless the Licensor notifies the Company within seven (7) days after the date of such request that it is unable to do so without committing a breach of any agreement between the Licensor and any third party (other than an Affiliate of the Licensor).

                                      27.

                                                                     DENTON HALL

5.   Delivery Material
     -----------------

5.1 Following completion of the Transmission Schedule by the Scheduler for any Quarter in any Year, the Licensor shall deliver to the Company, at such place as the Company may from time to time direct by notice in writing, the Delivery Material in respect of each Selected Programme included in that Transmission Schedule (or licensed to the Company by virtue of the acceptance of any offer made pursuant to Clause 3.2 (as the case may be)) no later than two months before the commencement of that Quarter. In the event that the Licensor or any Affiliate of the Licensor has in its custody, control or possession a dubbed or sub-titled version of any Selected Programme in any of the Service Languages, the Licensor shall deliver that dubbed or sub-titled version to the Company as part of the Delivery Material in respect of that Selected Programme. The costs of delivering Delivery Material to the Company pursuant to this Clause 5.1 shall be borne as follows:

     (a) the cost of the blank tapes included in the Delivery Material and the cost of transporting the Delivery Material shall be borne by the Company; and

     (b) all other such costs (including but not limited to duplication costs and labour costs) shall be borne by the Licensor.

5.2 It shall be the responsibility of the Company to examine any Delivery Material made available by the Licensor for technical suitability and to notify the Licensor in writing within 30 (thirty) days of receipt of the Delivery Material of any defect that prevents use. The Licensor shall use all reasonable endeavours at its expense to replace the relevant elements of the Delivery Material within 21 (twenty-one) days of receipt of such notice but, if no such replacement is possible within such twenty-one day period or the Company is able to demonstrate that such replacement is also defective to such a degree as to prevent use, the Licensor shall make available to the Company (a) substitute Programme(s) or Third Party Programmes(s) of comparable nature, quality and duration which shall have been approved by the Company and upon (so far as is reasonably practicable) all the same

                                      28.

                                                                     DENTON HALL

     terms as applied to the Programme or Third Party Programme in respect of which the Delivery Material is defective. The Delivery Material (which term includes any such replacement material as is referred to above) shall be deemed to have been accepted by the Company on the expiry of the said period of thirty (30) days unless the Licensor is so notified.

5.3 If after the Company has accepted, or is deemed pursuant to Clause 5.2 to have accepted, any Delivery Material in relation to a Selected Programme the Company requests further Delivery Material to replace material which has been erased or for any other reason is not usable for the purposes of this Agreement, the Licensor shall at the Company's cost arrange for such further Delivery Material to be delivered to the Company.

5.4 The supply to the Company of Delivery Material shall not imply a change of ownership in the Delivery Material or the Selected Programmes contained therein. The Company shall take reasonable precautions consistent with those taken for the Company's own materials to safeguard the Delivery Material against loss or damage.

5.5 The technical quality of Delivery Material delivered to the Company hereunder shall not be inferior to the technical quality of the transmission tapes or other material used for the transmission of programming in the Playboy Service (as defined in Clause 4.5) PROVIDED THAT the Licensor shall use its reasonable efforts to ensure that the technical quality of such Delivery Material also meets the customary standards of technical quality from time to time prevailing in the United Kingdom television industry.

6.   Editing, Publicity, Sub-titling and Dubbing
     -------------------------------------------

6.1 Subject to the provisions of Clauses 6.2, 6.3 and 6.6, the Company shall not without the prior written consent of the Licensor edit, abridge or in any way alter or rearrange any Selected Programme and shall (save in the event of an unexpected lack of time) broadcast each Selected Programme in its entirety.

                                      29.

                                                                     DENTON HALL

6.2  The Company may edit Selected Programmes for the purposes of:

     6.2.1 meeting programme timing requirements provided that:

           (a) in carrying out such editing the Company shall not impair the technical quality, meaning or integrity of any Selected Programme; and

           (b) the Company shall not delete or fail to transmit any credits, titles or copyright notices appearing in any Selected Programme unless such failure is caused by unexpected lack of time;

     OR

     6.2.2 complying with any legislation or any rules regulations guidelines or codes of any competent regulatory authority of any country within the Territory having jurisdiction over the Service.

6.3 Subject to the provisions of Clause 6.8, the Company may at its own expense interpolate advertisements in the Selected Programmes but shall only do so during breaks in the Selected Programmes created or designated by the Licensor provided that such breaks comply with all rules and regulations relating to advertising which are applicable within the Territory. If the Licensor fails to create or designate breaks in any Selected Programme which comply with such rules and regulations, the Company shall be free to interpolate advertisements in that Selected Programme during breaks created by it but shall use all reasonable endeavours not to interrupt any Selected Programme at a place or in a manner which causes its technical quality, meaning or integrity to be impaired. The Licensor shall not supply to the Company any Selected Programme (or any Delivery Material in relation thereto) in which any advertisement or promotional material (other than promotional material promoting the transmission of Programmes or Third Party Programmes in the Service) is incorporated and, without

                                      30.

                                                                     DENTON HALL

     prejudice to any other right or remedy of the Company, the Company shall be entitled to delete from any Selected Programme any advertisement or promotional material which is incorporated in that Programme or Third Party Programme on delivery of the relevant Delivery Material.

6.4  The Company may:

     (a) broadcast and authorise third parties to broadcast sequences or excerpts from any Selected Programme for advertising and publicity purposes provided that no sequence so broadcast shall exceed two (2) minutes in running time and no excerpts so broadcast shall exceed three (3) minutes in running time; and

     (b) exhibit excerpts from any Selected Programme to potential investors in the Company, advertisers and similar bodies. The Licensor shall on a timely basis following any request by the Company make available excerpts selected by the Company and supply materials to the Company for this purpose.


6.5 The Company may, and may authorise third parties to, publicise its transmission of each Selected Programme in any medium or media (including but not limited to newspaper, magazine, billboard, direct mail, television and radio advertising and publicity) and may for that purpose use and authorise the use of the title of the Selected Programme, the name and likeness (in the form of photographs which shall be supplied for that purpose by the Licensor) of each contributor to the Selected Programme (but not so as to endorse the use of any goods or services) and all other publicity material comprised in the Delivery Material.

6.6 The Licensor shall incorporate at appropriate intervals (which shall be determined by the Licensor having due regard to the need to identify and promote the Service and to the views and requests of the Company) in the Delivery Material relating to Selected Programmes supplied by the Licensor under this Agreement the logo used by the Company in connection with the Service (which logo shall be in the


                                      31.

                                                                     DENTON HALL

     form approved by the Licensor prior to the Launch Date, such approval not to be unreasonably withheld) but, if the Licensor shall fail to do so, the Company shall, without prejudice to any of its other rights and remedies, be entitled to add such logo to Selected Programmes.


6.7 Unless the Licensor shall have notified the Company prior to or concurrently with delivery of the Delivery Material in respect of any Selected Programme that the Licensor does not have the right to dub and/or sub-title that Selected Programme, the Company shall also be entitled at its own expense to, and to authorise any third party to, translate, dub and/or sub-title the soundtrack of any Selected Programme into any or all of the Service Languages and to produce a version of versions of any Selected Programme in any of the Service Languages provided that the Company shall consult in good faith with the Licensor with a view to ensuring that the meaning or integrity of any Selected Programme is not impaired by any such dubbing or sub-titling. Ownership of all dubbed and/or sub-titled versions and foreign language tracks created by or on behalf of the Company pursuant to this Clause shall remain vested in the Company during the Term and thereafter shall be transferred to the Licensor without payment. The Company shall also make available to the Licensor at a price equal to 50% of the cost of dubbing or sub-titling access to and use of such versions and tracks during the Term.


6.8  Whenever the Company includes advertisements in the Service, it shall:


     (a) use all reasonable endeavours not to accept advertisements for products and services which in any material way detract from the image established by the overall editorial content, graphic appeal and production qualities of the Playboy Programmes included in the Service ("the Playboy Image");


     (b)  not accept advertisements for:


          (i) any of the categories of products and services listed in Schedule 7; or


                                      32.

                                                                     DENTON HALL

         (ii) magazines which compete with any edition of the "Playboy" magazine; or

         (iii) related publications which are published or distributed in printed form by any competitor of the Licensor or any Affiliate of the Licensor (i.e. any person who is engaged in the publication and distribution of any magazine which competes with any edition of the "Playboy" magazine); or

         (iv) any audio-visual products which compete with those produced, sold or distributed by the Licensor or any Affiliate of the Licensor within the Territory;

     (c) if the Licensor notifies the Company that any advertisement transmitted by the Company in the Service and specified by the Licensor in such notice does detract in a material way from the Playboy Image, only refuse to cease transmitting that advertisement in the Service on reasonable grounds (having regard inter alia to its contractual obligations to third parties in relation to that advertisement provided that the Company shall, if it would otherwise be obliged to cease transmitting that advertisement, use reasonable endeavours to obtain a release from such contractual obligations).

6.9 The Company hereby grants to the Licensor without charge the right throughout the Term to use Playboy Airtime for the purpose of advertising "Playboy" publications, and to authorise any Permitted Advertiser to use Playboy Airtime for the purpose of advertising any of its products and services which such Permitted Advertiser is concurrently advertising or committed to advertise in any edition of the "Playboy" magazine PROVIDED THAT the Licensor shall not itself use or authorise any Affiliate of the Licensor to use Playboy Airtime for the purpose of advertising any product (including but not limited to any audio or audio-visual product) or any service other than editions of the "Playboy" magazine (whether published by or under licence from the Licensor or any Affiliate of the Licensor) and related

                                      33.

                                                                     DENTON HALL

     publications which are published or distributed in printed form. For the purposes of this Clause:

     (a) a "Permitted Advertiser" shall mean any person who has during the twelve (12) months immediately preceding any use of Playboy Airtime by that person purchased or agreed to purchase advertising space in any edition of the "Playboy" magazine for the first time; and

     (c) "Playboy Airtime" shall mean in respect of each hour of transmission time on the Service a period of thirty (30) seconds during that hour which is reserved for the transmission of advertisements.

     All advertisements which are to be transmitted during Playboy Airtime pursuant to this Clause shall be produced and delivered to the Company at the sole cost and expense of the Licensor. All such advertisements shall be subject to the terms and conditions (other than the Company's ratecard and discount policy) upon which the Company is prepared to accept advertisements as stated from time to time by the Company within its printed standard terms and conditions.

7.   Payment
     -------

7.1 In consideration of the rights granted to the Company under this Agreement and under the Trademark Agreement, the Company shall pay to the Licensor:

     (a) in each Year the Basic Licence Fee;

     (b) in respect of each Year commencing after the Year in which the Return of Investment Date falls, an amount equal to the amount by which the lesser of:

         (i) the Requisite Percentage of Available Net Profits in that Year; and

                                      34.

                                                                     DENTON HALL

         (ii) the Requisite Percentage of Net Revenues in that Year exceed the Basic Licence Fee payable in respect of that Year; and

     (c) the Bonus Licence Fee (if any) upon the terms and subject to the conditions detailed in Clause 7.2.

7.2 In the event that the Return of Investment Date falls before the sixth anniversary of the Launch Date, then the Bonus Licence Fee shall be payable to the Licensor PROVIDED THAT:

     (a) if at any time after the Return of Investment Date and prior to payment of the Bonus Licence Fee in full any of the Company's shareholders (by whatever means and for whatever reason) provide(s) additional funding to the Company, payment of the balance of the Bonus Licence Fee shall be deferred until after repayment of all such funding (plus interest thereon) has (in the manner described and calculated in the definition of "Return of Investment Date" in Clause 1) been received by the relevant shareholder(s) in the Company; and

     (b) the Bonus Licence Fee shall only be payable to the Licensor out of Available Cash Flow and, to the extent that the Company does not as at the end of any Quarter have Available Cash Flow out of which to pay the Bonus Licence Fee, the Company shall have no liability to pay the Bonus Licence Fee on the final day of that Quarter pursuant to Clause 7.4(b) but the Bonus Licence Fee (or any unpaid balance thereof) shall be payable pursuant to Clause 7.4(b) as and when there is Available Cash Flow at the end of any subsequent Quarter.

7.3 The Basic Licence Fee in respect of each Year shall be payable by the Company in six (6) equal instalments on or before 28th February, 30th April, 30th June, 31st August, 31st October and 31st December in that Year (the first such instalment being payable on the first Payment Date following the Launch Date) provided that the number of

                                      35.

                                                                     DENTON HALL

     instalments payable in the First Year shall be equal to the number of the Payment Dates falling during the First Year.

     Not later than 30 days prior to the first day of each Licence Year the Company shall supply to the Licensor a signed purchase order committing in that Licence Year to pay to the Licensor the amount of the Basic Licence Fee applicable to that Licence Year in consideration for and subject to the Licensor delivering to the Company for that Licence Year the portion of the Minimum Number of Hours of Programmes which is applicable to that Licence Year for first transmission in the Service. That purchase order will also contain a list of the Programmes to be delivered for first transmission in that Licence Year if the Licensor has previously supplied that list to the Company. The obligations of the Company under this paragraph of Clause 7.3 and the terms of any purchase order delivered by the Company hereunder shall be read and construed subject to all of the other provisions of this Agreement which shall, in the event of any conflict, prevail. For the purposes of this paragraph a "Licence Year" shall mean any consecutive period of 12 months during the Term commencing upon the Launch Date or any anniversary of the Launch Date.

7.4 (a) In the event that a Programming Premium is payable to the Licensor in respect of any Year commencing after the Year in which the Return of Investment Date falls, the Company shall pay such Programming Premium to the Licensor within thirty (30) days after the date on which the amount of the Available Net Profits and the Net Revenues in that Year have been determined by the auditors of the Company and included in accounting statements approved by the directors of the Company.

     (b) On the final day of each Quarter in each Year commencing after the Return of Investment Date but in no event before the end of the fifth Year, the Company shall, until it has made payment of the Bonus Licence Fee in full, apply 100% of its Available Cash Flow in payment of the Bonus Licence Fee to the Licensor.

                                      36.

                                                                     DENTON HALL

     (c) Only after 100% of the Bonus Licence Fee has been paid by the Company may the Company begin paying dividends to any shareholder in the Company.


7.5 The licence fees payable by the Company under this Clause 7 and under Clause 8 are exclusive of any and all amounts of Value Added Tax payable thereon, which amounts of Value Added Tax shall be paid by the Company provided that an appropriate invoice shall have been rendered to the Company by the Licensor. If the Company is compelled by law or required by any present or future law, regulation, treaty or official directive to make any deduction or withholding from any amount of such licence fees, the Company shall be entitled to do so and shall not be required to pay any additional amount or amounts to the Licensor as a result of, or in order to compensate the Licensor for, any such deduction or withholding.


7.6 The Available Cash Flow of the Company as at the end of any Quarter shall for the purposes of sub-clause 7.2(b) be determined by the directors of the Company on a timely basis and a copy of such determination shall be provided to the Licensor. If the Licensor disagrees with any such determination, the Licensor may within 30 days after receipt of a copy thereof notify the Company to that effect whereupon the Company shall promptly refer the matter to its auditors (acting as experts and not as arbitrators) for their determination which shall be final and binding upon both parties. The costs of any such referral to the auditors shall be borne by the Licensor unless the auditors find that the determination made by the directors of the Company was materially incorrect in which case such costs shall be borne by the Company.


7.7 If the Company elects to transmit a Programme during a further Transmission Period pursuant to Clause 2.2 and provided that the Company does not subsequently decline to accept a further Transmission Period of that Programme pursuant to the proviso to Clause 2.2:


     (a) the licence fee payable by the Company in respect of that further Transmission Period shall be:


                                      37.

                                                                     DENTON HALL


         (i) such sum as may be agreed in writing between the parties within a period of thirty (30) days after the date of the notice given by the Company pursuant to Clause 2.2 in respect of that Programme; or

         (ii) in the absence of such agreement within that 30 day period, a sum equal to forty (40) per cent of the Initial Licence Fee and for this purpose "the Initial Licence Fee" shall be the lower of US$13,158 per Programme Hour of that Programme and the amount paid to the third party licensor of that Programme (in the case of an Acquired Programme) in consideration for the right to transmit that Programme in the Service within the Territory. Any licence fee payable pursuant to this Clause shall be paid in six
               (6) equal instalments within thirty (30) days after the final day of every fourth month during the first two (2) years of the further Transmission Period;


    (b) the Basic Licence Fee in respect of each Year shall be increased by the aggregate of the license fees which the Company is liable to pay and reimburse to the Licensor in that Year pursuant to this Clause, and the references to the Basic Licence Fee in sub-clause 7.1(b) and in the definition of "the Bonus Amount" in Clause 1 shall, for the purpose of calculating any Programming Premium payable to the Licensor in respect of any Year and the Bonus Licence Fee (if any), mean the Basic Licence Fee as increased pursuant to this sub-clause.



7.8 In relation to each payment which is due to the Licensor pursuant to this Agreement, the Licensor shall deliver to the Company an invoice showing the amount of such payment and the Company shall make each such payment which is so invoiced in accordance with the relevant provision(s) of this Agreement.


                                     38.

                                                                     DENTON HALL

8.     The Scheduler and Scheduling
       ----------------------------

8.1.1 During the first four (4) Years ("the Initial Period") the Licensor shall, after consulting with the Company in good faith regarding its proposed choice and taking into account any comments made by the Company in relation thereto, appoint an individual from the Licensor's staff based in Los Angeles to be the scheduler of the Service. If the Scheduler appointed under this Clause 8.1 is an employee of the Licensor, the Licensor shall be free to terminate the employment of that Scheduler based upon the Licensor's normal business practices whereupon the Licensor shall forthwith notify the Company and the provisions of sub-clause 8.1.2 shall apply to the appointment of a replacement Scheduler. In addition the Company may by giving one month's notice in writing to the Licensor expiring at any time after the first anniversary of the Launch Date and before the final day of the Initial Period require the Licensor to replace any Scheduler appointed under this Clause 8.1 whereupon the provisions of sub-clause 8.1.2 or Clause 8.4 (as the case may be) shall apply to the appointment of a replacement Scheduler. The Company may not however exercise its right under the immediately preceding sentence of this sub-clause on more than one occasion during any twelve (12) month period during the Initial Period.

8.1.2 If at any time during the Initial Period the Licensor terminates the employment of any Scheduler appointed by it under this Clause 8.1 or the Company exercises its right under sub-clause 8.1.1 to replace any such Scheduler, the Licensor shall, after consulting with the Company in good faith regarding its proposed choice and taking into account any comments made by the Company in relation thereto, on a timely basis appoint one of its employees to be the scheduler of the Service as a replacement for the individual whose employment has been terminated by it or who is to be replaced by virtue of the exercise by the Company of its right under sub-clause 8.1.1.

8.2    The duties of the Scheduler shall include:

       8.2.1 selecting the Programmes and Third Party Programmes for transmission in the Service and preparing a quarterly

                                      39.

                                                                     DENTON HALL

             Transmission Schedule for the same in compliance with the Shareholders Agreement, the Business Plan and this Agreement (including but not limited to Clause 4 as well as the Minimum Number of Hours and Programme Specification). The Scheduler will supply to the Company and to the Licensor a copy of each quarterly Transmission Schedule not later than 75 days prior to the first day of the relevant Quarter. The Scheduler will only procure the acquisition of and schedule Third Party Programmes in accordance with the terms of this Agreement;

       8.2.2 ensuring that the Selected Programmes and all interstitial material referred to in sub-clause 8.2.5 below are assembled in accordance with the Transmission Schedule;

       8.2.3 ensuring that no Selected Programme is scheduled for transmission in the Service on more than fifteen (15) occasions during any Year (which number shall be reduced or increased pro rata if the Minimum Number of Hours is increased above or reduced below 114 pursuant to Clause 8.6, 8.7, 8.8, 8.11 or 10.4);

       8.2.4 supervising the design of the on-screen appearance of the Service;

       8.2.5 at the cost of the Licensor procuring (a) the supply of or commissioning where necessary all on-screen promotional and interstitial material which is required in order to promote both the Selected Programmes and the Service and in a form which is suitable for transmission within the Territory and (b) the insertion of the Company's logo in each Selected Programme.

8.3.1 Each Scheduler appointed by the Licensor under Clause 8.1 during the Initial Period will be based in Los Angeles but the Licensor shall procure that he or she will be available to the Company at the Company's offices in the United Kingdom as and when reasonably required by the Company for the proper discharge of the Scheduler's functions hereunder. The Licensor shall also procure that each such

                                      40.

                                                                     DENTON HALL

       Scheduler shall when not in the United Kingdom be generally readily available for consultation with the Company and its staff.

8.3.2 All costs (including, without limitation, all remuneration, benefits and bonuses) in connection with the engagement and provision of the services of the Scheduler and all related support personnel and services and with the performance of the Licensor's obligations under Clauses 8.1, 8.2 and
       8.3 will be borne solely and exclusively by the Licensor (save only in the circumstances set out in Clause 8.4, in sub-clause 8.5.3 and in provisos (c) and (d) to Clause 8.5 and provided that all reasonable and vouchered travelling and accommodation costs incurred by the Scheduler in travelling to and whilst visiting the United Kingdom or elsewhere within the Territory at the request of the Company shall be borne by the Company).

8.3.3 The services of each Scheduler appointed under Clause 8.1, Clause 8.4 or Clause 8.5 shall (unless the Scheduler is engaged by the Company as an employee of the Company pursuant to Clause 8.4 or proviso (c) or (d) to Clause 8.5) be made available by the Licensor to perform inter alia the duties set out in Clause 8.2 on a first call basis in connection with the Service. The Licensor shall make available the services of each such Scheduler, together with all support personnel and office services and facilities reasonably required by that Scheduler, for such periods, at such times during the Licensor's normal working hours and in such a manner as may be necessary in order to enable that Scheduler to discharge his or her obligations effectively and efficiently hereunder. The Licensor shall (unless the Scheduler is engaged by the Company as an employee of the Company pursuant to Clause 8.4 or proviso (c) or (d) to Clause 8.5) procure that the Scheduler shall at all times perform his or her duties in accordance with the provisions of this Agreement and the Shareholders' Agreement.

8.4    If the Company wishes to replace any Scheduler appointed under Clause
       8.1 with effect from any date after the final day of the Initial Period, it may do so upon giving not less than one month's written notice to the Licensor expiring at any time after the final

                                      41.

                                                                     DENTON HALL

     day of the Initial Period. If the Company gives such a notice, the Company shall nominate in writing two or more individuals to act as Scheduler and, in respect of each individual so nominated by it, the Company shall specify the parameters of the financial terms on which it is proposing to engage that individual. Within fourteen (14) days thereafter the Licensor must choose one of the persons nominated and the Company will then engage at its own expense in the capacity of Scheduler hereunder either the individual so chosen by the Licensor or, if within that 14 day period the Licensor fails to choose any of the individuals nominated, the individual chosen by the Company. The provisions of Clause 8.5 shall apply to the replacement of any Scheduler appointed under this Clause 8.4.

8.5 If at any time after the first anniversary of the date upon which the appointment of the Scheduler appointed under Clause 8.4 took effect either party wishes to replace the Scheduler appointed under Clause 8.4 or any successor thereof appointed under this Clause 8.5, it may (subject always to the provisions of sub-classes 8.11.4 and 10.4.4) do so upon giving three months' written notice (a "Scheduler Replacement Notice") to the other party in which event:

     8.5.1 each party shall use its best endeavours to reach agreement with the other party upon the appointment of a replacement Scheduler and, if within that 3 month notice period such agreement is reached, the agreed individual shall be appointed as the Scheduler;

     8.5.2 if within that 3 month notice period the parties shall have been unable to reach agreement, each party shall not later than the final day of that 3 month period nominate in writing two individuals to act as Scheduler, the name of each individual so nominated shall be placed in a hat and the Chief Executive Officer of the Company shall draw one name out of that hat. The individual whose name is drawn out of the hat shall be appointed as the Scheduler;

                                      42.

                                                                     DENTON HALL

8.5.3  if any Scheduler appointed under sub-clause 8.5.2:

       (a) was nominated by the Company; and

       (b) is not an employee of the Licensor

       that Scheduler shall be engaged by the Company at its expense;

8.5.4 if at any time either party wishes to replace an individual appointed under sub-clause 8.5.1 or 8.5.2, it shall follow the procedure hereinbefore set out in this Clause 8.5

PROVIDED ALWAYS THAT:

(a) neither party may exercise the right to replace a Scheduler appointed under this Clause 8.5 at any time prior to the first anniversary of the date upon which the appointment of that Scheduler took effect;

(b) the Licensor may not exercise the right to replace a Scheduler appointed under Clause 8.4 or under this Clause 8.5 in the circumstances described in sub-clause 8.11.4 or 10.4.4 if:

       (i) at any time prior to the date of any Scheduler Replacement Notice given under this Clause 8.5, the Company has given a notice to the Licensor under Clause 8.6 or Clause 8.11; or

       (ii) as at the date of any Scheduler Replacement Notice given under this Clause 8.5, the Licensor holds less than fifteen (15) per cent in nominal value of the total issued ordinary shares in the capital of the Company and, if either paragraph (i) or (ii) above shall apply, the relevant Scheduler Replacement Notice given by the Licensor under this Clause 8.5 shall have no force or effect; and

                                      43.

                                                                     DENTON HALL

     (c) if either paragraph (i) or (ii) of proviso (b) above shall apply as at the date of any Scheduler Replacement Notice given by the Company under this Clause 8.5 and if within the three month period specified in that notice the parties shall have been unable to reach agreement upon a replacement Scheduler, then the Company may nominate in writing two or more individuals to act as Scheduler and, in respect of each individual so nominated by it, the Company shall specify the parameters of the financial terms on which it is proposing to engage that individual whereupon the provisions of sub-clauses 8.5.1 to 8.5.3 shall not apply to the appointment of the replacement Scheduler. Within fourteen (14) days thereafter the Licensor must choose one of the persons nominated and the Company will then engage at its own expense in the capacity of Scheduler hereunder either the individual so chosen by the Licensor or, if within that 14 day period the Licensor fails to choose any of the individuals nominated, the individual chosen by the Company; and

     (d) if as at the date of any Scheduler Replacement Notice given under this Clause 8.5, the Licensor holds less than ten (10) per cent in nominal value of the total issued ordinary shares in the capital of the Company, the Company shall be freely entitled to replace the Scheduler and engage at its expense a replacement Scheduler of its choice and sub-clauses 8.5.1 to 8.5.3 and proviso (c) to this Clause 8.5 shall not apply to the appointment of any such replacement Scheduler by the Company.

8.6 If the Net Revenues per Household received by the Company during the fourth Year is less than One Pound and thirty-seven pence ((Pounds)1.37) then at any time prior to the first day of the sixth Year the Company may, or if the Company becomes entitled to (but does not) terminate this Agreement pursuant to sub-clause 10.2(b), then at any time thereafter the Company may, give notice to the Licensor (with a copy to the Scheduler) stating that the Minimum Number of Hours is with effect from a date specified in such notice which shall not fall less than

                                      44.

                                                                     DENTON HALL

ninety (90) days after the date of such notice ("the Applicable Date") to be reduced and specifying such reduced Minimum Number of Hours in respect of each subsequent Year. If the Company gives such a notice, then the following provisions shall apply:

(a) the aggregate Programme Duration of Programmes delivered to the Company by the Licensor for first transmission in the Service during each Year commencing after the Applicable Date shall comprise not less than fifty-one (51) per cent of the aggregate Programme Duration of all Programmes and all Third Party Programmes transmitted in the Service for the first time during that Year;

(b) all Third Party Programmes broadcast by the Company for reception within the Territory following the Applicable Date shall fall within the Programme Specification;

(c) following the Applicable Date Third Party Programmes shall (subject to the provisions of sub-clause (i) of this Clause 8.6) be acquired by the Licensor acting upon instruction from the Scheduler or the Company and as the agent of the Company on terms which shall first have been approved by the Company in writing and the Company shall within 21 days of receipt of the Licensor's invoice with respect thereto reimburse to the Licensor all licence fees which shall actually have been paid by the Licensor to the relevant third party with the prior written approval of the Company in accordance with this sub-clause and in consideration for the right to transmit the relevant Third Party Programme(s) in the Service within the Territory;

(d) the Basic Licence Fee payable by the Company in respect of each Year commencing after the Year in which the Applicable Date falls shall be reduced pro rata to an amount calculated by:

       (i) multiplying the reduced Minimum Number of Hours specified in such notice by the Basic Licence Fee which

                                      45.

                                                                     DENTON HALL

         would have been payable by the Company in respect of the relevant Year if no notice had been given by the Company pursuant to this Clause; and

    (ii) dividing the product of that multiplication by the number which would have represented the Minimum Number of Hours in respect of the Year in which the Applicable Date falls if no notice had been given by the Company pursuant to this Clause;

(e) the Basic Licence Fee payable by the Company in respect of the Year in which the Applicable Date falls shall be the aggregate of the following amounts:

    (i) an amount ("the First Amount") calculated by (A) dividing by 365 the amount of the Basic Licence Fee which would have been payable by the Company in respect of that Year if no notice had been given by the Company pursuant to this Clause and (B) multiplying the product of that division by the total number of days during that Year prior to (but excluding) the Applicable Date; and

    (ii) an amount calculated by (A) subtracting the First Amount from the amount of the Basic Licence Fee which would have been payable by the Company in respect of that Year if no notice had been given by the Company pursuant to this Clause, (B) dividing the figure resulting from that subtraction by the number which would have represented the Minimum Number of Hours in respect of that Year if no notice had been given by the Company pursuant to this Clause and (C) multiplying the product of that division by the reduced Minimum Number of Hours specified in such notice in respect of each subsequent Year;

                                      46.

                                                                     DENTON HALL

(f) each Requisite Percentage shall with effect from the Applicable Date be reduced pro rata to a percentage calculated in the manner detailed in paragraphs (i) and (ii) of sub-clause (d) of this Clause save that for the purposes of each such calculation the reference in paragraph (i) of sub-clause (d) to "the Basic Licence Fee which would have been payable by the Company" shall be read as a reference to the Requisite Percentage of Available Net Profits or Net Revenues (as the case may be) which applied for the purpose of calculating the Programming Premium (if any) payable to the Licensor in respect of the immediately preceding Year;

(g) the Minimum Number of Hours in respect of the Year in which the Applicable Date falls shall be the aggregate of the following numbers:

       (i) a number calculated by (A) dividing by 365 the number which would have represented the Minimum Number of Hours in respect of that Year if no notice had been given by the Company pursuant to this Clause and (B) multiplying the product of that division by the total number of days during that Year prior to (but excluding) the Applicable Date; and

       (ii) a number calculated by (A) subtracting the total number of days during that Year following (and including) the Applicable Date from 365, (B) dividing the figure resulting from that subtraction by 365 and (C) multiplying the product of that division by the reduced Minimum Number of Hours specified in such notice in respect of each subsequent Year;

(h) the maximum percentage (i.e. 36%) of Programme Hours of Acquired Programmes and the maximum percentage of Playboy Acquired Programmes (i.e. 16%) which in any Year commencing after the Applicable Date the Licensor is entitled by virtue of sub-clauses 4.3(b) and 4.3(c) to deliver to the Company for

                                      47.

                                                                     DENTON HALL

     first transmission in the Service shall each be reduced pro rata to a percentage calculated in the manner detailed in paragraphs (i) and (ii) of sub-clause (d) of this Clause save that for the purposes of this calculation the reference in paragraph (i) of sub-clause (d) to "the Basic Licence Fee which would have been payable by the Company" shall be read as a reference to the maximum percentage of Programme Hours of Acquired Programmes or (as the case may be) the maximum percentage of Playboy Acquired Programmes which the Licensor was entitled to deliver to the Company in the immediately preceding Year pursuant to sub-clause 4.3(b) or 4.3(c) for first transmission in the Service;

(i) in the event that the Company gives a notice pursuant to this Clause 8.6 after the Company has become entitled (but has elected not) to terminate this Agreement pursuant to sub-clause 10.2(b), then following the Applicable Date:

     (i) the provisions of sub-clause (c) of this Clause 8.6 shall cease to apply, the Company shall be freely entitled at the Company's expense to licence Third Party Programmes from third parties and to schedule and transmit such Third Party Programmes in the Service and the Company shall assume sole responsibility for such licensing and scheduling PROVIDED THAT all Third Party Programmes so transmitted in the Service shall fall within the Programme Specification and the Company shall comply with the provisions of sub-clause (a) of this Clause 8.6 (as amended by paragraph (iii) below);

     (ii) the Company shall be freely entitled to replace the Scheduler and to engage at its expense a replacement Scheduler of its choice and Clauses 8.1 and 8.5 shall not apply to the appointment of any such replacement Scheduler.




                                      48.

                                                                     DENTON HALL

         (iii) the reference to "fifty-one (51) per cent" in sub-clause (a) of this Clause 8.6 shall be read as a reference to "fifty-one (51) per cent or such lesser percentage as the Licensor is able to deliver to the Company for first transmission in the Service in compliance with the provisions of Clause 4"; and

         (iv) if in any Year commencing after the Applicable Date the aggregate Programme Duration of Programmes transmitted by the Company in the Service during that Year shall comprise less than twenty-five (25) per cent of the aggregate Programme Duration of all Programmes and all Third Party Programmes transmitted in the Service during that Year, then the Licensor may within ninety
               (90) days after the final day of that Year give notice to the Company requiring the Company to remove the word "Playboy" from both the name of the Service and the name of the Company and the Company shall promptly comply with any such notice.

8.7 The Company shall be entitled at any time and from time to time after the first anniversary of the Launch Date:

     (a) to notify the Licensor that in its reasonable opinion (whether based upon the results of then current market research, feedback from advertisers or potential advertisers, a failure to achieve the objectives of any Business Plan and/or any other valid reason specified in writing by the Company) the then current Minimum Number of Hours is not sufficient and needs to be increased; and

     (b) pursuant to that notice to require the Licensor to deliver to the Company with effect from a date specified in that notice which shall fall not less than ninety (90) days after the date of that notice and in each subsequent Year commencing after the effective date of that notice such higher Minimum Number of Hours as may be specified by the Company in that notice

                                      49.

                                                                     DENTON HALL

            PROVIDED THAT the higher Minimum Number of Hours so specified by the Company shall not exceed two hundred and twenty-eight (228).

8.8    If the Company gives such a notice pursuant to Clause 8.7:

       (a) the Licensor shall deliver such higher Minimum Number of Hours to the Company in accordance with that notice provided that, if the Licensor is unable to deliver such higher Minimum Number of Hours to the Company without committing a breach of one of its other obligations hereunder, it shall be entitled to refuse to do so by giving notice in writing to the Company within 30 days after receipt of such notice from the Company;

       (b) if the Licensor does so refuse to deliver such higher Minimum Number of Hours to the Company, then the Company shall be free to include Third Party Programmes in the Service and, solely for the purpose of calculating (i) any Programming Premium payable to the Licensor in respect of the Year in which that notice took effect (the "Current Year") and in respect of any subsequent Year commencing after the Current Year, and (ii) the Bonus Licence Fee (if any), the Basic Licence Fee in respect of the Current Year and in respect of each such subsequent Year shall be deemed to have been increased by the aggregate of all licence fees paid by the Company during the Current Year or that subsequent Year (as the case may be) in consideration for the right to include Third Party Programmes in the Service;

       (c) if the Licensor does deliver such higher Minimum Number of Hours to the Company, then with effect from the date specified in that notice in accordance with sub-clause 8.7(b):

            (i) the Company shall pay to the Licensor an additional licence fee at the Hourly Rate (as defined in paragraph (iv) below) for each Programme Hour in respect of those additional Playboy Programmes which are delivered to the Company for first transmission in the Service in

                                      50.

                                                                     DENTON HALL

       any Year (an "additional" Playboy Programme being any Playboy Programme over and above those Playboy Programmes which are so delivered to the Company in that Year and whose aggregate Programme Duration is ninety-one
       (91) Programme Hours) and that additional licence fee will be added to and paid as part of the Basic Licence Fee for that Year in accordance with Clause 7.3;

(ii) the Company shall within 21 days after receipt of the Licensor's invoice with respect thereto reimburse to the Licensor such licence fees as may actually have been paid to third parties in consideration for the right to transmit any Acquired Programme(s) in the Service within the Territory and with the prior written approval of the Company provided that the provisions of this paragraph (ii) shall only apply to those Acquired Programmes which are delivered to the Company for first transmission in the Service and whose aggregate Programme Duration exceeds twenty-three
       (23) Programme Hours in any Year;

(iii) the Basic Licence Fee in respect of each Year shall be increased by the aggregate of the licence fees which the Company is liable to pay and reimburse to the Licensor in that Year pursuant to paragraphs (i) and
       (ii) of this sub-clause, and in respect to the Current Year (as defined in sub-clause (b) above) and each subsequent Year commencing after the Current Year the references to the Basic Licence Fee in sub-clause 7.1(b) and in the definition off "the Bonus Amount" in Clause 1 shall, for the purpose of calculating any Programming Premium payable to the Licensor in respect of the Current Year and any subsequent Year commencing after the Current Year and the Bonus Licence Fee (if any), mean the Basic Licence Fee as increased pursuant to this paragraph;

                                      51.

                                                                     DENTON HALL

         (iv) for the purpose of paragraph (i) of this sub-clause, "the Hourly Rate" shall mean thirteen thousand one hundred and fifty-eight United States Dollars (US$13,158);

     (d) if the Licensor does deliver such higher Minimum Number of Hours to the Company, the Company shall be entitled at any time thereafter to give notice to the Licensor (with a copy to the Scheduler) stating that the Minimum Number of Hours is with effect from a date specified in such notice which shall fall not less than ninety (90) days after the date of such notice ("the Applicable Date") to be reduced and specifying such reduced Minimum Number of Hours in respect of each subsequent Year PROVIDED THAT the reduced Minimum Number of Hours so specified pursuant to this sub-clause shall not be less than one hundred and fourteen (114). If the Company gives such a notice, the provisions of sub-clauses 8.6(a) to (h) shall apply as if such notice had been given under Clause 8.6 SAVE AND EXCEPT THAT sub-clauses 8.6(c) and (h) shall not apply.

8.9 The Company may at any time by notice in writing to the Licensor require the Licensor to acquire and schedule for transmission in the Service a motion picture as an Acquired Premium Movie. Any such notice shall specify the criteria which any motion picture so acquired by the Licensor would have to satisfy ("the Criteria") including but not limited to the maximum amount of the licence fee which the Company is prepared to pay in order to acquire such a motion picture. The following provisions shall apply to the acquisition of Acquired Premium Movies:

     (a) the maximum number of Acquired Premium Movies which the Licensor can be required to acquire in any Year and the maximum amount which the Company may expend on such acquisitions in any Year shall be as follows:

                                      52.

                                                                     DENTON HALL

         (i) in the First Year: one Acquired Premium Movie at a cost not exceeding one hundred thousand pounds ((pounds)100,000);

         (ii) in the second Year: such number of Acquired Premium Movies as the directors of the Company may determine at an aggregate cost not exceeding four hundred thousand pounds ((pounds)400,000) less such amount as may have been expended by the Company in the First Year on the acquisition of an Acquired Premium Movie;

         (iii) in the third and each subsequent Year: such number of Acquired Premium Movies and at such cost and aggregate cost as the directors of the Company may determine;

     (b) if the Company gives such a notice, the Licensor shall within fourteen
         (14) days after the date of that notice nominate in writing the titles of not less than three (3) motion pictures which satisfy the Criteria and, if the Company selects one of those three (3) motion pictures (a "Selected Title"), the Licensor shall use all reasonable endeavours to acquire that Selected Title for transmission in the Service;

     (c) the Licensor shall only acquire a Selected Title for transmission in the Service upon terms which shall first have been approved in writing by the Company and, after having so acquired a Selected Title, shall promptly schedule or procure the scheduling of that Selected Title for transmission in the Service in accordance with the reasonable requirements of the Company;

     (d) if a Selected Title is so acquired by the Licensor and scheduled for transmission in the Service, the Company shall within 21 days of receipt of the Licensor's invoice with respect thereto reimburse to the Licensor all licence fees which shall actually have been paid by the Licensor with the

                                     53.

                                                                     DENTON HALL

          prior written approval of the Company in accordance with this sub-clause and in consideration for the right to transmit the relevant Selected Title in the Service within the Territory;

      (e) if within ninety (90) days after the date of that notice the Licensor shall have been unable so to acquire a Selected Title for transmission in the Service or if the Licensor shall have failed to perform its obligations under this Clause, the provisions of Clause 8.10 shall apply.

8.10 If at any time when the Company is entitled to include Third Party Programmes in the Service hereunder and/or the Company requests or instructs the Licensor to obtain such Third Party Programmes on its behalf in accordance with the terms hereof and the Licensor refuses, fails or neglects to obtain the same or does not obtain them in a timely fashion and/or on terms reasonably acceptable to the Company, then the Company shall be entitled to license or procure the licensing of the same and to schedule and transmit such Third Party Programmes in the Service.

8.11 If at any time during the Term the Company is obliged under the laws of any country within the Territory to transmit in the Service a certain percentage ("the Quota Percentage") of programmes which are European Works, then the Company shall notify the Licensor in writing to that effect specifying the Quota Percentage and the following provisions shall apply:

      8.11.1 within thirty (30) days after the date of any such notice the Licensor may by notice in writing to the Company elect with effect from the date which falls sixty (60) days after the date of the notice given by the Company ("the Applicable Date") to produce, co-produce or acquire and supply to the Company for first transmission in the Service in accordance with the provisions of this Agreement (including but not limited to the provisions of Clause 4) such number of Programme Hours of Programmes or Third Party Programmes which are European Works as may be necessary to enable the Company to transmit in the

                                      54.

                                                                     DENTON HALL

       Service the Quota Percentage of programmes which are European Works.

8.11.2 if the Licensor elects under sub-clause 8.11.1 to acquire Third Party Programmes, the Company may give notice to the Licensor stating that the Minimum Number of Hours is with effect from the Applicable Date to be reduced and specifying such reduced Minimum Number of Hours in respect of each subsequent Year whereupon the provisions of sub-clauses 8.6(a) to
       (h) shall apply as if such notice had been given under Clause 8.6 SAVE AND EXCEPT THAT:

       (a) the reference in sub-clause 8.6(a) to "fifty-one (51) per cent" shall be read as a reference to the Quota Percentage for the purposes of this Clause; and

       (b) the references in sub-clause 8.6(c) to "Third Party Programmes" shall be read as references to "Third Party Programmes which are European Works".

8.11.3 if the Licensor does not so elect under sub-clause 8.11.1, the provisions of sub-clause 8.11.2 shall apply SAVE AND EXCEPT THAT sub-clauses 8.6(c) and 8.11.2(b) shall not apply and the Company shall following the Applicable Date (subject only to its obligations under sub-clauses 8.6(a) and (b)) be entitled at the Company's expense to licence Third Party Programmes which are European Works from third parties and to schedule and transmit such Third Party Programmes in the Service and shall assume sole responsibility for such licensing and scheduling.

8.11.4 if the Licensor does not so elect under sub-clause 8.11.1, then the following provisions shall also apply:

       (a) the Company shall be freely entitled to replace the Scheduler and to engage at its expense a replacement Scheduler of its choice and Clauses 8.1 and 8.5 shall not apply to the appointment of any such replacement Scheduler; and

                                      55.

                                                                     DENTON HALL


     (b) if the Licensor notifies the Company that it is able to license to the Company any Programme which is a European Work in addition to the Programmes which the Company is obliged to transmit pursuant to Clause 8.6, then the Company shall not unreasonably refuse to licence that Programme from the Licensor at a licence fee not exceeding (i) US$13,158 per Programme Hour (in the case of a Playboy Programme) or
          (ii) the actual amount paid to the third party licensor of that Programme in consideration for the right to transmit that Programme in the Service within the Territory (in the case of an Acquired Programme).

9.   Warranties
     ----------

9.1 The Licensor warrants to the Company in relation to each Selected Programme that:

     (a) the Licensor has obtained and paid for, all such rights in the Selected Programme and has obtained and paid for all such releases licences and consents in relation to the material incorporated in it as are necessary to enable the Company to exercise the rights in the Selected Programme granted to it under this Agreement;

     (b) no material contained in the Selected Programme is or will be libellous or otherwise defamatory of any person or obscene or constitute an invasion of any rights of privacy;

     (c) the exercise by the Company of the rights hereby granted in the Selected Programme will not infringe the copyright, moral rights or any other similar right of any person;

     (d) the Licensor is not at the date of this Agreement aware of any legal proceedings or any threat of legal proceedings or any claim by any third alleging that the Selected Programme


                                      56.

                                                                     DENTON HALL


          infringes the rights (whether of copyright or otherwise) of any third party or that the exercise of the rights hereby granted in the Selected Programme will infringe the rights (whether of copyright or otherwise) of any third party;

     (e) there are not and will not at any time during the Term be any charges, liens, security interests or other encumbrances over or affecting the Selected Programme which would preclude the exercise by the Company of the rights hereby granted in the Selected Programme;

     (f) the content of the Selected Programme will comply with all censorship regulations and all broadcasting standards, regulations, codes and guidelines as to programme content which may be applicable to television services such as the Service in each country within the Territory and may have drawn up and/or imposed on such television services by any competent regulatory authority or body in any such country; and

     (g) all music synchronisation licence and recording and performance fees and royalties, and all residuals, use fees and other monies payable in connection with the Selected Programme or the rights upon which it is based or the performances incorporated in it have been or will prior to the delivery of the Delivery Material be paid and that no fees of any description whatsoever will be payable by the Company in respect of the exercise in the Territory of the rights hereby granted in the Selected Programme other than performing rights in respect of music contained in the Selected Programme.

9.2  Each party warrants to and undertakes with the other that:

     (a) it has full right title and authority to enter into this Agreement and to perform the obligations undertaken by it hereunder and that it has not entered into any agreement with any third party which does or will conflict with the terms hereof; and

                                      57.

                                                                     DENTON HALL



     (b) it will indemnify the other against all actions proceedings claims costs and expenses (including without limitation legal fees) and any other damage suffered by the other as a direct or reasonably foreseeable result of a breach of any of the warranties, undertakings or agreements on its part contained or made in this Agreement.

10.  Term, Termination and Extension
     -------------------------------

10.1 This Agreement shall become effective upon the date hereof and shall remain in effect throughout the Term.

10.2 In addition to and not in substitution for any other right or remedy either party shall have the right to terminate this Agreement with immediate effect by written notice to the other party to that effect given at any time if:

     (a) the other party shall commit a material breach of any term or provision of this Agreement, or (subject to the provisions of Clause 10.7) any warranty made herein by the other party shall be found not to be true and accurate in all material respects (a "default"), and such breach or default if remediable shall not have been remedied by the other party within twenty-eight (28) days after receipt of written notice specifying such breach or default and requiring the same to be remedied; or

     (b) the other party shall cease to carry on business or shall be unable to pay its debts as they fall due for payment or if under the laws of any jurisdiction a liquidator, administrator, receiver, or similar official is appointed of the other party or in respect of any of its assets or undertaking or if any liquidation, insolvency, winding-up, administration or similar proceedings are instituted against the other party under the laws of any jurisdiction PROVIDED ALWAYS THAT the Licensor shall not be entitled to terminate this Agreement under this sub-clause 10.2(b) if Flextech shall notify the Licensor of its


                                      58.

                                                                     DENTON HALL


          offer to acquire the Licensor's entire shareholding in the Company pursuant to Clause 8.5 of the Shareholder's Agreement of even date herewith; or

     (c) the other party is prevented by an event of Force Majeure from performing its obligations, or if the party giving such notice of termination is prevented by an event of Force Majeure from exercising its rights, under this Agreement for a period in excess of one hundred and eighty (180) consecutive days; or

     (d) the Trademark Agreement shall be lawfully terminated by either party thereto.

10.3 The Company shall in addition to the foregoing have the right to terminate this Agreement by giving notice in writing to the Licensor if:

     (a) the Company has given any notice pursuant to Clause 8.6 and if during the first complete Year following the date of any such notice ("the Relevant Year") the Net Revenue per Household received by the Company is less than One Pound and thirty-seven pence ((pounds) 1.37) PROVIDED THAT any such notice of termination must be given by the Company within twenty-four (24) months after the final day of the Relevant Year; or

     (b) in any Year after the Licensor has given a notice of election pursuant to sub-clause 8.11.1 the Licensor has been unable to licence to the Company pursuant to this Agreement a sufficient Programme Duration of Programmes or Third Party Programmes which are European Works in order to enable the Company to comply with the Directive and with the laws of each country within the Territory PROVIDED THAT any such notice of termination must be given by the Company within twelve (12) months after the final day of that Year; or

     (c)  the Licensor fails to give a notice of election under sub-clause
          8.11.1 within the 30 day period referred to in that


                                      59.

                                                                     DENTON HALL

             sub-clause PROVIDED THAT any such notice of termination must be given by the Company within twelve (12) months after the final day of that 30 day period.

      Any such termination shall take effect immediately upon the first anniversary of the date of receipt by the Licensor of any such notice of termination (such anniversary being hereinafter referred to as "the Effective Date").

10.4 In the event that the Company terminates this Agreement in accordance with the provisions of Clause 10.3 then:


      10.4.1 the Company shall be entitled to continue to exercise its rights under the Trademark Agreement until the Effective Date;

      10.4.2 for the remaining year of this Agreement ending upon the Effective Date, the Programme Duration of the Programmes in the Service will comprise not less than 51% (in the case of a termination pursuant to sub-clause 10.3(a)) or the Quota Percentage (in the case of a termination pursuant to sub-clause 10.3(b) or (c)) of the total Programme Duration of the Programmes and the Third Party Programmes included in the Service during such year, and the Programming Premium and the Basic Licence Fee payable by the Company during or in respect of such year shall each be reduced pro rata to the proportion which the Programme Duration of Programmes included in the Service during the said year bears to the aggregate Programme Duration of Programmes and Third Party Programmes included in the Service during the said year;

      10.4.3 the Company shall be freely entitled at the Company's expense to licence Third Party Programmes from third parties and to schedule and transmit such Third Party Programmes in the Service and shall assume sole responsibility for such licensing and scheduling PROVIDED THAT all Third Party Programmes so transmitted in the Service shall fall within the Programme Specification and the Company shall comply with the provisions of sub-clause 10.4.2;

                                      60.

                                                                     DENTON HALL

      10.4.4 the Company shall be freely entitled to replace the Scheduler and to engage at its expense a replacement Scheduler of its choice and Clauses 8.1 and 8.5 shall not apply to the appointment of any such replacement Scheduler;

      10.4.5 for a period of eighteen (18) months commencing upon the Effective Date the Licensor:

              (a) shall not use or authorise or permit any third party to use any of the Trade Marks within the Territory; and

              (b) shall not authorise or permit any third party to broadcast, transmit or exhibit (whether pursuant to the Standard Television Rights or the Non-Standard Television Rights) within the Territory and Programme, any excerpt from any Programme or any promotional or advertising material publicising its transmission of any Programme (i) in any form which allows or causes the word "Playboy", any of the Trade Marks or any other logo, mark or symbol which is associated with the "Playboy" name or brand to be seen at any time during any broadcast, transmission or exhibition of that Programme by any person viewing such broadcast, transmission or exhibition or (ii) which in any way suggests or implies that the Programme has been produced by, or licensed to that third party by, the Licensor or any Affiliate of the Licensor.

10.5 In the event that this Agreement is terminated by the Company pursuant to sub-clause 10.3(a) and in the event that prior to the Effective Date the Licensor has received or has become entitled to receive licence fees (other than amounts paid by the Licensor to third party licensors for the right to transmit Third Party Programmes in the Service and reimbursed to the Licensor by the Company hereunder) pursuant to any provision of Clause 7, Clause 8 or this Clause 10 (including but not limited to Clauses 7.1 to
      7.4 inclusive, Clause 7.7

                                      61.

                                                                     DENTON HALL


and Clause 8.8) amounting in the aggregate to less than US$7.5 million ("the Minimum Amount"), then, for so long as the programming included in the Service after the Effective Date is of the same genre as the Programmes and Third Party Programmes delivered to the Company hereunder prior to the Effective Date, the Company shall following the Effective Date licence from the Licensor on a sole and exclusive basis within the Territory and the Licensor shall deliver to the Company for first transmission in the Service such number of Programme Hours of Playboy Programmes selected by the Company as may be determined in accordance with the provisions of Schedule 6, upon and subject to the following terms and conditions:

10.5.1 the Licensor may by notice in writing given to the Company within thirty
       (30) days after the date of any notice of termination given by the Company pursuant to Clause 10.3 decline to licence further Playboy Programmes to the Company in the event that this Clause should apply following the Effective Date and, if so, the Company will have no obligation or liability to the Licensor pursuant to this Clause;

10.5.2 if the Licensor does not give a notice to the Company pursuant to Clause 10.5.1:

       (a) the licence fees payable by the Company following the Effective Date shall be at the rate of US$13,158 per Programme Hour or (in the case of a Playboy Programme which the Company elects to transmit during a further Transmission Period pursuant to Clause 2.2) determined in accordance with Clause 7.7;

       (b) the maximum period during which the provisions of this Clause 10.5 shall continue in force following the Effective Date shall be determined in accordance with the provisions of Schedule 6 but the provisions of this Clause shall in any event lapse once the Licensor has received pursuant to Clause 7, Clause 8 and this Clause licence fees amounting in the aggregate to the Minimum Amount;


                                      62.

                                                                     DENTON HALL


              (c) subject to the provisions of sub-clauses (a) and (b) of this Clause and notwithstanding the termination of this Agreement, all Playboy Programmes licensed to the Company pursuant to this Clause shall be licensed upon and subject to the same terms and conditions (mutatis mutandis) as those which applied to the Programmes licensed under Clause 2 prior to the Effective Date including under Clause 2 prior to the Effective Date including but not limited to those terms and conditions set out in Clause 3.3, 4.1, 4.4, 4.5 and 6.5; and

              (d) the Company shall be entitled to transmit the Trade Marks only in the form and the places in which they appear in Playboy Programmes licensed to it pursuant to this Clause.

10.6 Following the date on which any termination of this Agreement takes effect ("the Termination Date"):

       10.6.1 subject only to Clause 10.5, the Company shall have no obligation to licence or accept delivery of further Programmes or Third Party Programmes from the Licensor, and the Licensor shall have no obligation to deliver to the Company further Programmes or Third Party Programmes, for first transmission in the Service;

       10.6.2 the licence granted to the Company pursuant to Clause 2 in relation to each Programme or Third Party Programme whose Transmission Period has not ended prior to the Termination Date shall (subject to sub-clauses 10.6.3 and 10.6.4) remain in force for a period of twenty-four (24) months after the Termination Date (in the case of a Playboy Programme) and for the full duration of the Playboy Licence Period (in the case of an Acquired Programme or Third Party Programme); and

       10.6.3 notwithstanding the provisions of sub-clause 10.6.2, if this Agreement was terminated by the Licensor pursuant to sub-clause


                                      63.

                                                                     DENTON HALL


       10.2(a), the Licensor may by giving notice in writing to the Company within 30 days after the Termination Date terminate the licence granted to the Company pursuant to Clause 2 in relation to each Programme, and each Third Party Programme acquired on behalf of the Company by the Licensor, with immediate effect whereupon the Licensor shall within seven
       (7) days after the date of such notice pay to the Company an amount equal to the aggregate of all Excess Payments. For the purposes of this sub-clause, an "Excess Payment" shall mean in respect of each Programme, or each Third Party Programme acquired on behalf of the Company by the Licensor, whose Transmission Period has not ended prior to the Termination Date an amount equal to:

       (A x B) x C where:
                 -
                 D

       A = US$13,158 or (in the case of a Third Party Programme) the actual amount paid to the third party licensor of that Third Party Programme in consideration for the right to transmit the same in the Service within the Territory

       B = the number of Programme Hour(s) of that Programme or Third Party
           Programme

       C = 24 (twenty-four) less the number of transmissions made by the Company in the Service of that Programme or Third Party Programme prior to the Termination Date

       D = 24 (twenty-four).

10.6.4 notwithstanding the provisions of sub-clause 10.6.2, the Licensor may by giving notice in writing to the Company within six (6) months after the Termination Date terminate the licence granted to the Company pursuant to Clause 2 in relation to each Playboy Programme with effect from the expiry of the period of eighteen (18) months commencing upon the Termination Date ("the Licence Termination Date") whereupon the Licensor shall within


                                      64.

                                                                     DENTON HALL


            seven (7) days after the date of such notice pay to the Company an amount equal to the aggregate of all Excess Payments. For the purposes of this sub-clause, an "Excess Payment" shall mean in respect of each Playboy Programme whose Transmission Period has not ended prior to the Licence Termination Date an amount equal to:

            (A x B) x C where:
                      -
                      D

            A = US$13,158

            B = the number of Programme Hour(s) of that Playboy Programme

            C = 24 (twenty-four) less the number of transmissions made by the
                Company in the Service of that Playboy Programme prior to the Licence Termination Date

            D = 24 (twenty-four).

10.7   In the event that:

       (a) any warranty made herein by the Licensor in relation to any Selected Programme is found not to be true and accurate in all material aspects (a "default"); and

       (b) within twenty-eight (28) days after receipt of written notice from the Company specifying such default the Licensor has delivered to the Company for first transmission in the Service a replacement Playboy Programme or (if the Selected Programme in question was not a Playboy Programme) an Acquired Programme or Third Party Programme of comparable quality, duration and commercial appeal, then without prejudice to any of its other rights and remedies in respect of such default the Company shall not be entitled to terminate this Agreement pursuant to sub-clause 10.2(a) as a result of such default.


                                      65.

                                                                     DENTON HALL


11.   Assignment
      ----------

      Neither party may assign the whole or any part of this Agreement to any third party without the prior written consent of the other party PROVIDED THAT either party may assign the benefit of this Agreement to any Associate (as defined in the Shareholders' Agreement of even date herewith) without the consent of the other party but shall remain liable for the performance of its obligations under this Agreement.

12.   Notices
      -------

12.1 Any notice or other communication given or made under this Agreement shall be in writing and, without prejudice to the validity of any other method of service, may be delivered personally or by courier or sent by facsimile transmission and by prepaid airmail letter, addressed as follows:

      (a)  if to the Licensor to:
           The President of the Licensor
           9242 Beverly Boulevard
           Beverly Hills
           California 90210
           United States of America
           Facsimile transmission number: (0101 310) 246 4065 with a copy to the Senior Vice President, Legal and Business Affairs at the same facsimile transmission number

      (b)  if to the Company, to:
           Twyman House
           16 Bonny Street
           London NW1 9PG
           Facsimile transmission number: (0171) 911 0145 with a copy to:


                                      66.

                                                                     DENTON HALL


            The Chief Executive
            Flextech plc
            13 Albemarle Street
            London W1X 3HA
            Facsimile transmission number: (0171) 499 7553

      or to such other address, or facsimile transmission number as the relevant addressee may hereafter by notice hereunder substitute.

12.2 Any such notice or other communication shall be deemed to have been duly served, given or made (i) in the case of posting, 96 hours after the envelope containing such notice was posted and proof that any such envelope was properly addressed, prepaid, registered and posted shall be sufficient evidence that such notice or other communication has been duly served, given or made; or (ii) in the case of delivery, when left at the relevant address; or (iii) in the case of facsimile transmission on the first business day in the country of the intended recipient after the date of transmission.

13.   Waiver and Set-Off
      ------------------

13.1 No express or implied waiver by either party of any provision of this Agreement or of any breach or default of either party shall constitute a continuing waiver or a waiver of any other provision or (subject to the other provisions of this Agreement) prevent either party from acting on the same or any subsequent breach or default.

13.2 In the event that the Company becomes entitled to terminate this Agreement pursuant to sub-clause 10.2(a) and (subject to Clause 10.7) within thirty
      (30) days after becoming aware of such entitlement the Company does so terminate, then, without prejudice to any other right or remedy of the Company and notwithstanding any other provision of this Agreement, the Company shall be entitled without prejudice to any right or remedy of the Licensor to withhold payment of any or all amounts which may be or may thereafter become due to the Licensor pursuant to Clause 7 or Clause 8 and, if the Company decides to exercise such right, it shall promptly notify the Licensor of such decision.


                                      67.

                                                                     DENTON HALL


14.   Further Assurance
      -----------------

      The Licensor shall at the request and cost of the Company execute and deliver all such further documents as the Company shall reasonably request to confirm and evidence the grant of such Television Rights as are granted to the Company pursuant to Clause 2.

15.   No Partnership
      --------------

      This Agreement is made between principals and does not constitute a partnership between the parties and neither of them shall hold itself out as the agent or partner of the other.

16.   Entire Agreement
      ----------------

      This Agreement together with the Trademark Agreement and the Shareholders' Agreement contains the entire understanding of the parties with regard to the licensing of Programmes to the Company and may be changed or modified only in writing signed on behalf of both parties.

17.   Force Majeure
      -------------

      Neither party shall be liable for any failure to perform its obligations under this Agreement to the extent that such failure is caused by an event of Force Majeure.

18.   Severability, Registration and Notification
      -------------------------------------------

18.1 Should any provision of this Agreement be held by any competent court or authority to be invalid or unenforceable such provision shall (without prejudice to the remaining provisions) have no effect but the parties shall use all reasonable endeavours to replace the invalid or unenforceable provision by a valid provision, the effect of which shall be the closest possible to the intended effect of the invalid or unenforceable provision.


                                      68.

                                                                     DENTON HALL


18.2 Notwithstanding any other provision of this Agreement or any arrangement of which this Agreement forms part, any provision which may cause this Agreement and/or such arrangement to be registrable under the Restrictive Trade Practices Act 1976 shall be of no effect until the day after such day as particulars of this Agreement and/or such arrangement shall have been furnished to the Director General of Fair Trading.

18.3 If either of the parties is advised by its lawyers that this Agreement should be notified to the European Commission under Council Regulation 17/62, the other party shall on request co-operate in procuring such notification as soon as practicable.

19.   Headings
      --------

      The headings to the Clauses and sub-clauses in this Agreement are intended to make reference easier but not to affect its construction.

20.   Governing Law
      -------------

20.1 This Agreement shall be governed by and construed in all respects in accordance with English law and the parties agree to submit to the exclusive jurisdiction of the English Courts as regards any claim or matter arising in relation to this Agreement.

20.2 The Licensor hereby appoints O'Melveny & Myers of 10 Finsbury Square, London EC2A 1LA England as its authorised agent for the purpose of accepting service of process for all purposes in connection with this Agreement.


AS WITNESS the hands of the duly authorised representatives of the parties the day and year first above written


                                      69.

                                                                     DENTON HALL

                                  SCHEDULE 1
                                  ----------

                          The Programme Specification
                          ---------------------------


The Service is a television program service for adults featuring programming that is sexually oriented but of a non-pornographic nature.

Programming included in the Service will depict nudity and will allow strong or explicit language. Playboy will not deliver and the Company will not transmit programming containing scenes which depict violent behaviour, particularly the glorification of violence or gratuitous violence. Generally speaking, Playboy will not deliver and the Company will not transmit programming containing depictions of rape, non-consensual intercourse or other non-consensual sexual activity. Generally speaking, Playboy will not deliver and the Company will not transmit programming containing scenes of bondage, incest, sadism or masochism, bestiality, extreme sexual explicitness or the graphic close-up of genitals. Child pornography is never to be shown on the Service, and, even if an actor is over 18 years of age, if that actor is portrayed as under 18, such showing is prohibited.

Within the above guidelines, the Programmes and Third Party Programmes delivered to the Company by Playboy hereunder shall consist of motion pictures (including those made initially for television exhibition, for home video or for theatrical release), miscellaneous specials (both in the half-hour and hour length), dramatic series, game shows, magazine shows (as that term is generally used in American television), comedy shows, Playmate specials featuring specific Playmates, music specials, sexual advice specials, Playboy Video Centrefold specials and Playmate of the Year specials. The vignettes delivered by Playboy hereunder shall also comply with the above guidelines.

No Programme or Third Party Programme delivered by the Licensor under this Agreement will have a running time of less than 22 minutes.

                                      70.

                                                                     DENTON HALL

                                  SCHEDULE 2
                                  ----------

                               Delivery Material
                               -----------------


1. (a) The Licensor will supply a Beta SP master videotape for each Selected Programme, each so-called "vignette" and all promotional and interstitial material, together with a schedule of the running order in which these elements are to be broadcast. The Company will at its cost assemble the nightly programming block from these materials.

   (b) Each master videotape supplied by the Licensor shall be of broadcast quality and in either the NTSC or PAL standard. Where such a videotape is delivered in the NTSC standard, the Company shall create the necessary PAL transfer but the Licensor shall reimburse to the Company within 30 days after receipt of an invoice in respect thereof the actual out-of-pocket cost incurred by the Company in doing so.

   (c) If the Licensor supplies NTSC-standard materials and the Company converts them to PAL, the Licensor shall remain the owner of such PAL-standard materials, which shall be on loan to the Company for the Term or (if later) until the end of the Transmission Period in respect of the relevant Programme or Third Party Programme and shall thereafter be returned to the Licensor.

   (d) Each master videotape supplied by the Licensor shall comply with the following specification:-

       Vision
       ------
       Line up - One minute of Colour Bars 100% luminance, 75% Chroma. EBU(75/0/100/0)
       Ten seconds of Black before Start of each Selected Programme
       No pedestal on black
       Each Selected Programme should start at Time Code 10:00:00:00

                                      71.

                                                                     DENTON HALL

       Audio
       -----
       Time Code should be continuous throughout the line up and programme and for at least 30 seconds after end of programme Line up with Colour Bars - Zero Level Tone on linear tracks ('4' PPM)
       Maximum peak programme level +8dB above line up.

2. A music cue sheet in customary form and all billings information and credit requirements.

3. All advertising and promotional material (whether audio, audio-visual or visual material) which is available for use by the Company including but not limited to a plot or episodic synopsis, black and white stills, colour transparencies, a colour trailer and interstitial, "filler" and "behind the scenes" material.

                                      72.

                                                                     DENTON HALL

                                  SCHEDULE 3
                                  ----------

                              Basic Licence Fees
                              ------------------

1. In this Schedule the following expressions shall have the following meanings:

   (a) "the Apportionment" means an amount calculated by:

       (i) subtracting from 365 the total number of days during the First Year (including the Launch Date);

       (ii) multiplying the figure resulting from that subtraction by US$1,000,000 (one million United States dollars);

   and (iii) dividing the product of that multiplication by 365.

   (b) "the Increment": means in respect of the second, third, fourth, fifth and sixth Years an amount calculated as follows:

        A  x US$100,000
       ---
       365

       where A is the total number of days during the First Year (including the Launch Date);

   (c) "the Initial Amount": means in respect of each Year the amount set out below opposite that Year:

       Year              Amount (US$)
       ----              ------------

       First Year        US$1,000,000   less the Apportionment
       Second Year       US$1,000,000)
       Third Year        US$1,100,000)  plus in each case
       Fourth Year       US$1,200,000)  the Increment
       Fifth Year        US$1,300,000)  for that Year
       Sixth Year        US$1,400,000)
       Seventh Year      US$1,500,000
       and each
       subsequent Year

                                      73.

                                                                     DENTON HALL

2. In respect of each Year the Basic Licence Fee shall be the Initial Amount in respect of that Year subject always to:

       (a)  reduction in accordance with Clause 8.6, sub-clause 8.8(d) or Clause
            8.11 or following any notice of termination of this Agreement given by the Company pursuant to Clause 10.3; and

       (b) increase in accordance with sub-clause 7.7(b), sub-clause 8.8(b) or sub-clause 8.8(c).

                                      74.

                                                                     DENTON HALL

                                  SCHEDULE 4
                                  ----------

                           Net Revenue per Household
                           -------------------------

1. In this Schedule a "Household" means in respect of any Year:

   (a) during which (or any part of which) the Service is being transmitted by means of a medium-powered satellite (such as, by way of example, an Astra satellite), any person in the United Kingdom who on 1 January or 31 December (as the case may be) in that Year is equipped with a satellite dish and any other receiving or decoding equipment (other than viewing cards and other decryption equipment and devices which are only available to paying subscribers) and/or (if the Service is transmitted by means of a compressed signal) decompression equipment which is necessary in order to receive and view a television channel transmitted in an unencrypted form by means of the same satellite as that by which on 1 January or 31 December (as the case may be) in that Year the Service is being transmitted or by means of any other satellite which is compatible with that satellite; and/or

   (b) any person in the United Kingdom whose home has by 1 January or 31 December (as the case may be) in that Year been connected to a Relevant System and for this purpose a "Relevant System" means any cable television system in the United Kingdom by means of which the Service is as at 1 January or 31 December in that Year (as the case may be) being re-transmitted by any means for reception by subscribers to that cable television system.

2. The "Net Revenue per Household" in respect of any Year shall be calculated by dividing the Net Revenues of the Company in respect of that Year by the average number of Households in respect of that Year. The average number of Households shall be calculated by aggregating the total numbers of Households on 1 January and on 31 December in that Year and by dividing the resulting figure by two.

                                      75.

                                                                     DENTON HALL

3. The number of Households which on 1 January and 31 December in each Year fall within paragraph 1(a) of this Schedule shall be determined by reference to the relevant figure published or provided by Broadcasters' Audience Research Board Limited (or any replacement or successor body) as at 1 January or 31 December in that Year (as the case may be) or as at the date which is closest to 1 January or 31 December in that Year and for which such a figure is available by 31 March in the immediately following Year.

4. The number of Households which on 1 January and 31 December in each Year fall within paragraph 1(b) of this Schedule shall be determined by reference to the relevant figure(s) published or provided by the Cable Communications Association (or any replacement or successor body or by the operators of Relevant Systems) as at 1 January or 31 December in that Year (as the case may be) or as at the date which is closest to 1 January or 31 December in that Year and for which such figure(s) is or are available by 31 March in the immediately following Year.

                                      76.

                                                                     DENTON HALL



                                  SCHEDULE 5
                                  ----------


                          List of existing Programmes
                          ---------------------------

- -------------------------------------------------------------------------------------------------
Program                              Number of     Length per       Total      Program Completion
 Type           Title                Episodes    Episode (min.)*    Hours             Date
- -------------------------------------------------------------------------------------------------
Series   350                                29                30     14.5          1990-1994
         America Uncovered                   4                30        2          1983-1987
         Archival Reel                      58                60       58            1970's
         The Club                            8                30        3             1991
         Comedy After Hours                  6                30        3             1987
         Consenting Adults                   3                30      1.5             1984
         Do it Now                           3                30      1.5             1983
         Dueling for Playmates              12                30        6          1983-1984
         Eden                               26                30       13          1992-1993
         Erotic Images                       5                60        5          1984-1985
         Everything Goes                    23             30-60       12          1982-1984
         Fantasies                          20                30       10          1986-1988
         For a Good Time, Call...            4                30        2             1992
         Friday Files                        6             30-60      3.5             1983
         Girls of the Comedy Store           3                80        3          1983-1985
         Great American Stripoff            18                80       18          1983-1985
         Hot List                            3                30      1.5          1987-1988
         Hot Rocks                          28             30-50       15          1990-1994
         Inside Out                         26                30       13          1990-1991
         Inside Playboy                      7                30      3.5            1984
         It Happened One Night               5             30-60        3            1994
         Late Night I                       28                60       26          1989-1990
         Late Night II                      28                30       13            1991
         Late Night III                     28                30       13            1992
         Late Night IV                      26                30       13            1995
         Loving                              5                30      2.5            1982
         Pillow Previews                    10                30        5          1984-1985
         Playboy After Dark                 52                60       52          1968-1970
         Playboy Video Magazine             48                60       48          1982-1988
         Playboy's Erotic Fantasies         28                30       13            1994
         Playboy's Love & Sex Test          28                30       13            1992
         Playmate Guide to Physical
           Fitness                           6                30        3          1982-1983
         Prime Cuts                          4                30        2            1985
         Private Moments                     8                30        3          1983-1984
         Private Party Jokes                 7                30      3.5          1987-1988
         Ribald Classics                     5             30-60      4.5          1983-1992
         Secret Confessions & Fantasies     28                30      1.3          1992-1993
         Sexcetera                          64                80       64          1983-1988
         Shake it, Sexy                      6                30        3            1983
         Who's on Top                       24                30       12            1993
         World of Playboy                   34                30       17          1991-1995
         Women on Sex                       46                30       24          1983-1988
- -------------------------------------------------------------------------------------------------
Sub Total Series                                                    539.5
- -------------------------------------------------------------------------


* As is television industry practice, a "60-minute" program is typically 44-45 minutes long (to account for commercial breaks), and a "30-minute" program is typically 22 minutes long. Similarly, throughout this document, a 60-minute episode length will refer to 45 minutes of actual programming, and a 30-minute episode length will refer to 22 minutes of actual programming. With respect to movies, running times are actual.

                                      77.

                                                                    DENTON HALL


                             PLAYBOY TV UK/BENELUX
                                PROGRAM LIBRARY


- -----------------------------------------------------------------------------------------------------------------------------------
 Program                                                               Number of     Length per        Total    Program Completion
  Type                               Title                             Episodes     Episode (min.)*    Hours           Date
- -----------------------------------------------------------------------------------------------------------------------------------
 Specials    101 Ways to Excite Your Lover                                     1                 60        1           1991
             20th Century Beauty                                               1                 60        1           1991
             Anna Goes Australian                                              1                 30      0.5           1987
             Around the World with Donna Wanna                                 1                 30      0.5           1993
             Arousal, Foreplay, and Orgasm with Dr. Ruth Westheimer            1                 60        1           1994
             Art of Sensual Massage                                            1                 60        1           1986
             Bedtime Stories                                                   1                 60        1           1987
             Best of Playboy                                                   2                 60        2           1988
             Best of Sexy Lingerie                                             1                 60        1           1992
             Best of Video Calendar                                            1                 60        1           1992
             Best of Wet & Wild                                                1                 60        1           1992
             Best of the Playboy Channel                                       1                 90      1.5           1988
             Big Ed Show                                                       1                 60        1           1990
             Blonde, Brunette, and Redhead                                     1                 30      0.5           1989
             Blonde Bombshells                                                 1                 30      0.5           1989
             Body Flash                                                        1                 30      0.5           1985
             Bunny Memories                                                    1                 60        1           1986
             Bunny of the Year 1974                                            1                 60        1           1974
             Bunny of the Year 1976                                            1                 90      4.5           1976
             Cheech and Chong Interview                                        1                 60        1           1984
             College Girls                                                     1                 60        1           1993
             Comedy on Campus                                                  1                 90      1.5           1988
             Comedy Roast: Don Adams                                           1                 60        1           1985
             Comedy Roast: Tommy Chong                                         1                 60        1           1986
             Comedy Theatre: The Great Lounge Commedians                       1                 60        1           1985
             Comedy Theatre: Henny Youngman                                    1                 60        1           1985
             Comedy Theatre: Mort Sahl                                         1                 60        1           1985
             Comedy Theatre: Phyllis Diller                                    1                 60        1           1985
             Comedy Theatre: Shecky Green                                      1                 60        1           1985
             Celebrity Video Centerfold: Patti Davis                           1                 60        1           1995
             Celebrity Video Centerfold: Jessica Hahn                          1                 60        1           1993
             Celebrity Video Centerfold: LaToya Jackson                        1                 60        1           1994
             Celebrity Video Centerfold: Dian Parkinson                        1                 60        1           1994
             Dear Homes                                                        1                 30      0.5           1983
             Dorothy Strattan: The Untold Story                                1                 60        1           1985
             Eden 1                                                            1                120        2           1992
             Eden 2                                                            1                120        2           1992
             Eden 3                                                            1                120        2           1992
             Eden 4                                                            1                120        2           1993
             Eden 5                                                            1                120        2           1993
             Eden 6                                                            1                120        2           1993
             Erotic Escapades                                                  1                 30      0.5           1994
             Erotic Fantasies I                                                1                 60        1           1992
             Erotic Fantasies II                                               1                 60        1           1993
             Erotic Fantasies III                                              1                 60        1           1993
             Erotic Weekend Getaways                                           1                 60        1           1992
             Fabulous Forties                                                  1                 60        1           1994
             Fantasies I                                                       1                 90      1.5           1987
             Fantasies II                                                      1                 60        1           1990
             Farmer's Daughters                                                1                 60        1           1987
             Girls of the Cabaret Royale                                       1                 60        1           1991
             Girls of Europe I                                                 1                 30      0.5           1987
             Girls of Europe II                                                1                 30      0.5           1987
             Girls of Hawaiian Tropic                                          1                 60        1           1994
             Girls of Hooters                                                  1                 60        1           1994
             Girls of Jamaica                                                  1                 30      0.5           1992
- -----------------------------------------------------------------------------------------------------------------------------------


             * see note

                                                                     DENTON HALL

                             PLAYBOY TV UK/BENELUX

                                PROGRAM LIBRARY

- ---------------------------------------------------------------------------------------------------------------------
Program                                                         Number of    Length per     Total  Program Completion
 Type                         Title                             Episodes   Episode (min.)*  Hours        Date
- ---------------------------------------------------------------------------------------------------------------------
Specials,     Girls of Rock 'n Roll                                     1                60     1         1985
  continued   Girls of Spring Break                                     1                60     1         1991
              Girls of the Big West                                     1                30   0.5         1990
              Girls of the Moulin Rouge                                 1                30   0.5         1985
              Great American Stripoff 1994                              1                60     1         1994
              History of Striptease                                     1                60     1         1994
              Hollywood Hookers                                         1                60     1         1983
              Hot, Sexy & Safer with Suzi Landelphi                     1                60     1         1993
              Hot Rock in Reno                                          1               120     2         1983
              How to Reawaken Your Sexual Powers                        1                60     1         1992
              Hugh M. Hefner: Birthday Footage                          1               330   5.5      1979-1986
              Hugh M. Hefner: Miscellaneous Footage                     1                90   1.5      1974-1995
              Hugh M. Hefner: Once Upon a Time                          1                90   1.5         1992
              Inside Out I                                              1                90   1.5         1992
              Inside Out II                                             1                90   1.5         1993
              Inside Out III                                            1                90   1.5         1993
              Inside Out IV                                             1                90   1.5         1994
              International Playmates                                   1                60     1         1993
              Intimate Workout for Lovers                               1                60     1         1991
              International Beauty Pageant Promo Reel                   1                30   0.5         1992
              Japanese Erotica                                          1                30   0.5         1989
              Jerry Lee Lewis in Concert                                1                60     1         1985
              Les Filles Fatales                                        1                30   0.5         1983
              Lisa Lyons Lifestyles                                     1                30   0.5         1990
              Love, Sex, and Religion                                   1                30   0.5         1984
              Love, Sex, & Intimacy for New Relationships               1                60     1         1993
              Madcap Marathon                                           1                60     1         1980
              Making of... Girls of Cabaret Royale                      1                60     1         1991
              Making of... Girls of Spring Break                        1                30   0.5         1991
              Making of... Playmate Challenge Cup                       1                30   0.5         1984
              Making of... Sexy Lingerie III                            1                60     1         1992
              Maui Playmate Challenge                                   1                60     1         1994
              Miss Playboy International Beauty Pageant 1987            1                60     1         1987
              Nancy Friday's Interviews                                 1                30   0.5         1982
              Nancy Friday's Private Lives                              1               120     2         1983
              New Year's Eve at the Mansion 1982                        1                30   0.5         1982
              New Year's Eve at the Mansion 1983                        1                30   0.5         1983
              New Year's Eve at the Mansion 1984                        1                30   0.5         1984
              New Year's Eve at the Mansion 1985                        1                30   0.5         1985
              New Year's Eve at the Mansion 1986                        1                30   0.5         1986
              Pat Mc Cormick Unleashed I                                1                60     1         1980
              Pat Mc Cormick Unleashed II                               1                60     1         1980
              Playboy Club's 24th Anniversary Show                      1                60     1         1984
              Playboy Follies I                                         1                60     1         1983
              Playboy Follies II                                        1                60     1         1985
              Playboy Jazz Festival 1982                                1               180     3         1982
              Playboy Video Centerfold: Sherry Arnett                   1                60     1         1985
              Playboy Video Centerfold: Teri Weigel                     1                60     1         1985
              Playboy Video Centerfold: Rebekka Armstrong               1                60     1         1986
              Playboy Video Centerfold: Luann Lee                       1                60     1         1986
              Playboy Video Centerfold: Lynne Austen                    1                60     1         1987
              Playboy Video Centerfold: Fawna MacLaren/35th Anniv.      1                60     1         1988
              Playboy Video Centerfold: Dutch Twins                     1                60     1         1989
              Playboy Video Centerfold: Peggy McIntaggart               1                60     1         1989
              Playboy Video Centerfold: Karen Foster/Deborah Driggs     1                60     1         1990
              Playboy Video Centerfold: Kerry Kendall                   1                60     1         1990
              Playboy Video Centerfold: Tawni Cable                     1                60     1         1990
              Playboy Video Centerfold: Julie Clark                     1                60     1         1990
              Playboy Video Centerfold: Morgan Fox                      1                60     1         1991
- ---------------------------------------------------------------------------------------------------------------------

              * see note

                                      79.

                                                                     DENTON HALL

                             PLAYBOY TV UK/BENELUX

                                PROGRAM LIBRARY

- ---------------------------------------------------------------------------------------------------------------------
Program                                                         Number of    Length per     Total  Program Completion
 Type                         Title                             Episodes   Episode (min.)*  Hours        Date
- ---------------------------------------------------------------------------------------------------------------------
Specials      Playboy Video Centerfold: Pamala Anderson                 1               60      1         1991
  continued   Playboy Video Centerfold: Tiffany Sloan                   1               60      1         1992
              Playboy Video Centerfold: Anna Marie Golldard/
                40th Anniv.                                             1               60      1         1994
              Playboy's 20th Anniversary Show                           1               60      1         1974
              Playboy's 25th Anniversary Show                           1               60      1         1979
              Playboy's 35th Anniversary Special                        1               30    0.5         1989
              Playboy's 35th Anniv.: World of Hugh M. Hefner            1               90    1.5         1988
              Playboy's 35th Anniv.: Hugh M. Hefner's Birthday          1               90    1.5         1988
              Playboy's 35th Anniv.: Midsummer Night's Dream
                Parties                                                 1               60      1      1985-1993
              Playboy's 40th Anniversary Playmate Search                1               60      1         1993
              Playboy's Guide to Amsterdam                              1               60      1         1983
              Playboy's Guide to the Land of G'Day                      1               60      1         1989
              Playboy's Hidden Camera                                   1               60      1         1994
              Playboy Photographers                                     1               30    0.5         1989
              Playmate Bloopers                                         1               30    0.5         1992
              Playmate Party                                            1               60      1         1977
              Playmate Playoffs                                         1               60      1         1986
              Playmate Challenge Cup                                    1               60      1         1984
              Playmate Guide to Physical Fitness                        1               60      1         1983
              Playmate Music Videos I                                   1               30    0.5         1989
              Playmate Music Videos II                                  1               30    0.5         1992
              Playmate of the Year 1984: Barbara Edwards                1               60      1         1984
              Playmate of the Year 1987: Donna Edmondson                1               60      1         1987
              Playmate of the Year 1988: India Allen                    1               60      1         1988
              Playmate of the Year 1989: Kimberley Conrad               1               60      1         1989
              Playmate of the Year 1990: Renee Tenison                  1               60      1         1990
              Playmate of the Year 1991: Lisa Matthews                  1               60      1         1991
              Playmate of the Year 1992: Corrina Hamey                  1               60      1         1992
              Playmate of the Year 1993: Anna Nicole Smith              1               60      1         1993
              Playmate of the Year 1994: Jenny McCarthy                 1               60      1         1994
              Playmate of the Year 1990 Special                         1               90    1.5         1990
              Playmate Profiles: You Ought to Be In Pictures            1               30    0.5         1988
              Playmate Rafting Adventure                                1               30    0.5         1984
              Playmate Review Hotline I                                 1               60      1         1992
              Playmate Review Hotline II                                1               60      1         1993
              Playmate Review Hotline III                               1               60      1         1994
              Playmate Review                                           1               60      1         1983
              Playmate Review II                                        1               60      1         1984
              Playmate Review III                                       1               60      1         1985
              Playmate Review 1992                                      1               60      1         1992
              Playmate Review 1993                                      1               60      1         1993
              Playmate Six Pack                                         1               60      1         1992
              Playmate Sneak Preview                                    1               30    0.5         1990
              Playmate Spectacular I                                    1               30    0.5         1989
              Playmate Spectacular II                                   1               30    0.5         1990
              Playmate Sports Spectacular                               1               60      1         1992
              Playmate Video Calendar 1988                              1               60      1         1987
              Playmate Video Calendar 1989                              1               60      1         1988
              Playmate Video Calendar 1990                              1               60      1         1989
              Playmate Video Calendar 1991                              1               60      1         1990
              Playmate Video Calendar 1992                              1               60      1         1991
              Playmate Video Calendar 1993                              1               60      1         1992
              Playmate Video Calendar 1994                              1               60      1         1993
              Playmate Video Calendar 1995                              1               60      1         1994
              Playmate Video Calendar Preview Show                      1               30      1         1988
              Playmate Video Calendar Preview Show                      1               30      1         1989
              Playmate Video Calendar Preview Show                      1               30      1         1990
              Playmate Video Calendar Preview Show                      1               30      1         1991
              Playmate Video Calendar Preview Show                      1               30      1         1992
              Playmate Video Calendar Preview Show                      1               30      1         1993
- ---------------------------------------------------------------------------------------------------------------------

              * see note

                                      80.

                                                                     DENTON HALL

                             PLAYBOY TV UK/BENELUX

                                PROGRAM LIBRARY

- ---------------------------------------------------------------------------------------------------------------------
Program                                                         Number of    Length per     Total  Program Completion
 Type                         Title                             Episodes   Episode (min.)*  Hours        Date
- ---------------------------------------------------------------------------------------------------------------------
Specials      Playmate Video Calendar Preview Show                      1               30      1         1994
  continued   Playmates at Play                                         1               60      1         1989
              Playmates Home Video Party                                1               30    0.5         1990
              Playmates in the Movies                                   1               30    0.5         1989
              Playmates in Paradise                                     1               60      1         1992
              Playmates of the Year: the '80's                          1               60      1         1989
              Playmates: the Early Years                                1               60      1         1991
              Playmates: Where are they Now I                           1               30    0.5         1988
              Playmates: Where are they Now II                          1               30    0.5         1988
              Private Diaries                                           1               60      1         1994
              Private Pleasures                                         1               30    0.5         1993
              Roller Disco and Pajama Party                             1               60      1         1981
              Romantic Visions I                                        1               30    0.5         1985
              Romantic Visions I                                        1               30    0.5         1985
              Secret Confessions I                                      1               60      1         1993
              Secret Confessions II                                     1               60      1         1994
              Secret Confessions III                                    1               60      1         1994
              Secret Moment                                             1               30    0.5         1984
              Secrets of EuroMassage                                    1               60      1         1989
              Secrets of Making Love to the Same Person Forever I       1               60      1         1990
              Secrets of Making Love to the Same Person Forever II      1               60      1         1992
              Sensual Fantasy for Lovers                                1               60      1         1993
              Sensual Pleasures of Oriental Massage                     1               60      1         1991
              Sex Under Hot Lights                                      1               60      1         1994
              Sex & Sensuality Test                                     1               60      1         1982
              Sexy Lingerie I                                           1               60      1         1983
              Sexy Lingerie II                                          1               60      1         1990
              Sexy Lingerie III                                         1               60      1         1991
              Sexy Lingerie IV                                          1               60      1         1991
              Sexy Lingerie V                                           1               60      1         1992
              Sexy Lingerie VI: Night Dreams                            1               60      1         1993
              Sexy Lingerie VII: Dreams & Desires                       1               60      1         1994
              Spring Break Madness                                      1               30    0.5         1989
              Spring Fling                                              1               60      1         1983
              Sunday's Child I                                          1               30    0.5         1983
              Sunday's Child II                                         1               30    0.5         1983
              Sunday's Child III                                        1               30    0.5         1983
              Sunday's Child IV                                         1               30    0.5         1983
              Sunday's Child V                                          1               30    0.5         1983
              Sunday's Child VI                                         1               30    0.5         1983
              Sunshine Girls                                            1               30    0.5         1988
              Taking it Off                                             1               30    0.5         1989
              Taste of Playboy                                          1               90    1.5         1983
              Twenty-Nine Minutes                                       1               60      1         1990
              Ultimate Sensual Massage                                  1               60      1         1991
              Valentine Day's Footage 1990                              1               60      1         1990
              Valentine Day's Footage 1991                              1               90    1.5         1991
              The Wedding (Hugh M. Hefner/Kimberley Conrad)             1               60      1         1989
              Wet & Wild I                                              1               60      1         1989
              Wet & Wild II                                             1               60      1         1990
              Wet & Wild III                                            1               60      1         1991
              Wet & Wild IV                                             1               60      1         1992
              Wet & Wild V                                              1               60      1         1993
              Wet & Wild VI: The Locker Room                            1               60      1         1994
              Wet & Wild VII: On Vacation                               1               60      1         1995
              Windy City Comedy Blowout                                 1               60      1         1987
              Women of Color                                            1               60      1         1993
              Women of Radio                                            1               60      1         1995
- ---------------------------------------------------------------------------------------------------------------------
Sub Total Specials                                                                            233
- --------------------------------------------------------------------------------------------------

              * see note

                                      81.

                                                                     DENTON HALL

                             PLAYBOY TV UK/BENELUX

                                PROGRAM LIBRARY

- ---------------------------------------------------------------------------------------------------------------------
Program                                                         Number of    Length per     Total  Program Completion
 Type                         Title                             Episodes   Episode (min.)*  Hours        Date
- ---------------------------------------------------------------------------------------------------------------------
Movies        Affairs of the Heart                                      1               90    1.5         1994
              After Dark I (Title TBD)                                  1               90    1.5         1995
              After Dark II (Title TBD)                                 1               90    1.5         1995
              After Dark III (Title TBD)                                1               90    1.5         1995
              After Dark IV (Title TBD)                                 1               90    1.5         1995
              After Dark V (Title TBD)                                  1               90    1.5         1995
              After Dark VI (Title TBD)                                 1               90    1.5         1995
              After Dark VII (Title TBD)                                1               90    1.5         1995
              After Dark VIII (Title TBD)                               1               90    1.5         1995
              After Dark IX (Title TBD)                                 1               90    1.5         1995
              After Dark X (Title TBD)                                  1               90    1.5         1995
              American Blonde                                           1               90    1.5         1994
              Animal Instinct                                           1               60      1         1993
              Accused                                                   1               90    1.5         1995
              Birds in Paradise I                                       1               90    1.5         1986
              Birds in Paradise II                                      1               90    1.5         1985
              Blind Spot                                                1               60      1         1993
              Blonde Justice III                                        1               90    1.5         1993
              Bonnie III                                                1               60      1         1994
              Bonnie IV                                                 1               90    1.5         1994
              Candy the Stripper                                        1               90    1.5         1987
              Carnival in Rio                                           1               60      1         1987
              Cheating                                                  1               90    1.5         1995
              Companion                                                 1               90    1.5         1995
              Coven I                                                   1               90    1.5         1994
              Coven II                                                  1               90    1.5         1994
              Dominoes                                                  1               60      1         1993
              Dr. Yes: The Hyannis Affair                               1              120      2         1985
              Erotic Showcase I                                         1               90    1.5         1993
              Erotic Showcase II                                        1               90    1.5         1993
              Erotic Showcase III                                       1               90    1.5         1993
              Forever Young                                             1               90    1.5         1994
              Hardcore                                                  1               90    1.5         1995
              Icewoman I                                                1               90    1.5         1993
              Icewoman II                                               1               90    1.5         1994
              I Like to Play Games                                      1               90    1.5         1994
              Immortal Desire                                           1               60      1         1993
              Intimate Journey                                          1               60      1         1995
              Letting Go                                                1               90    1.5         1995
              Love & Desire                                             1               60      1         1991
              Lover's Leap                                              1               90    1.5         1994
              Lusty Liaisons I                                          1               90    1.5      1983-1992
              Lusty Liaisons II                                         1               90    1.5      1983-1992
              Man & Women                                               1               90    1.5         1994
              Mask                                                      1               60      1         1993
              Masseuse II                                               1               90    1.5         1994
              Matter of Cunning                                         1               90    1.5         1986
              Naked Reunion                                             1               60      1         1994
              New Lovers                                                1               60      1         1993
              Night Train                                               1               90    1.5         1994
              On the Edge                                               1               90    1.5         1994
              Oral Obsession                                            1               90    1.5         1994
              Parlor Games                                              1               60      1         1993
              Passionate Interludes I                                   1               90    1.5      1986-1988
              Passionate Interludes II                                  1               90    1.5      1986-1988
              Playtime                                                  1               90    1.5         1994
              Prostitutes of Paris                                      1               60      1         1983
              Romancing of Sarah                                        1               90    1.5         1995
              Sexual Healing                                            1               90    1.5         1994
              Scoring                                                   1               90    1.5         1995
- ---------------------------------------------------------------------------------------------------------------------

              * see note

                                      82.

                                                                     DENTON HALL

                             PLAYBOY TV UK/BENELUX

                                PROGRAM LIBRARY

- ---------------------------------------------------------------------------------------------------------------------
Program                                                         Number of    Length per     Total  Program Completion
 Type                         Title                             Episodes   Episode (min.)*  Hours        Date
- ---------------------------------------------------------------------------------------------------------------------
Movies,       Sex II                                                    1               90    1.5         1994
  continued   Silent Strangers                                          1               90    1.5         1995
              Starlet                                                   1               60      1         1993
              Steamy Windows                                            1               60      1         1994
              Suite 18                                                  1               90    1.5         1994
              Supermodel I                                              1               90    1.5         1994
              Supermodel II                                             1               60      1         1994
              Swap II                                                   1              120      2         1994
              Tales of Erotica                                          1              120      2         1993
              Tempted                                                   1               90    1.5         1995
              Undress to Thrill                                         1               90    1.5         1994
              Vagablonde                                                1               90    1.5         1994
              Watch Me                                                  1               90    1.5         1995
              Young Lady Chatterly II                                   1               90    1.5         1985
- ---------------------------------------------------------------------------------------------------------------------
Sub Total Movies                                                                            104.5
- --------------------------------------------------------------------------------------------------
TOTAL ALL PROGRAMMING                                                                       877.0
- --------------------------------------------------------------------------------------------------

                                      83.

                                                                     DENTON HALL

                                  SCHEDULE 6
                                  ----------

                                  Clause 10.5
                                  -----------

1. In this Schedule the following expressions shall have the following meanings:

       (a) "the Annual Quota": the maximum number of Programme Hours of Playboy Programmes which the Company shall be obliged to licence from the Licensor in each year following the Effective Date and which shall be fifty (50) Programme Hours per year;

       (b) "the Shortfall": the amount by which the aggregate amount of the licence fees (other than amounts paid by the Licensor to third party licensors for the right to transmit Third Party Programmes in the Service and reimbursed to the Licensor by the Company hereunder) received by the Licensor prior to the Effective Date pursuant to Clauses 7, 8 and 10 is less than the Minimum Amount.

2. The total number of Programme Hours of Playboy Programmes which is to be licensed by the Company pursuant to Clause 10.5 ("the Total Number") shall be calculated by dividing the Shortfall by 13,158 (thirteen thousand one hundred and fifty-eight).

3. The maximum period during which the provisions of Clause 10.5 shall continue in force following the Effective Date shall be determined by dividing the Total Number by the Annual Quota.

                                      84.

                                                                     DENTON HALL

                                  SCHEDULE 7
                                  ----------

                                  Clause 6.8
                                  ----------

            Categories that are not acceptable for advertising are firearms (or ads from any gun lobby organisation) and other weapons, explosives or fireworks, massage parlours, telephone sex lines, sex clubs, sexually explicit (e.g. adult bookstore, X or NC-17 or similarly rated hardcore) audio-visual products, sex toys, materials depicting graphic sexual conduct, violence, sadism, sadomasochism, bondage, incest, bestiality or child pornography, classified advertising, psychics or similar, religious organisations and cults.

                                      85.

        SIGNED by               )
                                )
        for and on behalf of    )
        THE LICENSOR            )





        SIGNED by Roger Luard   ) /s/ Roger Luard
                                )
        for and on behalf of    )
        THE COMPANY             )



                                      79.

FROM:  PLAYBOY ENTERTAINMENT GROUP, INC.
       of 9242 Beverly Boulevard
       Beverly Hills
       California 90210
       United States of America
       ("the Licensor")

TO:    PLAYBOY TV UK/BENELUX LIMITED
       of Twyman House
       16 Bonny Street
       London NW1 9PG
       ("the Company")

                                                             Dated  January 1995

Dear Sirs,

We refer to the Programme Supply Agreement which you are proposing to enter into with us today ("the Agreement"). Words and expressions used in this letter agreement and defined in the Agreement shall have the respective meanings ascribed to them in the Agreement.

In consideration of the Company agreeing to pay to us upon signature hereof the sum of (Pounds)1 (receipt of which is hereby acknowledged) and of the Company hereby agreeing to enter into the Agreement today, the Licensor hereby agrees and undertakes with the Company that the Licensor shall notwithstanding the provisions of the Agreement:

(a) licence and deliver to the Company in the First Year and in the second Year such number (which shall be in excess of the Minimum Number of Hours in respect of the First Year and in respect of the second Year) of Programme Hours of Programmes as may from time to time be required by the Scheduler for first transmission in the Service ("the Additional Programme Hours"); and

(b) perform its obligations under paragraph (a) above at no additional cost, charge or expense to the Company over and above (i) the Basic Licence Fee payable under the Agreement in respect of the First Year and the second Year and (ii) any costs and expenses of the kind payable by the Company under Clauses 5 and 6 of the Agreement which shall during the First Year and the second Year also be payable in relation to the Additional Programme Hours, but otherwise it is hereby agreed by the parties that all of the terms and conditions of the Agreement (including without limitation the provisions of Clauses 2 and 4 of the Agreement) shall apply to the licensing, supply and delivery by the Licensor of the Additional Programme Hours under this letter agreement.

In the event of any conflict between the terms of this letter agreement and the terms of the Agreement, the terms of this letter agreement shall prevail.

This letter agreement shall be governed by and construed in all respects in accordance with English law and the parties agree to submit to the exclusive jurisdiction of the English Courts as regards any claim or matter arising in relation to this letter agreement. The Licensor hereby appoints O'Melveny & Myers of 10 Finsbury Square, London EC2A 1LA as its authorised agent for the purpose of accepting service of process for all purposes in connection with this letter agreement.

Please signify your agreement to and acceptance of the foregoing by signing and returning to us the enclosed duplicate of this letter.

Yours faithfully,


 .......................
for and on behalf of
PLAYBOY ENTERTAINMENT GROUP, INC

Agreed and Accepted:


 .......................
for and on behalf of
PLAYBOY TV UK/BENELUX LIMITED

                                                                     DENTON HALL


Certificate No: 1                                            Amount (pound) 243

                         PLAYBOY TV UK/BENELUX LIMITED
                         -----------------------------

                     Incorporated in England No.3,000,033

Registered Office:
5 Chancery Lane, London EC4A 1BU

                            LOAN STOCK CERTIFICATE
                            ----------------------

Issue of Variable Loan Stock due the 31st day of December 1999 representing a Principal Sum of (pound) 20,000,000 under the authority of the Memorandum of Association of the Company and pursuant to a resolution of the Board of Directors of the Company made on 26th January 1995.

THIS IS TO CERTIFY that Flextech 1992 Plc is the registered holder of
(pound) 243 Loan Stock which is issued with the benefit of and subject to the Conditions annexed hereto.

Interest at 3% above LIBOR, compounded semi-annually, is payable on the Loan Stock annually on the 31st December in each year, all as more particularly described in and subject to the said Conditions.

The Loan Stock and the Conditions annexed hereto shall be construed and take effect in all respects in accordance with the laws of England.

IN WITNESS WHEREOF this Deed has been duly executed;

EXECUTED as a DEED               )
by Playboy TV UK/Benelux Limited )
in the presence of:              )



                                       Director /s/ Mark Lewis
/s/ Fairlie Anderson
Fairlie Anderson
Denton Hall
5 Chancery Lane
Clifford's Inn                         Director/Secretary /s/ Roger Luard
London EC4A 1BU


Note: (1) This certificate must be surrendered at the Company's principal place of business before any transfer of this Loan Stock will be registered or a new Certificate issued in exchange.

                                                                     DENTON HALL




      (2) Transfer of this Loan Stock is subject to restrictions.

                                                                     DENTON HALL



                                  CONDITIONS
                                  ----------

1.   Definitions

1.1  The following words and expressions shall have the following meanings:

     "Company": Playboy TV UK/Benelux Limited;

     "LIBOR": the three month London Interbank Offered Rate for Sterling deposits, as published in the Financial Times on the relevant Quarter Day on the first business day of each period in respect of which interest is to be calculated pursuant to Condition 3.1;

     "Principal Sum": the principal sum referred to on the face of the Loan Stock Certificate to which these Conditions are attached together with the amount of any interest which is not paid when due pursuant to condition 3.2;

     "Shareholders Agreement": an agreement made effective 12th January 1995 between Continental Shelf 16 Limited, Playboy Enterprises Group, Inc. and the Company relating to the Management and funding of the Company;

     "Stockholder": the registered holder for the time being of the Loan Stock;

     "Transfer": the meaning ascribed thereto in the Shareholders Agreement;

1.2 References to provisions of the Companies Act 1985 are to be construed as references to those provisions as from time to time amended and re-enacted. Headings are for ease of reference only and shall not affect the construction hereof.

2.   Covenant to Repay

2.1 The Company shall pay to the Stockholder the Principal Sum together with accrued unpaid interest to that date on the earlier of:-

     (i) as soon as possible after issue of this Loan Stock as the cash flow position of the Company shall permit (as determined by the Board of the Company in accordance with clause 8.2 of the Shareholders Agreement); or

     (ii) on the 31st December 1999 ("the Repayment Date") which date shall, if the Board of the Company resolves in accordance with clause 8.2 of the Shareholders Agreement that the cashflow position of the Company does not permit payment of all or any of the Principal Sum on such date, shall in relation to any such unpaid sum, be automatically extended to 31st December 2000 (and if another such resolution is past, 31 December 2001) and thereafter be

                                                                     DENTON HALL

          repayable on receipt by the Company of 30 days written notice from the Stockholder; or

    (iii) on such earlier date as the Principal Sum hereby covenanted to be paid shall become payable in accordance with these Conditions.


2.2  The Company may at any time, repay any or all of the Principal Sum.

3.   Interest

3.1 Subject to clause 8.2 of the Shareholders Agreement and Clause 3.2 of these Conditions until payment in full of the Principal Sum the Company shall pay the Stockholder interest calculated and compounded semi-annually on each 30th June and 31st December in respect of the immediately following six calendar month period on the principal amount of the Loan Stock outstanding from day to day at 3% (three percent) above LIBOR. Subject as hereinafter provided interest shall be paid annually in arrears on 31st December in each year the first such payment calculated from the date of issue of the Loan Stock to be made on 31st December 1996.

3.2 The Company may at its discretion decide to roll up interest otherwise payable pursuant to this clause in which case the provisions of condition
     3.3 shall apply. Such non-payment shall not constitute an Event of Default.

3.3 Any interest which is rolled up in accordance with Clause 3.2 shall with effect from the date on which such interest became due be added to and form part of the Principal Sum and interest shall accrue thereon accordingly.

3.4 The Company hereby covenants with the Stockholders that it will pay no dividends and make no distribution of any kind whatsoever unless and until the entire Principal Sum together with all accrued interest thereon (including, for the avoidance of doubt, any interest which has been capitalised pursuant to clause 3.3) shall have been repaid to the Stockholders.

3.5 Payment of interest and repayment of any amount of the Principal Sum shall be made after deduction of United Kingdom taxation (where appropriate).

4.   Events of Default

     The Principal Sum shall immediately become repayable in full together with all unpaid interest thereon to the date of payment on the happening of any of the following events or any event which the lapse of time or the giving of notice or the fulfilment of any condition might become or give rise to such event:

     (a) the Principal Sum or any interest thereon not being paid by the Company as and when the same has become due and payable pursuant to clause 3 provided that

                                                                     DENTON HALL


          the Board of the Company shall have approved the payment of interest pursuant to clause 8.2 of the Shareholders' Agreement and such payment would not result in a breach of clause 3.4 of these Conditions; or

      (b) any meeting of creditors of the Company being held or any arrangement, compromise or composition with or for the benefit of its creditors (including any voluntary arrangement as defined in the Insolvency Act 1986) being proposed or entered into by or in relation to the Company; or

      (c) a supervisor, receiver, administrator, administrative receiver or other encumbrancer taking possession of or being appointed over or in relation to any distress, execution or other process being levied or enforced (and not being discharged within seven days) upon the whole or any substantial part of the assets of the Company;

      (d) the Company ceasing to carry on business; or

      (e) a meeting being convened for the purpose of considering a resolution, for the making of an administration order, the winding-up, bankruptcy, or dissolution of the Company;

5.    Register of Loan Stock

      The Company shall keep a register of Stockholders and enter therein the issue and all transfers and changes of ownership of this Loan Stock. The said register may be closed at such times and for such periods as the Company may from time to time determine provided that it shall not be closed for more than 7 days in any year.

6.    Transfers

6.1 No Stockholder may Transfer any of their Loan Stock unless the Transfer is permitted by or made in accordance with the provisions of the Shareholders Agreement.

6.2 A Transfer of this Loan Stock shall be in writing under the hand of the transferor. The transfer instrument shall be lodged with the Company together with such evidence of the title of the transferor (including production of this Loan Stock Certificate) as the Company may reasonably require and thereupon and transferee shall be registered as the holder hereof. The Company shall be entitled to retain the transfer instrument.

6.3 "The Loan Stock represented by this Certificate is held and may only be transferred by the registered owner subject to the terms of the Shareholders Agreement.

                                                                     DENTON HALL

7.   Sole Holder
     -----------

     The Company shall recognise and treat the Stockholder as the sole absolute owner hereof and as alone entitled to give and receive effectual discharges for the moneys hereby covenanted to be paid. The Company shall not be bound by or be compelled in any way to recognise (even when having notice hereof) any equitable, contingent, future or partial interest in this Loan Stock or any interest in any fractional part hereof or any other rights in respect of the entirety thereof other than in the registered Stockholder.

8.   Set off, etc.
     -------------

     Subject always to clause 6 the moneys hereby covenanted to be paid shall be paid and this Loan Stock shall be transferable without regard to any set-off cross-claim or equities between the Company and the original or any intermediate Stockholder and the receipt of the Stockholder shall be a good discharge to the Company.

9.   Payment
     -------

     The Principal Sum and interest due and payable on this Loan Stock will be paid at the principal place of business of the Company. Payment of such moneys may be made, at the election of the receiving Stockholders either by international wire transfer or by cheque to the Stockholder at its registered address or to such other person or address as the Stockholder may request in writing and if posted shall be sent by pre-paid letter at the risk of the Stockholder. Payment of any such cheque shall for all purposes be deemed to be payment and satisfaction of the Principal Sum or interest represented thereby.

10.  Replacement
     -----------

     If this Loan Stock Certificate is worn out, defected, lost or destroyed it may be replaced on such terms as to evidence, identity, indemnity and expense incurred by the Company in investigating or verifying title as the Directors of the Company shall think fit provided that in the case of defacement of this Loan Stock Certificate it must be surrendered before the new Certificate is issued. Any stamp duty payable on such renewal shall be borne by the Stockholder.

 11. Notices
     -------

11.1 Any notice or other communication given or made hereunder shall be in writing and, without prejudice to the validity of any other method or service, may be delivered personally or by courier or sent by facsimile transmission or by prepaid recorded delivery letter (airmail if overseas), address as follows:

     (a)  if to Company, at its registered office for the time being;

                                                                     DENTON HALL

     (b) if to a Stockholder at its address as entered for the time being on the register of Loan Stock.

11.2 Any such notice or other communication shall be deemed to have been duly served, given or made (i) in the case of posting, 96 hours after the envelope containing such notice was posted and proof that any such envelope was properly addressed, prepared, registered and posted shall be sufficient evidence that such notice or other communication has been duly served, given or made; or (ii) in the case of delivery, when left at the relevant address; or (iii) in the case of facsimile transmission one business day after transmission.

                                                                     DENTON HALL

Certificate No. 2                                              Amount (Pounds)57


                         PLAYBOY TV UK/BENELUX LIMITED
                         -----------------------------

                     Incorporated in England No. 3,000,033


Registered Office:
5 Chancery Lane, London EC4A 1BU

                            LOAN STOCK CERTIFICATE
                            ----------------------


Issue of Variable Loan Stock due the 31st day of December 1999 representing a Principal Sum of (pound)20,000,000 under the authority of the Memorandum of Association of the Company and pursuant to a resolution of the Board of Directors of the Company made on 26th January 1995.

THIS IS TO CERTIFY that Playboy Entertainment Group Inc is the registered holder of (pound)57 Loan Stock which is issued with the benefit of and subject to the Conditions annexed hereto.

Interest at 3% above LIBOR, compounded semi-annually, is payable on the Loan Stock annually on the 31st December in each year, all as more particularly described in and subject to the said Conditions.

The Loan Stock and the Conditions annexed hereto shall be construed and take effect in all respects in accordance with the laws of England.

IN WITNESS WHEREOF this Deed has been duly executed;

EXECUTED as a DEED                 )
by Playboy TV UK/Benelux Limited   )
in the presence of:                )


/s/ Fairlie Anderson
Fairlie Anderson                        Director /s/ Mark Lewis
Denton Hall
5 Chancery Lane                         Director/Secretary /s/ Roger Luard
Clifford's Inn
London
EC4A 1BU

                                                                     DENTON HALL

Note:  (1)  This certificate must be surrendered at the Company's principal place of business before any transfer of this Loan Stock will be registered or a new Certificate issued in exchange.

       (2)  Transfer of this Loan Stock is subject to restrictions.

                                                                     DENTON HALL

                                  CONDITIONS
                                  ----------

1.   Definitions
     -----------

1.1  The following words and expressions shall have the following meanings:

     "Company": Playboy TV UK/Benelux Limited;

     "LIBOR": the three month London Interbank Offered Rate for Sterling deposits, as published in the Financial Times on the relevant Quarter Day on the first business day of each period in respect of which interest is to be calculated pursuant to Condition 3.1;

     "Principal Sum": the principal sum referred to on the face of the Loan Stock Certificate to which these Conditions are attached together with the amount of any interest which is not paid when due pursuant to condition 3.2;

     "Shareholders Agreement": an agreement made effective 12th January 1995 between Continental Shelf 16 Limited, Playboy Enterprises Group, Inc. and the Company relating to the management and funding of the Company;

     "Stockholder": the registered holder for the time being of the Loan Stock;

     "Transfer": the meaning ascribed thereto in the Shareholders Agreement;

1.2 References to provisions of the Companies Act 1985 are to be construed as references to those provisions as from time to time amended and re-enacted. Headings are for ease of reference only and shall not affect the construction hereof.

2.   Covenant to Repay
     -----------------

2.1 The Company shall pay to the Stockholder the Principal Sum together with accrued unpaid interest to that date on the earlier of:

          (i) as soon as possible after issue of this Loan Stock as the cash flow position of the Company shall permit (as determined by the Board of the Company in accordance with clause 8.2 of the Shareholders Agreement), or

          (ii) on the 31st December 1999 ("the Repayment Date") which date shall, if the Board of the Company resolves in accordance with clause 8.2 of the Shareholders Agreement that the cashflow position of the Company does not permit payment of all or any of the Principal Sum on such date, shall in relation to any such unpaid sum, be automatically extended to 31st December 2000 (and if another such resolution is passed, 31 December
                 2001) and thereafter be

                                                                     DENTON HALL


            repayable on receipt by the Company of 30 days written notice from the Stockholder; or

     (iii) on such earlier date as the Principal Sum hereby covenanted to be paid shall become payable in accordance with these Conditions.

2.2  The Company may at any time, repay any or all of the Principal Sum.

3.   Interest

3.1 Subject to clause 8.2 of the Shareholders Agreement and Clause 3.2 of these Conditions until payment in full of the Principal Sum the Company shall pay the Stockholder interest calculated and compounded semi-annually on each 30th June and 31st December in respect of the immediately following six calendar month period on the principal amount of the Loan Stock outstanding from day to day at 3% (three per cent) above LIBOR. Subject as hereinafter provided interest shall be paid annually in arrears on 31st December in each year the first such payment calculated from the date of issue of the Loan Stock to be made on 31st December 1996.

3.2 The Company may at its discretion decide to roll up interest otherwise payable pursuant to this clause in which case the provisions of condition
     3.3 shall apply. Such non-payment shall not constitute an Event of Default.

3.3 Any interest which is rolled up in accordance with Clause 3.2 shall with effect from the date on which such interest became due be added to and form part of the Principal Sum and interest shall accrue thereon accordingly.

3.4 The Company hereby covenants with the Stockholders that it will pay no dividends and make no distribution of any kind whatsoever unless and until the entire Principal Sum together with all accrued interest thereon (including, for the avoidance of doubt, any interest which has been capitalised pursuant to clause 3.3) shall have been repaid to the Stockholders.

3.5 Payment of interest and repayment of any amount of the Principal Sum shall be made after deduction of United Kingdom taxation (where appropriate).

4.   Events of Default

     The Principal Sum shall immediately become repayable in full together with all unpaid interest thereon to the date of payment on the happening of any of the following events or any event which will with the lapse of time or the giving of notice or the fulfilment of any condition might become or give rise to such an event.

     (a) the Principal Sum or any interest thereon not being paid by the Company as and when the same has become due and payable pursuant to clause 2 or 3 provided

                                                                     DENTON HALL


         that the Board of the Company shall have approved the payment of interest pursuant to clause 8.2 of the Shareholders' Agreement and such payment would not result in a breach of clause 3.4 of these Conditions; or

    (b) any meeting of creditors of the Company being held or any arrangement, compromise or composition with or for the benefit of its creditors (including any voluntary arrangement as defined in the Insolvency Act
         1986) being proposed or entered into by or in relation to the Company;
         or

    (c) a supervisor, receiver, administrator, administrative receiver or other encumbrancer taking possession of or being appointed over or in relation to any distress, execution or other process being levied or enforced (and not being discharged within seven days) upon the whole or any substantial part of the assets of the Company;

    (d)  the Company ceasing to carry on business; or

    (e) a meeting being convened for the purpose of considering a resolution, for the making of an administration order, the winding-up, bankruptcy, or dissolution of the Company;

5.  Register of Loan Stock

    The Company shall keep a register of Stockholders and enter therein the issue and all transfers and changes of ownership of this Loan Stock. The said register may be closed at such times and for such periods as the Company may from time to time determine provided that it shall not be closed for more than 7 days in any year.

6.  Transfers

6.1 No Stockholder may Transfer any of their Loan Stock unless the Transfer is permitted by or made in accordance with the provisions of the Shareholders Agreement.

6.2 A Transfer of this Loan Stock shall be in writing under the hand of the transferor. The transfer instrument shall be lodged with the Company together with such evidence of the title of the transferor (including production of this Loan Stock Certificate) as the Company may reasonably require and thereupon and transferee shall be registered as the holder hereof. The Company shall be entitled to retain the transfer instrument.

6.3 "The Loan Stock represented by this Certificate is held and may only be transferred by the registered owner subject to the terms of the Shareholders Agreement.

                                                                     DENTON HALL


7.    Sole Holder
      -----------

      The Company shall recognise and treat the Stockholder as the sole absolute owner hereof and as alone entitled to give and receive effectual discharges for the moneys hereby convenanted to be paid. The Company shall not be bound by or be compelled in any way to recognise (even when having notice hereof) any equitable, contingent, future or partial interest in this Loan Stock or any interest in any fractional part hereof or any other rights in respect of the entirety thereof other than in the registered Stockholder.

8.    Set off, etc.
      -------------

      Subject always to clause 6 the moneys hereby covenanted to be paid shall be paid and this Loan Stock shall be transferable without regard to any set-off cross-claim or equities between the Company and the original or any intermediate Stockholder and the receipt of the Stockholder shall be a good discharge to the Company.

9.    Payment
      -------

      The Principal Sum and interest due and payable on this Loan Stock will be paid at the principal place of business of the Company. Payment of such moneys may be made, at the election of the receiving Stockholders either by international wire transfer or by cheque to the Stockholder at its registered address or to such other person or address as the Stockholder may request in writing and if posted shall be sent by pre-paid letter at the risk of the Stockholder. Payment of any such cheque shall for all purposes be deemed to be payment and satisfaction of the Principal Sum or interest represented thereby.

10.   Replacement
      -----------

      If this Loan Stock Certificate is worn out, defected, lost or destroyed it may be replaced on such terms as to evidence, identity, indemnity and expense incurred by the Company in investigating or verifying title as the Directors of the Company shall think fit provided that in the case of defacement of this Loan Stock Certificate it must be surrendered before the new Certificate is issued. Any stamp duty payable on such renewal shall be borne by the Stockholder.

11.   Notices
      -------

11.1 Any notice or other communication given or made hereunder shall be in writing and, without prejudice to the validity of any other method or service, may be delivered personally or by courier or sent by facsimile transmission or by prepaid recorded delivery letter (airmail if overseas), address as follows:

      (a)  if to Company, at its registered office for the time being;

                                                                     DENTON HALL


      (b) if to a Stockholder at its address as entered for the time being on the register of Loan Stock.

11.2 Any such notice or other communication shall be deemed to have been duly served, given or made (i) in the case of posting, 96 hours after the envelope containing such notice was posted and proof that any such envelope was properly addressed, prepared, registered and posted shall be sufficient evidence that such notice or other communication has been duly served, given or made; or (ii) in the case of delivery, when left at the relevant address; or (iii) in the case of facsimile transmission one business day after transmission.

                                                                     DENTON HALL

THIS DEED is made the 26th day of January 1995 by PLAYBOY TV UK/BENELUX LIMITED ("the Company") registered in England with number 3000033 whose registered office is at 5 Chancery Lane, Clifford's Inn, London EC4A 1BU

WHEREAS:

By a Resolution of its Board of Directors (being duly empowered in that behalf by the Company's Memorandum and Articles of Association) passed on 26th January 1995 the Company has created (pound)20,000,000 nominal of Variable Rate Loan Stock 1999 to be constituted in manner hereinafter appearing.

NOW THIS DEED WITNESSES as follows:

1.   Interpretation
     --------------

1.1 In this Deed the following words and expressions shall have the following meanings:


     "Register": the register of Stock to be kept by the Company;

     "Stock": the (pound)20,000,000 nominal of Variable Rate Loan Stock 1999 of the Company hereby constituted or as the context may require the nominal amount thereof for the time being issued and outstanding or a specific portion thereof;

     "this Deed": this Deed and the Schedules hereto (as from time to time modified in accordance with the provisions herein contained) and shall include all Deeds and Instruments supplemental to this Deed;

1.2 Words denoting the singular number include the plural and vice versa. Words denoting natural persons include corporations.

1.3 Unless the context otherwise requires, any words and expressions defined in the Companies Act 1985 (as amended) shall bear the same meanings in this Deed.

1.4 Headings are for ease of reference only and shall not affect the construction of this Deed.

2.   The Stock
     ---------

     The principal amount of the Stock is limited to (pound)20,000,000 and shall be known as "Variable Rate Loan Stock 1999". All of the Stock shall rank pari passu equally and rateably without discrimination or preference as an insecured obligation of the Company.

                                                                     DENTON HALL

3.   Terms of Issue
     --------------

     The Stock may be issued solely in accordance with the provisions of the Agreement and of this Deed and the proceeds of issue thereof shall be receivable by the Company and shall be applied as the Company in its absolute discretion shall determine.

4.   Certificates for Stock
     ----------------------

4.1 Every Stockholder from time to time shall be entitled to a Certificate stating the number and amount of stock held by him but so that joint holders shall be entitled to only one Certificate in respect of the Stock held jointly by them which Certificate shall be delivered to the joint holder whose name stands first in the Register.

4.2  The Certificates shall be in or substantially in the form set out in
     Schedule 1 hereto and shall have attached thereto Conditions in or substantially in the form also set out in that Schedule. Every such Certificate shall be executed as a deed. The Company shall comply with the terms of the Certificates and shall perform and observe the said Conditions attached thereto and the Stock shall be held subject to and with the benefit of such Conditions which Conditions shall be deemed to be incorporated in this Instrument and shall be binding on the Company and the holders of the Stock and all persons claiming through or under them respectively.

5.   Governing Law
     -------------

     This Deed shall be governed by and construed in all respects in accordance with English law and the parties agree to submit to the non-exclusive jurisdiction of the English Courts as regards any claim or matter arising in relation to this Deed.

IN WITNESS whereof this Deed has been duly executed the day and year first above written.


EXECUTED AS A DEED      ) /s/ Roger Luard
by PLAYBOY TV           )
UK/BENELUX LIMITED      )
in the presence of:     ) /s/ Mark Lewis

/s/ Fairlie Anderson
Fairlie Anderson
Denton Hall
5 Chancery Lane
Clifford's Inn
 London
EC4A IBU

                                                                     DENTON HALL

                                     INDEX
                                     -----

                                                             Page No.
                                                             --------
         1.  Interpretation                                     1

         2.  Licence                                            3

         3.  Quality Control                                    6

         4.  Use of the Trade Marks                             7

         5.  Ownership of the Trade Marks                       8

         6.  Infringements                                     10

         7.  Indemnity by Licensee                             11

         8.  Termination                                       12

         9.  Post Termination                                  13

        10.  No Assignment                                     13

        11.  Force Majeure                                     14

        12.  Invalidity etc                                    14

        13.  Waivers, Remedies Cumulative, Amendments. etc.    14

        14.  Costs                                             15

        15.  Notices etc                                       15

        16.  Governing Law                                     16

        Schedule -     Part 1 - Registered Trade Marks
                       Part 2 - Unregistered Trade Marks

                                                                     DENTON HALL

THIS DEED is made the              day of                    1995
(but with effect from 12th January 1995)

BETWEEN:

(1) PLAYBOY ENTERPRISES, INC of 680 North Lake Shore Drive Chicago Illinois 60611 United States of America ("the Licensor"); and

(2) PLAYBOY TV UK/BENELUX LIMITED ("the Licensee") registered in England with number 3000033 whose address is Twyman House, 16 Bonny Street, London NW1 9PG.

WHEREAS:

Pursuant to the Shareholders' Agreement and the Programme Supply Agreement, the Licensor, who is the proprietor of the Playboy trade marks, wishes to permit the Licensee to use the Playboy trade marks in relation to a satellite delivered television service and programmes transmitted in such service on the terms of this Deed

NOW IT IS HEREBY AGREED as follows:

1.   Interpretation
     --------------

1.1 In this Deed (including the Recital hereto) the following words and expressions shall have the following meanings:

     "Flextech": Continental Shelf 16 Limited, a company registered in England and Wales under no. 3005499;

     "Permitted Licensee": any person who may be appointed by the Licensee to market, promote, sell, distribute or manage subscribers to the Service in any country within the Territory;

                                                                     DENTON HALL

"Programme": any television programme which is, or is scheduled to be, broadcast or transmitted in the Service;

"the Programme Supply Agreement": the programme supply agreement of even date herewith which is to be entered into between Playboy Entertainment Group, Inc. and the Licensee;

"Promotional Material": any audio-visual, visual and/or audio material which is intended to promote the Service or the transmission of particular Programmes in the Service including but not limited to channel generic promotions, programme strand generic promotions and programme specific promotions;

"the Service": the television programme service which is to be provided for reception within the Territory by the Licensee in accordance with the Shareholders' Agreement:

"the Shareholders' Agreement": an agreement of even date herewith between Flextech, Playboy Entertainment Group, Inc. and the Licensee relating to the Licensee;

"Television Service": any television service or channel (other than the Service) which is broadcast, distributed or transmitted by any means (including but not limited to all forms of terrestrial, satellite and cable television transmission, broadcast and delivery) whether now known or hereafter invented and is capable of being received in any country within the Territory (whether or not that service or channel is primarily intended for reception outside the Territory);

"the Territory": the United Kingdom of Great Britain and Northern Ireland (irrespective of whether Northern Ireland remains part of the United Kingdom), the Republic of Ireland, Belgium, Luxembourg, The Netherlands and any other country or countries in Europe to which the scope of this Deed is extended in accordance with Clause 2.2;

                                       2.

                                                                     DENTON HALL

     "the Trade Marks": the registered trade marks and any service marks listed in Part 1 of the Schedule, the unregistered trade marks and service marks listed in Part 2 of the Schedule together with any registered or unregistered trade marks of the Licensor substantially similar to those listed in the Schedule in any country to which the scope of the licence granted under Clause 2.1 is extended pursuant to Clause 2.2;

     "Transmission Period": shall have the meaning ascribed to it in the Programme Supply Agreement.

1.2 In this Deed all words defined in the Shareholders Agreement shall when used herein, save where otherwise expressly provided, bear the same meaning as in the Shareholders Agreement.

1.3 References in this Deed to statutes, bye-laws, regulations and delegated legislation shall include any statute, bye-law, regulation or delegated legislation in force at the date hereof whether before or after the date hereof modifying, re-enacting, extending or made pursuant to the same or which is modified, re-enacted or extended by the same or pursuant to which the same is made.

1.4 Clause headings in this Deed are for ease of reference only and shall not be taken into account in construing this Deed.

1.5 References in this Deed to Clauses, sub-clauses, paragraphs and Schedules are references to those contained in this Deed.

1.6 The Schedules to this Deed are an integral part of this Deed and reference to this Deed includes reference thereto.

2.   Licence
     -------

2.1 In consideration of the Licensee hereby agreeing to pay to the Licensor the sum of One Pound ((Pounds)1) upon signature hereof (receipt of which is hereby acknowledged) and to enter into the Programme Supply Agreement immediately following the signature of this Deed, the

                                       3.

                                                                     DENTON HALL

     Licensor grants to the Licensee, on the terms set out in this Deed, an exclusive licence to use the Trade Marks in the Territory in relation to the broadcast, transmission and distribution of Programmes and Promotional Material in or as part of the Service and in relation to the promotion and marketing of the Service and of the Programmes in any medium or media whatsoever.

2.2  If at any time during the term of this Deed and in accordance with Clause
     2.6 of the Shareholders Agreement the Licensee or any subsidiary (within the meaning of Section 736 of the Companies Act 1985) of the Licensee launches its television programme service in any country in Europe which prior to such launch is not within the Territory, then with the prior written consent of the Licensor:

     (a) the licence granted under sub-clause 2.1 shall automatically be extended to that country;

     (b) all references to the Territory in this Deed shall thereafter be deemed to include that country; and

     (c) the list of trade marks set out in the Schedule shall thereafter be deemed to include all registered or unregistered trade marks in that country substantially similar to those listed in the Schedule.

2.3 The Licensee shall be entitled to grant sub-licences to any Permitted Licensee of such of the rights granted under sub-clause 2.1 in respect of any country in the Territory as may be necessary for the marketing, promotion, sale or distribution of or management of subscribers to the Service in that country provided that:

     (a) any sub-licence contains obligations on the Permitted Licensee relating to the use and protection of the trade marks at least equivalent to the obligations of the Licensee under this Deed;

                                       4.

                                                                     DENTON HALE

     (b) the Licensee informs the Licensor within one month of the execution of each sub-licence that it has been signed;

     (c) the Licensee remains responsible for all acts and omissions of each Permitted Licensee as though they were by the Licensee;

     (d) on termination of this Deed for whatever reason any sub-licence shall, at the option of the Licensor, either be assigned to the Licensor or terminated by the Licensee.

2.4 The licence granted under sub-clause 2.1 shall continue in force until any termination of this Deed in accordance with the provisions of Clause 8.

2.5 The Licensee undertakes that during the term of this Deed it will not be involved in providing a television programme service using the Trade Marks which is intended for general reception outside the Territory.

2.6 The Licensor undertakes that during the term of this Deed it will not itself use or permit any other person to use the Trade Marks or any confusingly similar designation within the Territory in relation to any Television Service or any programmes or other items of any description included in any Television Service provided that use of the Trade Marks or any confusingly similar designation in relation to any Television Service, or any programmes or other items of any description included in any Television Service, which is intended solely for reception in any country or countries outside the Territory but which is also received in a country or countries within the Territory shall not constitute a breach of this clause so long as that Television Service was transmitted in encrypted form and decoders designed to receive and decode such encrypted transmissions are not made available to the general public within the Territory by or with the authority of the Licensor or any other licensee of any of the Trade Marks.

                                       5.

                                                                     DENTON HALL

2.7 During the term of this Deed, any or all of the following shall not be used on or in connection with the Service without the Licensor's prior written consent:

     (a) permutations of any or all of the Trade Marks;

     (b) secondary marks derived from any of the Trade Marks; or

     (c) new words, devices, designs, slogans or symbols derived from any of the Trade Marks.

     Upon such authorisation by the Licensor and use by the Licensee, each such permutation, secondary mark, word, device, design, slogan and symbol derived from any of the Trade Marks shall be the property of the Licensor and shall be included as one of the Trade Marks subject to this Deed.

2.8 In the event that at any time during the term of this Deed the Licensee creates or develops any advertising, promotion, packaging or trade dress which is unique to the Service (collectively "Service Packaging"), it shall be and remain the property of the Licensee. Accordingly, the Licensee shall be free to use such Service Packaging throughout the world
     (excluding the United States of America) but the Licensee shall within thirty (30) days after the date of this Deed enter into a royalty-free licence with Flextech and with the Licensor entitling each of them to use such Service Packaging in perpetuity and throughout the world excluding the Territory and further excluding (in the case of the licence granted to Flextech) the United States of America.

3.   Quality Control
     ---------------

     All Programmes transmitted in the Service by the Licensee under or by reference to the Trade Marks shall comply with the Programme Specification (as defined in the Programme Supply Agreement).

                                        6.

                                                                     DENTON HALL
4.   Use of the Trade Marks
     ----------------------

4.1 The Licensee shall use the Trade Marks in the form stipulated by the Licensor and shall include such trademark and copyright notices as the Licensor may request and as are necessary for the protection of the Licensor's ownership of the Trade Marks. The Licensee shall also observe any reasonable directions given by the Licensor as to colours and size of the representations of the Trade Marks and their manner and disposition in connection with the Programmes, the Promotional Material and the Service. Any additional goodwill which may attach to the Trade Marks and which arises out of the Licensee's use of the Trade Marks under this Deed will inure solely to the benefit of the Licensor. Save as expressly set out in sub-clauses 2.1 and 2.2, the Licensee has not acquired and will not acquire any proprietary rights in the Trade Marks by reason of this Deed.

4.2 The use of the Trade Marks by the Licensee shall at all times be in keeping with and seek to maintain their distinctiveness and reputation as determined by the Licensor.

4.3 Licensee hereby acknowledges that the trade names "Playboy" and "Playmate" and the Trade Marks are the sole and exclusive property of the Licensor. Licensee shall have the right to develop and distribute advertising, publicity and promotional materials relating to the Programmes, provided, however, that any such materials (other than material obtained directly from Licensor) shall:

     (a) clearly identify the Trade Marks with a legible credit line with the wording "Playboy" (or the "Rabbit Head Design" or "The Playboy
         Channel" or "Playboy at Night" or "Playboy Television" or "Playmate", as the case may be) is the mark of and used with the permission of Playboy Enterprises Inc." or such other words as Licensor may designate not later than 60 days prior to the first transmission of the relevant Programme(s) in the Service; and

                                       7.

                                                                     DENTON HALL

     (b) in no event may any advertising, publicity or promotional material using the names of Licensor or any person appearing in a Playboy Programme (as defined in the Programme Supply Agreement) be used to constitute an endorsement, express or implied of any party, sponsor, product or service (other than the Service).

     Other than as expressly set forth in this Deed, Licensee shall make no use of the Trade Marks or any confusingly similar designation without the prior express written consent of Licensor in each instance. Licensee shall also make no use whatsoever of any other trademark, trade name or service mark that is the property of Licensor without the prior express written consent of Licensor in each instance. Licensee similarly agrees that it will not authorise or purport to authorise any third party to make any such use except as set out in Clause 2.3, and it will expressly provide in any applicable third party agreements that such third parties will only be entitled to use such names and marks on material supplied to them by Licensee in accordance with Licensee's rights hereunder.

4.4 Licensee may publicise and advertise telecasts of the Programmes or (unless it is notified to the contrary prior to delivery of the relevant Programme(s)) any person appearing therein in the Territory.

5.   Ownership of the Trade Marks
     ----------------------------

5.1 The Licensor warrants that it is the proprietor of the Trade Marks and that it is not aware that any of the Trade Marks or the use of any of them on or in relation to Programmes or Promotional Material in the Territory infringes or will infringe the rights of any third party.

5.2 The Licensor shall pay all renewal fees necessary to maintain the registrations of the registered Trade Marks on the Register of Trade Marks ("the Register") during the term of this Deed.

                                      8.

                                                                     DENTON HALL

5.3 The Licensee will on request give to the Licensor or its authorised representative any information as to its use of the Trade Marks which the Licensor may require and will during the term of this Deed render any assistance reasonably required by the Licensor in maintaining the registrations of the registered Trade Marks.

5.4 The Licensee will not make any representation or do any act which may be taken to indicate that it has any right title or interest in or to the ownership or use of any of the Trade Marks except under the terms of this Deed, and acknowledges that nothing contained in this Deed shall give the Licensee any right, title or interest in or to the Trade Marks save as granted hereby.

5.5 Each party shall at its own expense, if required by the other, do all such acts and execute all such documents as may be necessary to confirm the licence granted hereunder in respect of any of the Trade Marks and to record the Licensee as a registered user of the registered Trade Marks on the trade marks register in any country within the Territory (including such of the applications as mature into registrations during the term of this Deed). The Licensee hereby agrees that any such entry on any trade mark register may be cancelled by the Licensor on termination of this Deed, for whatever reason, and that it will assist the Licensor so far as may be necessary to achieve such cancellation including by executing any necessary documents.

5.6 The Licensor shall indemnify the Licensee against all costs, damages, liabilities, fees and expenses which it may suffer or incur and all claims, actions and proceedings which may be made or brought against it, by any person claiming that use of the Trade Marks by the Licensee in accordance with this Deed infringes the rights of such person. The Licensee will notify the Licensor of any such claims promptly and allow the Licensor to control the defence thereof PROVIDED THAT, where the Licensee reasonably considers that it may be adversely or materially prejudiced thereby, the Licensee may elect to continue to be separately represented in the defence thereof and (if the Licensee shall so elect) no such claim, action

                                       9.

                                                                     DENTON HALL

     or proceedings may be settled by the Licensor without the prior written consent of the Licensee. The Licensee will also provide any assistance reasonably requested by the Licensor at the Licensor's expense.

6.   Infringements
     -------------

6.1 Each party shall as soon as it becomes aware thereof give the other written particulars of any use or proposed use by any other person, firm or company of a trade name, trade mark or get-up or mode of promotion or advertising which amounts or might amount either to infringement in the Territory of the Licensor's registered rights in relation to the Trade Marks or to passing-off.

6.2 Each party shall, as soon as it becomes aware that any other person, firm or company alleges that the Trade Marks are invalid within the Territory or that use of the Trade Marks infringes any rights of another party or that the Trade Marks are otherwise attacked or open to attack within the Territory, give the other written particulars.

6.3 The Licensee will at the request of the Licensor give full co-operation to the Licensor in any action, claim or proceedings brought or threatened in respect of the Trade Marks within the Territory and the Licensor shall meet any reasonable expenses incurred by the Licensee in giving such assistance.

6.4 The Licensor shall in the first instance have the conduct of all proceedings relating to the Trade Marks and shall in its sole discretion decide what action (if any) to take in respect of any infringement or alleged infringement of the Trade Marks within the Territory or passing-off or any other claim or counter-claim brought or threatened in respect of the use or registration of the Trade Marks within the Territory.

6.5 If the Licensor does not take any action to protect the Trade Marks under the provisions of Clause 6.4 within two months of the circumstances giving rise to the need for such action coming to the

                                    10.

                                                                     DENTON HALL

      attention of the Licensor (or earlier if the Licensor indicates that it does not intend to take such action) and if the Licensee receives advice from experienced trade mark counsel that proceedings could stand a reasonable chance of success, the Licensee shall, provided it has consulted with the Licensor as to the bringing of proceedings, have the option to commence proceedings at its own cost relating to the Trade Marks to which the Licensor shall lend its name and reasonable assistance subject to the Licensee reimbursing the Licensor for all costs and expenses that the Licensor may reasonably incur and any award of costs against it. All sums recovered by any such action representing damages suffered by the Licensee or unreimbursed costs of the Licensee shall belong to the Licensee.

6.6 The provisions of sub-clauses 6.1-6.5 inclusive shall also apply in relation to any registered or unregistered trade mark of the Licensor within the Territory which are substantially similar to the Trade Marks.

7.   Indemnity by Licensee
     ----------------------

     The Licensee shall indemnify the Licensor against all costs, damages, liabilities, fees and expenses which it may suffer or incur and all claims, actions and proceedings which may be made or brought against it as a result of any breach by the Licensee of the provisions of this Deed. The Licensor will notify the Licensee of any such claims promptly and allow the Licensee to control the defence thereof PROVIDED THAT, where the Licensor reasonably considers that it may be adversely or materially prejudiced thereby, the Licensor may elect to continue to be separately represented in the defence thereof and (if the Licensor shall so elect) no such claim, action or proceedings may be settled by the Licensee without the prior written consent of the Licensor.

                                    11.

                                                                     DENTON HALL
8.   Termination
     -----------

8.l Either party may without prejudice to its other remedies terminate this Deed forthwith by notice in writing to the other on or after the occurrence of any of the following:

     (a) the persistent commission of material breaches of this Deed by the other party which are not capable of remedy; or

     (b) the commission of a material breach of this Deed by the other party which is capable of remedy (a "remediable breach") which shall not have remedied within a period of one month after the party in breach has been given notice in writing specifying that remediable breach and requiring it to be remedied PROVIDED ALWAYS THAT the notice of termination may not be given if that remediable breach is incapable of remedy within that one month period and during that one month period the party in breach shall diligently endeavour to remedy that remediable breach; or

     (c) a supervisor, receiver, administrator, administrative receiver or other encumbrancer taking possession of or being appointed over or any distress, execution or other process being levied or enforced (and not being discharged within thirty days) upon the whole or any substantial part of the assets of the other party PROVIDED ALWAYS THAT the Licensor shall not be entitled to terminate this Deed under this sub-clause 8.l(c) if Flextech shall notify the Licensor of its offer to acquire the entire shareholding of Playboy Entertainment Group, Inc., or any Associate of Playboy Entertainment Group, Inc. in the Licensee pursuant to Clause 8.5 of the Shareholders' Agreement; or

     (d) any event analogous to any of the foregoing occurring in any jurisdiction in relation to the other party.

                                      12.

                                                                     DENTON HALL

8.2 Subject only to clause 9.2, this Deed shall automatically terminate on:

     (a) the date on which any termination of the Programme Supply Agreement by the Licensee pursuant to Clause 10.2 or 10.3 of the Programme Supply Agreement takes effect; or

     (b) the date on which any termination of the Programme Supply Agreement by the Licensor pursuant to Clause 10.2 of the Programme Supply Agreement takes effect.

 9.  Post Termination
     ----------------

9.1 The termination of this Deed for whatever reason shall not affect any provision of this Deed which is expressed to survive or operate in the event of its termination and shall not prejudice or affect the rights of either party against the other in respect of any breach of this Deed or in respect of any moneys payable by one party to the other in relation to any period prior to termination.

9.2 Upon the date on which any termination of this Deed for whatever reason takes effect ("the Termination Date") the Licensee shall cease to make any use of the Trade Marks save that in relation to Programmes whose Transmission Period has not ended prior to the Termination Date the Licensee shall continue to be entitled to make use of the Trade Marks for so long as the Licensee continues to be entitled to transmit those Programmes by virtue of Clause 10.6 of the Programme Supply Agreement.

10.  No Assignment
     -------------
     The provisions of this Deed shall be binding on and enure to the benefit of the successors of each party hereto provided that no party may agree to assign, transfer, charge or otherwise dispose of or subcontract any of its rights or obligations hereunder without the prior written consent of the other party.

                                       13.

                                                                     DENTON HALL

11.  Force Majeure
     -------------

     Either party shall be excused from performance of its obligations under this Deed if and to the extent that such performance is hindered or prevented (directly or indirectly) by reason of any strike, lockout, labour disturbance, government action, riot, armed conflict, accident, unavailability or breakdown of normal means of transport, act of God or any other matter whatsoever beyond the reasonable control of that party (other than a breach of the provisions of this Deed by the other party).

12.  Invalidity etc.
     ---------------

12.1 Should any provision of this Deed be or become ineffective for reasons beyond the control of the parties, the parties shall use reasonable efforts to agree upon a new provision which shall as nearly as possible have the same commercial effect as the ineffective provision.

12.2 Any provision contained in this Deed or in any arrangement of which this Deed forms part by virtue of which this Deed or such arrangement is subject to registration under the Restrictive Trade Practices Act 1976 shall not come into effect until the day following the date on which particulars of this Deed and of any such arrangement have been furnished to the Office of Fair Trading (or on such later date as may be provided for in relation to any such provision) and the parties hereto agree to furnish such particulars within three months of the date of this Deed.

13.  Waivers, Remedies Cumulative, Amendments, etc.
     ----------------------------------------------

13.1 No failure or delay by any of the parties hereto in exercising any right, power or privilege under this Deed shall operate as a waiver thereof nor shall any single or partial exercise by any of the parties hereto of any right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege.

                                 14.

                                                                     DENTON HALL

13.2 The rights and remedies herein provided are cumulative and not exclusive of any rights and remedies provided by law.

13.3 No provision of this Deed may be amended, modified, waived, discharged or terminated, otherwise than by the express written agreement of the parties hereto nor may any breach of any provision of this Deed be waived or discharged except with the express written consent of the party not in breach.

14.  Costs
     -----

     Each of the parties hereto shall pay its own costs, charges and expenses connected with the preparation and implementation of this Deed and the transactions contemplated by it.

15.  Notices
     -------

15.1 Any notice or other communication given or made under this Deed shall be in writing and, without prejudice to the validity of any other method of service, may be delivered personally or by courier or sent by facsimile transmission and by prepaid airmail letter, addressed as follows:

     (a) if to the Licensor to:

         The General Counsel of the Licensor
         680 North Lake Shore Drive
         Chicago IL 60611
         United States of America
         Facsimile transmission number: (O101 312) 266 2042

         with a copy to:

         The President of Playboy Entertainment, Inc.
         9242 Beverly Boulevard
         Beverly Hills
         California 90210
         United States of America
         Facsimile transmission number: (0101 310) 246 4065

                                   15.

                                                                     DENTON HALL

     (b) if to the Licensee to:

         Twyman House
         16 Bonny Street
         London NW1 9PG
         Facsimile transmission number: (0171) 911 0145

         with a copy to:

         The Chief Executive
         Flextech plc
         13 Albemarle Street
         London
         W1X 3HA
         Facsimile transmission number: (0171) 499 7553

     or to such other address, or facsimile transmission number as the relevant addressee may hereafter by notice hereunder substitute.

15.2 Any such notice or other communication shall be deemed to have been duly served, given or made (i) in the case of posting, 96 hours after the envelope containing such notice was posted and proof that any such envelope was properly addressed, prepaid, registered and posted shall be sufficient evidence that such notice or other communication has been duly served, given or made; or (ii) in the case of delivery, when left at the relevant address; or (iii) in the case of facsimile transmission on the first business day in the country of the intended recipient after the date of transmission.

16.  Governing Law
     -------------

16.1 This Deed shall be governed by and construed in all respects in accordance with English law and the parties agree to submit to the exclusive jurisdiction of the English Courts as regards any claim or matter arising in relation to this Deed.


                                     16.

                                                                     DENTON HALL

16.2 The Licensor hereby appoints O'Melveny & Myers of 10 Finsbury Square, London EC2A 1LA, as its authorised agent for the purpose of accepting service of process for all purposes in connection with this Deed.

IN WITNESS whereof this Deed has been duly executed.


                                       17.

                                                                     DENTON HALL

                                   SCHEDULE
                                   --------
                                    Part 1
                                    ------
                            Registered Trade Marks
                            ----------------------

Mark           Country        Reg. No        Class        Reg. Date        Relevant
- ----           -------        -------        -----        ---------        --------
                                                                           Goods/Services
                                                                           --------------
PLAYBOY        United         1286798        41           10/14/93         radio,
               Kingdom                                                     television and
                                                                           stage
                                                                           entertainments;
                                                                           all included in
                                                                           this class

RABBIT         United         1324768        41           10/22/87         radio,
HEAD           Kingdom                                                     television and
DESIGN                                                                     stage
                                                                           entertainments

PLAYBOY        Benelux        424544         41           1/6/87           entertainment
                                                                           and amusements;
                                                                           and the
                                                                           production of
                                                                           radio and
                                                                           television
                                                                           programmes

RABBIT         Benelux        427684         41           1/6/87           entertainment
HEAD                                                                       and
DESIGN                                                                     amusements; and
                                                                           the production
                                                                           of radio and
                                                                           television
                                                                           programmes


                                      18.

                                                                     DENTON HALL

                                    Part 2
                                    ------

                            Unregistered Trademarks
                            -----------------------

Country            Mark or Representation or        Goods/Services
- -------            -------------------------        --------------
                   Description of Get-up
                   ---------------------

Republic of        PLAYBOY                          Entertainment
Ireland                                             services, namely,
                                                    pay television
                                                    services and pay per
                                                    view television
                                                    services

Republic of        RABBIT HEAD DESIGN               Entertainment
Ireland                                             services, namely,
                                                    pay television
                                                    services and pay per
                                                    view television
                                                    services

                                      19.

EXECUTED AS A DEED by David     )  /s/ David I. Chemerow
I. Chemerow and Howard          )
Shapiro acting under            )  Exec. Vice President
the express authority of        )
PLAYBOY ENTERPRISES, INC.       )  /s/ Howard Shapiro
in accordance with the laws     )
of the State of Delaware        )  Exec. Vice President



EXECUTED AS A DEED by           )
PLAYBOY TV UK/BENELUX LIMITED   )
in the presence of:             )

                                       Director


                                       Director/Secretary






                                      20.

EXECUTED AS A DEED by           )
           and                  )
        acting under            )
the express authority of        )
PLAYBOY ENTERPRISES, INC.       )
in accordance with the laws     )
of the State of Delaware        )



EXECUTED AS A DEED by           )
PLAYBOY TV UK/BENELUX LIMITED   )
in the presence of:             )
/s/ Fairlie Anderson
Fairlie Anderson                       Director   /s/ Roger Luard
Denton Hall
5 Chancery Lane
Clifford's Inn                         Director/Secretary /s/ Mark Lewis
London EC4A IBU





                                      20.

                        THE COMPANIES ACTS 1985 TO 1989

                         _____________________________

                           COMPANY LIMITED BY SHARES

                         _____________________________


                            ARTICLES OF ASSOCIATION

                                      of

                          PLAYBOY UK/BENELUX LIMITED
                           ________________________


                 (Adopted by Special Resolution passed on the
                           26th day of January 1995)
                  ___________________________________________


                                  PRELIMINARY

1.1 In these Articles "the Act" means the Companies Acts 1985 to 1989 (as amended or re-enacted at the date hereof) and "Table A" means Table A as prescribed in the Companies (Tables A to F) Regulations 1985 (as amended at the date hereof).

1.2  The regulations contained in Table A shall not apply to the Company.

                                INTERPRETATION

2. In these Articles the following words and expressions shall have the following meanings:

     "the Board": the Board of Directors of the Company present at a duly convened meeting of the Directors at which a quorum is present;

     "Associate": means in relation to any member which is a company, another company which controls, is controlled by or is under common control with that company and for this purpose a company shall be deemed to control any company which is a subsidiary or a subsidiary undertaking of such company;

     "the Auditors": the auditors for the time being of the Company.

                           SHARE CAPITAL AND SHARES

3. The authorised share capital of the Company at the date of adoption of these Articles is (Pounds) 11,000,000 divided into 11,000,000 ordinary shares of (Pounds)1 each ("the Ordinary Shares").

4. Subject to the provisions of the Act, shares may be issued which are to be redeemed or are to be liable to be redeemed at the option of the company or the holder on such terms and in such manner as may be provided by the articles.

5. The company may exercise the powers of paying commissions conferred by the Act. Subject to the provisions of the Act, any such commission may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other.

6. Except as required by law, no person shall be recognised by the company as holding any share upon any trust and (except as otherwise provided by the articles or by law) the company shall not be bound by or recognise any interest in any share except an absolute right to the entirety thereof in the holder.

                              SHARE CERTIFICATES

7. Every member, upon becoming the holder of any shares, shall be entitled without payment to one certificate for all the shares of each class held by him (and, upon transferring a part of his holding of shares of any class, to a certificate for the balance of such holding) or several certificates each for one or more of his shares. Every certificate shall be sealed with the seal and shall specify the number, class of the shares to which it relates and the amount or respective amounts paid up thereon. The company shall not be bound to issue more than one certificate for shares held jointly by several persons and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

8. If a share certificate is defaced, worn-out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and payment of the expenses reasonably incurred by the company in investigating evidence as the directors may determine but otherwise free of charge, and (in the case of defacement or wearing-out) on delivery up of the old certificate.

                                     LIEN

9. The company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys (whether presently payable or not) payable at a fixed time or called in respect of that share. The directors may at any time declare any share to be wholly or in part exempt from the provisions of this regulation. The company's lien on a share shall extend to any amount payable in respect of it.

10. The company may sell in such manner as the directors determine any shares on which the company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within fourteen clear days after notice has been given to the holder of the share or to the person entitled to it in consequence of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the shares may be sold.

                                      2.

11. To give effect to a sale the directors may authorise some person to execute an instrument of transfer of the shares sold to, or in accordance with the directions of, the purchaser. The title of the transferee to the shares shall not be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

12. The net proceeds of the sale, after payment of the costs, shall be applied in payment of so much of the sum for which the lien exists as is presently payable, and any residue shall (upon surrender to the company for cancellation of the certificate for the shares sold and subject to a like lien for any moneys not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.

                         CALLS ON SHARES AND FORFEITURE

13. Subject to the terms of allotment, the directors may make calls upon the members in respect of any moneys unpaid on their shares (whether in respect of nominal value or premium) and each member shall (subject to receiving at least fourteen clear days' notice specifying when and where payment is to be made) pay to the company as required by the notice the amount called on his shares. A call may be required to be paid by instalments. A call may, before receipt by the company of any sum due thereunder, be revoked in whole or part and payment of a call may be postponed in whole or part. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect whereof the call was made.

14. A call shall be deemed to have been made at the time when the resolution of the directors authorizing the call was passed.

15. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

15. If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or, if no rate is fixed, at the appropriate rate (as defined by the Act) but the directors may waive payment of the interest wholly or in part.

16. An amount payable in respect of a share on allotment or at any fixed date, whether in respect of nominal value or premium or as an instalment of a call, shall be deemed to be a call and if it is not paid the provisions of the articles shall apply as if that amount had become due and payable by virtue of a call.

17. Subject to the terms of allotment, the directors may make arrangements on the issue of shares for a difference between the holders in the amounts and times of payment of calls on their shares.

18. If a call remains unpaid after it has become due and payable the directors may give to the person from whom it is due not less than fourteen clear days' notice requiring payment of the amount unpaid

                                   3.

     together with any interest which may have accrued. The notice shall name the place where payment is to be made and shall state that if the notice is not complied with the shares in respect of which the call was made will be liable to be forfeited.

19. If the notice is not complied with any share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the directors and the forfeiture shall include all dividends or other moneys payable in respect of the forfeited shares and not paid before the forfeiture.

20. Subject to the provisions of the Act, a forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the directors determine either to the person who was before the forfeiture the holder or to any other person and at any time before sale, re-allotment or other disposition, the forfeiture may be cancelled on such terms as the directors think fit. Where for the purposes of its disposal a forfeited share is to be transferred to any person the directors may authorise some person to execute an instrument of transfer of the share to that person.

21. A person any of whose shares have been forfeited shall cease to be a member in respect of them and shall surrender to the company for cancellation the certificate for the shares forfeited but shall remain liable to the company for all moneys which at the date of forfeiture were presently payable by him to the company in respect of those shares with interest at the rate at which interest was payable on those moneys before the forfeiture or, if no interest was so payable, at the appropriate rate (as defined in the Act) from the date of forfeiture until payment but the directors may waive payment wholly or in part or enforce payment without any allowance for the value of the shares at the time of forfeiture or for any consideration received on their disposal.

22. A statutory declaration by a director or the secretary that a share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share and the declaration shall (subject to the execution of an instrument of transfer if necessary) constitute a good title to the share and the person to whom the share is disposed of shall not be bound to see to the application of the consideration, if any, nor shall his title to the share be affected by any irregularity in or invalidity of the proceedings in reference to the forfeiture or disposal of the share.

                              TRANSFER OF SHARES

23. The instrument of transfer of a share may be in any usual form or in any other form which the directors may approve and shall be executed by or on behalf of the transferor and, unless the share is fully paid, by or on behalf of the transferee.

24. Save as set out in Article 25 below no share shall be transferred by any Member or other person entitled thereto without the prior consent of all the other members.

                                      4.

25.1 If a member ("the Defaulter") becomes unable to pay its debts within
     Section 123 of the Insolvency Act 1986 or makes a composition or arrangement with its creditors or puts a proposal to its creditors for a voluntary arrangement for a composition of its debts or a scheme of arrangement or on the presentation of a petition that it be put into liquidation (which is not withdrawn or defeated within 28 days) or administration or passes a resolution putting it into voluntary liquidation (other than for the purposes of amalgamation or reconstruction reasonably approved by the other members) or suffers the appointment of a provisional liquidator, a receiver, manager or an administrative receiver or on the occurrence of an event which does result in the crystallisation of any floating charge over its business, undertaking, property or assets of any part therof or is dissolved or on the occurrence of an event which is analogous to any of the above in any jurisdiction other than the United Kingdom in which the relevant member is incorporated, then any other member may within 60 days of the later of the date of such event or of the date on which such member becomes aware of that event require the Defaulter, by notice in writing to the Defaulter and the Company to sell all its shares in the Company ("the Transfer Notice").

25.2 The Transfer Notice shall constitute the Company the Defaulter's agent for the sale of all, but not some only, of the shares the subject of the Transfer Notice ("the Sale Shares") to the other members and/or any person procured or nominated by the other members as it/they may in its/their absolute discretion determine ("a Nominee") at the Prescribed Price (as defined in Article 25.5). The Defaulter shall within 7 business days of receipt of the Transfer Notice deliver to the Company the Defaulter's share certificates and duly executed transfers in blank in respect thereof which may not be withdrawn.

25.3 Within 7 business days of agreement or determination of the Prescribed Price, the Company shall give notice in writing to the other members specifying the number of Sale Shares and the Prescribed Price therefor and offering the Sale Shares for sale to the other members and/or their Nominees at the Prescribed Price. Such notice shall be accompanied by a copy of the Transfer Notice and (if applicable) the Referee's certificate of the Prescribed Price and shall require the other members to state in waiting within 14 days of the receipt of the notice whether it and/or a Nominee is willing to purchase the Sale Shares at the Prescribed Price.

25.4 In the event that a notice or notices are served in respect of all of the Sale Shares, the other members or a Nominee thereof shall within 28 days thereafter complete the purchase of the Sale Shares from the Defaulter at the Prescribed Price provided that (i) in the event of competition the members (and/or their Nominees) shall complete the purchase of the Sale Shares pro rata to the number of shares held by the other members save that notwithstanding the above no purchase pursuant to this clause shall be made by a Nominee of any member if there remains a member or members willing to purchase the Sale Shares to which any member who has proposed a Nominee to purchase his/her pro rata entitlement would otherwise be entitled to purchase. The Defaulter shall be bound to transfer the Sale Shares


                                      5.

     comprised in the notice to the other member(s) or its/their Nominees at the Prescribed Price, and if it makes default in so doing the Company may receive the purchase money and the Directors may authorise some person to execute a transfer as appropriate of the Sale Shares in favour of the other members and/or their Nominee(s) ("the Shareholder Purchasers") and the Company shall hold the purchase money in trust for the Defaulter. The receipt by the Company of the purchase money shall be a good discharge to the Shareholder Purchaser(s) and after its or their name has been entered in the Company's Register of Members in exercise of the aforesaid power, the validity of the proceedings shall not be questioned by any person. If such purchase is not completed (for any reason other than the Defaulter's delay or default) within such period of 28 days, then the certificates and duly completed transfer of the Sale Shares shall be returned to the Defaulter.

25.5 The Prescribed Price shall be such price as the members may agree per share or in default of agreement within 30 days after the date on which the Transfer Notice is served following a reference by any member to a Referee such price per share as the Referee shall determine to be on the date of receipt of the Transfer Notice the Fair Value as defined in
     Article 25.6.

25.6 Fair Value shall be in respect of each Sale Share the same proportion of the fair market value of the Company as a whole on the date of service of the Transfer Notice as such Sale Share bears to the whole of the issued share capital in the Company stated as a price per share as certified by the Referee on the basis of a sale thereof as between a willing vendor and a willing purchaser on the assumption that the Sale Shares will be purchased in one lot by a purchaser contracting on arm's length terms, who has no other interest in the Company and (if the Company is then continuing as a going concern) on the assumption that all the Shares were ordinary shares of the same class and that the Company will continue in business as a going concern and having regard to any goodwill attaching to the Company though taking into account (if that be the case) the fact that any material contract or licence of the Company has been terminated. For this purpose, the Referee shall be such independent merchant or investment bank with acknowledged experience of the industry in which the Company operates as the members may agree or, in default of agreement within seven days, as may be nominated, on the request of any member, by the President for the time being of the British Institute of Bankers, who shall be instructed to produce his certificate within thirty days of his appointment and who shall act as expert and not as arbitrator and whose certificate shall be final and binding on the members, save in the event of manifest error. The fees and expenses of the Referee shall be borne as to the other half by the purchaser(s) of the Defaulter's Shares (if any) and as to the balance (or the whole if there are no purchasers) by the Defaulter.

25.7 In the event that no notice or notices are received in accordance with clause 25.3 above the Defaulter shall, be at liberty to sell all of the Sale Shares at any time within 28 days after the expiry of the period of 14 days provided for under Article 25.2 to a third party at the Prescribed Price and otherwise upon no more favourable terms than those offered to the members.

                                     6.

25.8 Where any Transfer Notice is given by a member pursuant to this Article 25 such member may specify that until completion of any transfer pursuant to this clause:

      (a) any transfer by a Defaulter of its Shares (other than to or in accordance with this Article 25) shall be void;

      (b) no voting rights shall be exercisable by the Defaulter in respect of its Shares; and

      (c) no further Shares shall be issued or need be offered to the Defaulter.

                             TRANSMISSION OF SHARES

26. If a member dies the survivor or survivors where he was a joint holder, and his personal representatives where he was a sole holder or the only survivor of joint holders, shall be the only persons recognised by the company as having any title to his interest; but nothing herein contained shall release the estate of a deceased member from any liability in respect of any share which had been jointly held by him.

25. A person becoming entitled to a share in consequence of the death or bankruptcy of a member may, upon such evidence being produced as the directors may properly require, elect either to become the holder of the share or to have some person nominated by him registered as the transferee. If he elects to become the holder he shall give notice to the company to that effect. If he elects to have another person registered he shall execute an instrument of transfer of the share to that person. All the articles relating to the transfer of shares shall apply to the notice or instrument of transfer as if it were an instrument of transfer executed by the member and the death or bankruptcy of the member had not occurred.

26. A person becoming entitled to a share in consequence of the death or bankruptcy of a member shall have the rights to which he would be entitled if he were the holder of the share, except that he shall not, before being registered as the holder of the share, be entitled in respect of it to attend or vote at any meeting of the company or at any separate meeting of the holders of any class of shares in the company.


                          ALTERATION OF SHARE CAPITAL

27.   The company may by ordinary resolution -

      (a) increase its share capital by new shares of such amount as the resolution prescribes;

      (b) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

      (c) subject to the provisions of the Act, sub-divide its shares, or any of them, into shares of smaller amount and the resolution may determine that, as between the shares resulting

                                      7.

          from the sub-division, any of them may have any preference or advantage as compared with the others; and

     (d) cancel shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled

28. Whenever as a result of a consolidation of shares any members would become entitled to fractions of a share, the directors may, on behalf of those members, sell the shares representing the fractions for the best price reasonably obtainable to any person (including, subject to the provisions of the Act, the company) and distribute the net proceeds of sale in due proportion among those members, and the directors may authorise some person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

29. Subject to the provisions of the Act, the company may by special resolution reduce its share capital, any capital redemption reserve and any share premium account in any way.

                            PURCHASE OF OWN SERIES

30. Subject to the provisions of the Act, the company may purchase its own shares (including any redeemable shares) and, if it is a private company, make a payment in respect of the redemption or purchase of its own shares otherwise than out of distributable profits of the company or the proceeds of a fresh issue of shares.

                               GENERAL MEETINGS

31. All general meetings other than annual general meetings shall be called extraordinary general meetings.

32. The directors may call general meetings and, on the requisition of members pursuant to the provisions of the Act, shall forthwith proceed to convene an extraordinary general meeting for a date not later than eight weeks after receipt of the requisition. If there are not within the United Kingdom sufficient directors to call a general meeting, any director or any member of the company may call a general meeting.

                           NOTICE OF GENERAL MEETINGS

33. An annual general meeting and an extraordinary general meeting called for the passing of a special resolution or a resolution appointing a person as a director shall be called by at least twenty-one clear days' notice. All other extraordinary general meetings shall be called by at least fourteen days' notice but a general meeting may be called by shorter notice if it is so agreed -

     (a) in the case of an annual general meeting, by all the members entitled to attend and vote thereat; and

                                      8.

     (b) in the case of any other meeting by a majority in number of the members having a right to attend and vote being a majority together holding not less than ninety-five per cent in nominal value of the shares giving that right.

     The notice shall specify the time and place of the meeting and the general nature of the business to be transacted and, in the case of an annual general meeting, shall specify the meeting as such.

     Subject to the provisions of the articles and to any restrictions imposed on any shares, the notice shall be given to all the members, to all persons entitled to a share in consequence of the death or bankruptcy of a member and to the directors and auditors.

34. The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

                        PROCEEDINGS AT GENERAL MEETINGS

35. No business shall be transacted at any meeting unless a quorum of members is present at the time when the meeting proceeds to business. The quorum for any general meeting shall be not less than two or more members (including each member entitled to appoint a director pursuant to Article
     67) entitled to vote upon the business to be transacted or by a duly authorised representative present in person.

36. If such a quorum is not present within half an hour from the time appointed for the meeting, or if during a meeting such a quorum ceases to be present, the meeting shall stand adjourned to the same day in the next week at the same time and place or to such time and place as the directors may determine and such meeting will be quorate provided a member or members holding more than 50% of the shares for the one time being in issue and carry the rights to attend and vote at the meeting are present.

37. The chairman of the board of directors or in his absence some other director nominated by the directors shall preside as chairman of the meeting, but if neither the chairman nor such other director (if any) be present within fifteen minutes after the time appointed for holding the meeting and willing to act, the directors present shall elect one of their number to be chairman and, if there is only one director present and willing to act, he shall be chairman.

38. If no director is willing to act as chairman or if no director is present within fifteen minutes after the time appointed for holding the meeting, the members present and entitled to vote shall choose one of their number to be chairman.

39. A director shall, notwithstanding that he is not a member, be entitled to attend and speak at any general meeting and at any separate meeting of the holders of any class of shares in the company.

                                      9.

40. The chairman may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at an adjourned meeting other than business which might properly have been transacted at the meeting had the adjournment not taken place. When a meeting is adjourned for fourteen days or more, at least seven clear days' notice shall be given specifying the time and place of the adjourned meeting and the general nature of the business to be transacted. Otherwise it shall not be necessary to give any such notice.

41. A resolution put to the vote of a meeting shall be decided on a show of hands unless before, or on the declaration of the result of, the show of hands a poll is duly demanded. Subject to the provisions of the Act, a poll may be demanded -

     (a) by the chairman; or

     (b) by at least two members having the right to vote at the meeting; or

     (c) by a member or members representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

     (d) by a member or members holding shares conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right;

     and a demand by a person as proxy for a member shall be the same as a demand by the member.

42. Unless a poll is duly demanded a declaration by the chairman that a resolution has been carried or carried unanimously, or by a particular majority, or lost, or not carried by a particular majority and an entry to that effect in the minutes of the meeting shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

43. The demand for a poll may, before the poll is taken, be withdrawn but only with the consent of the chairman and a demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made.

44. A poll shall be taken as the chairman directs and he may appoint scrutineers (who need not be members) and fix a time and place for declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

45. A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken either forthwith or at such time and place as the chairman directs not being more than thirty days after the

                                10.

     poll is demanded. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll was demanded. If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn,the meeting shall continue as if the demand had not been made.

46. No notice need be given of a poll not taken forthwith if the time and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case at least seven clear days' notice shall be given specifying the time and place at which the poll is to be taken.

47. A resolution in writing executed by or on behalf of each member who would have been entitled to vote upon it if it had been proposed at a general meeting at which he was present shall be as effectual as if it had been passed at a general meeting duly convened and held and may consist of several instruments in the like form each executed by or on behalf of one or more members.

                               VOTES OF MEMBERS

48. Subject to any rights or restrictions attached to any shares, on a show of hands every member who (being an individual) is present in person or (being a corporation) is present by a duly authorised representative, not being himself a member entitled to vote, shall have one vote and on a poll every member shall have one vote for every share of which he is the holder.

49. In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and seniority shall be determined by the order in which the names of the holders stand in the register of members.

50. A member in respect of whom an order has been made by any court having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder may vote, whether on a show of hands or on a poll, by his receiver, curator bonis or other person authorised in that behalf appointed by that court, and any such receiver, curator bonis or other person may, on a poll, vote by proxy. Evidence to the satisfaction of the directors of the authority of the person claiming to exercise the right to vote shall be deposited at the office, or at such other place as is specified in accordance with the articles for the deposit of instruments of proxy, not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised and in default the right to vote shall not be exercisable.

51. No member shall vote at any general meeting or at any separate meeting of the holders of any class of shares in the company, either in person or by proxy, in respect of any share held by him unless all moneys presently payable by him in respect of that share have been paid.

                                   11.

52. No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is tendered, and every vote not disallowed at the meeting shall be valid. Any Objection made in due time shall be referred to the chairman whose decision shall be final and conclusive.

53. On a poll votes may be given either personally or by proxy. A member may appoint more than one proxy to attend on the same occasion.

54. An instrument appointing a proxy shall be in writing, executed by or on behalf of the appointor and shall be in the following form (or in a form as near thereto as circumstances allow or in any other form which is usual or which the directors may approve) -
         "                              PLC/Limited
                 I/We,                                            , of
                                                                       , being
         a member/members of the above-named company, hereby appoint of
                                                          , or failing
         him,       of                , as my/our proxy to vote in my/our
         names[s] and on my/our behalf at the annual/extraordinary general meeting of the company to be held on
                             19  , and at any adjournment thereof.
         Signed on           19 ."

55. Where it is desired to afford members an opportunity of instructing the proxy how he shall act the instrument appointing a proxy shall be in the following form (or in a form as near thereto as circumstances allow or in any other form which is usual or which the directors may approve) -
         "                          PLC/Limited
         I/We,                                                 , of
                                                                    ,being a
         member/members of the above-named company, hereby appoint
                                                  of
         or failing him,             of                , as my/our proxy
         to vote in my/our name[s] and on my/our behalf at the annual/extraordinary general meeting of the company, to be held on
                     19  , and at any adjournment thereof.

         This form is to be used in respect of the resolutions mentioned below as follows:

         Resolution No. 1 *for *against

         Resolution No. 2 *for *against.
         *Strike out whichever is not desired.

                                      12.

         Unless otherwise instructed, the proxy may vote as he thinks fit or abstain from voting.

         Signed this        day of          19  ."

56. The instrument appointing a proxy and any authority under which it is executed or a copy of such authority certified notarially or in some other way approved by the directors may -

         (a) be deposited at the office or at such other place within the United Kingdom as is specified in the notice convening the meeting or in any instrument of proxy sent out by the company in relation to the meeting not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote;

         or

         (b) in the case of a poll taken more than 48 hours after it is demanded, be deposited as aforesaid after the poll has been demanded and not less than 24 hours before the time appointed for the taking of the poll; or

         (c) where the poll is not taken forthwith but is taken not more than 48 hours after it was demanded, be delivered at the meeting at which the poll was demanded to the chairman or to the secretary or to any director;

and an instrument of proxy which is not deposited or delivered in a manner so permitted shall be invalid.

57. A vote given or poll demanded by proxy or by the duly authorised representative of a corporation shall be valid notwithstanding the previous determination of the authority of the person voting or demanding a poll unless notice of the determination was received by the company at the office or at such other place at which the instrument of proxy was duly deposited before the commencement of the meetings or adjourned meeting at which the vote is given or the poll demanded or (in the case of a poll taken otherwise than on the same day as the meeting or adjourned meeting) the time appointed for taking the poll.

                              NUMBER OF DIRECTORS

58. Unless otherwise approved by special resolution, the number of directors (other than alternate directors) shall not be less than two nor more than eleven directors.

                              ALTERNATE DIRECTORS

59. Any director (other than an alternate director) may appoint any person willing to act, to be an alternate director and may remove from office an alternate director so appointed by him.

60. An alternate director shall be entitled to receive notice of all meetings of directors and of all meetings of committees of directors of which his appointor is a member, to attend and vote at any such

                                      13.

     meeting at which the director appointing him is not personally present, and generally to perform all the functions of his appointor as a director in his absence but shall not be entitled to receive any remuneration from the company for his services as an alternate director. But it shall not be necessary to give notice of such a meeting to an alternate director who is absent from the United Kingdom.

61. An alternate director shall cease to be an alternate director if his appointor ceases to be a director; but, if a director retires but is reappointed or deemed to have been reappointed at the meeting at which he retires, any appointment of an alternate director made by him which was in force immediately prior to his retirement shall continue after his reappointment.

62. Any appointment or removal of an alternate director shall be by notice to the company signed by the director making or revoking the appointment or in any other manner approved by the directors.

63. Save as otherwise provided in the articles, an alternate director shall be deemed for all purposes to be a director and shall alone be responsible for his own acts and defaults and he shall not be deemed to be the agent of the director appointing him.

                              POWERS OF DIRECTORS

64. Subject to the provisions of the Act, the memorandum and the articles and to any directions given by ordinary resolution, the business of the company shall be managed by the directors who may exercise all the powers of the company. No alteration of the memorandum or articles and no such direction shall invalidate any prior act of the directors which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this regulation shall not be limited by any special power given to the directors by the articles and a meeting of directors at which a quorum is present may exercise all powers exercisable by the directors.

65. The directors may, by power of attorney or otherwise, appoint any person to be the agent of the company for such purposes and on such conditions as they determine, including authority for the agent to delegate all or any of his powers.

                        DELEGATION OF DIRECTORS' POWERS

66. The directors may delegate any of their powers to any committee consisting of one or more directors including at least one director appointed by each member entitled to appoint a director pursuant to Article 67. They may also delegate to any managing director or any director holding any other executive office such of their powers as they consider desirable to be exercised by him. Any such delegation may be made subject to any conditions the directors may impose, and either collaterally with or to the exclusion of their own powers and may be revoked or altered. Subject to any such conditions, the proceedings of a committee with two or more members shall be governed by the articles regulating the proceedings of directors so far as they are capable of applying.

                                      14.

                           APPOINTMENT OF DIRECTORS

67. Each member shall be entitled to appoint up to such number of directors as is stated in the table below. Any member who holds more than 50% of the issued Ordinary Shares from time to time shall be entitled to appoint a majority of the directors and remove and replace any such directors from time to time. The right to appoint, remove or replace a director shall be exercisable by notice to the company a copy of which notice shall be given to any shareholder not exercising or giving such notice.

                     Members's                  Member may appoint
                Percentage Holding              up to the following
                of Ordinary Shares              number of Directors
                ------------------              -------------------
                0-9.9                           0
                10-27.9                         2
                28-37-9                         3
                38-46.9                         4
                49-50                           5

                In excess of 50%                The remaining Members
                                                of the Board

     For the purpose of this table, a member shall be deemed to hold not only Ordinary Shares in its name but also those held in the name of its Associates.


                   DISQUALIFICATION AND REMOVAL OF DIRECTORS

68.  The office of a director shall be vacated if -

     (a) he ceases to be a director by virtue of any provision of the Act or he becomes prohibited by law from being a director; or

     (b) he becomes bankrupt or makes any arrangement or composition with his creditors generally; or

     (c)  he is, or may be, suffering from mental disorder and either -

                (i) he is admitted to hospital in pursuance of an application for admission for treatment under the Mental Health Act 1983 or, in Scotland, an application for admission under the Mental Health (Scotland) Act 1960, or

               (ii) an order is made by a court having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder for his detention or for the appointment of a receiver, curator bonis or other person to exercise powers with respect to his property or affairs;

          or


                                      15.

      (d)  he resigns his office by notice to the company; or

      (e) he shall for more than six consecutive months have been absent without permission of the directors from meetings of directors held during that period and the directors resolve that his office be vacated.


                           REMUNERATION OF DIRECTORS

69. The directors shall be entitled to such remuneration as the company may by ordinary resolution determine and, unless the resolution provides otherwise, the remuneration shall be deemed to accrue from day to day.


                              DIRECTORS' EXPENSES

70. The directors shall not be entitled to any expenses incurred by them in connection with their attendance at meetings of directors or committees of directors or several meetings or separate meetings of the holders of any class of shares or of debentures of the company or otherwise in connection with the discharge of their duties.


                     DIRECTORS' APPOINTMENTS AND INTERESTS

71. Subject to the provisions of the Act, the directors may appoint one or more of their number to the office of Managing Director to any other executive office in the company and may enter into an agreement or arrangement with any director for his employment by the company or for the provision by him of any services outside the scope of the ordinary duties of a director.
     Any such appointment, agreement or arrangement may be made upon such terms as the directors determine and they may remunerate any such director for his services as they think fit. Any appointment of a director to an executive office shall terminate if he ceases to be a director but without prejudice to any claim to damages for breach of the contract of service between the director and the company.

72. Without prejudice to the obligation of any director to disclose his interest in accordance with Section 317 of the Act, a director notwithstanding his office -

     (a) may be a party to, or otherwise interested in, any transaction or arrangement with the company or in which the company is otherwise interested:

     (b) may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the company or in which the company is otherwise interested: and

     (c) shall not, by reason of his office, be accountable to the company for any benefit which he derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.



                                      16.

                      DIRECTORS' GRATUITIES AND PENSIONS

73. The directors may provide benefits, whether by the payment of gratuities or pensions or by insurance or otherwise, for any director who has held but no longer holds any executive office or employment with the company or with any body corporate which is or has been a subsidiary of the company or a predecessor in business of the company or of any such subsidiary, and for any member of his family (including a spouse and a former spouse) or any person who is or was dependent on him, and may (as well before as after he ceases to hold such office or employment) contribute to any fund and pay premiums for the purchase or provision of any such benefit.


                           PROCEEDINGS OF DIRECTORS

74. Subject to the provisions of the articles, the directors may regulate their proceedings as they think fit. A director may, and the secretary at the request of a director shall, call a meeting of the directors. Questions arising at a meeting shall be decided by a majority of votes. In the case of an equality of votes, the chairman shall not have a second or casting vote. A director who is also an alternate director shall be entitled in the absence of his appointor to a separate vote on behalf of his appointor in addition to his own vote.

75. The quorum for the transaction of the business of the directors and unless so fixed at any other number shall be not less than two and must include one director appointed by each Major Shareholder. A person who holds office only as an alternate director shall, if his appointor is not present, be counted in the quorum. If such quorum is not present within half an hour from the time appointed for the meeting, the meeting shall stand adjourned to the same day in the next week at the same time and place and such meeting shall be quorate if any two directors are present.

76. A meeting of the directors may be validly held notwithstanding that all of the directors are not present at the same place and at the same time provided that:

     (a) a quorum of the directors at the time of the meeting are in direct communication with each other whether by way of telephone, audio-visual link or other form of telecommunication: and

     (b) a quorum of the directors entitled to attend a meeting of the directors agree to the holding of the meeting in the manner described herein.

77. The continuing directors or a sole continuing director may act notwithstanding any vacancies in their number, but, if the number of directors is less than the number fixed as the quorum, the continuing directors or director may act only for the purpose of filling vacancies or of calling a general meeting.



                                      17.

78. The directors may appoint one of their number to be the chairman of the board of directors and may at any time remove him from that office. Unless he is unwilling to do so; the director so appointed shall preside at every meeting of directors at which he is present. But if there is no director holding that office, or if the director holding it is unwilling to preside or is not present within fifteen minutes after the time appointed for the meeting, the directors present may appoint one of their number to be chairman of the meeting.

79. All acts done by a meeting of directors, or of a committee of directors, or by a person acting as a director shall, notwithstanding that it be afterwards discovered that there was a defect in the appointment of any director or that any of them were disqualified from holding office, or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a director and had been entitled to vote.

80. A resolution in writing signed by all the directors entitled to receive notice of a meeting of directors or of a committee of directors shall be as valid and effectual as if it had been passed at a meeting of directors or (as the case may be) a committee of directors duly convened and held and may consist of several documents in the like form each signed by one or more directors, but a resolution signed by an alternate director need not also be signed by his appointor and, if it is signed by a director who has appointed an alternate director, it need not be signed by the alternate director in that capacity.


                             DIRECTORS' INTERESTS

81. Without prejudice to the obligation of any Director to disclose his interest in accordance with Section 317 of the Act, a Director may vote in regard to any contract or arrangement in which he is interested or upon any matter arising thereat and if he shall so vote his vote shall be counted and he shall be reckoned in ascertaining whether there is present a quorum at any meeting at which any such contract or arrangement is considered. A Director may act by himself or his firm in any professional capacity for the Company and he or his firm may be entitled to remuneration for professional services as if he were not a Director; provided that nothing herein contained shall authorise a Director or his firm to act as auditor to the Company.


                                   SECRETARY

82. Subject to the provisions of the Act, the secretary shall be appointed by the directors for such term, at such remuneration and upon such conditions as they may think fit, and any secretary so appointed may be removed by them.


                                    MINUTES

83. The directors shall cause minutes to be made in books kept for the purpose -




                                      18.

     (a) of all appointments of officers made by the directors; and

     (b) of all proceedings at meetings of the company, of the holders of any class of shares in the company, and of the directors, and of committees of directors, including the names of the directors present at each such meeting.

                                    THE SEAL

84. The seal shall only be used by the authority of the directors or of a committee of directors authorised by the directors. The directors may determine who shall sign any instrument to which the seal is affixed and unless otherwise so determined it shall be signed by a director and by the secretary or by a second director.

                                   DIVIDENDS

85. Subject to the provisions of the Act, the company may by ordinary resolution declare dividends in accordance with the respective rights of the members, but no dividend shall exceed the amount recommended by the directors.

86. Subject to the provisions of the Act, the directors may pay interim dividends if it appears to them that they are justified by the profits of the company available for distribution. If the share capital is divided into different classes, the directors may pay interim dividends on shares which confer deferred or non-preferred rights with regard to dividend as well as on shares which confer preferential rights with regard to dividend, but no interim dividend shall be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrear. The directors may also pay at intervals settled by them any dividend payable at a fixed rate if it appears to them that the profits available for distribution justify the payment. Provided the directors act in good faith they shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on any shares having deferred or non-preferred rights.

87. Except as otherwise provided by the rights attached to shares, all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid. All dividends shall be apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid; but, if any share is issued on terms providing that it shall rank for dividend as from a particular date, that share shall rank for dividend accordingly.

88. A general meeting declaring a dividend may, upon the recommendation of the directors, direct that it shall be satisfied wholly or partly by the distribution of assets and, where any difficulty arises in regard to the distribution, the directors may settle the same and in particular may issue fractional certificates and fix the value for distribution of any assets and may determine that cash shall be paid to any member upon the footing of the value so fixed in order to adjust the rights of members and may vest any assets in trustees.

                                   19.

89. Any dividend or other moneys payable in respect of a share may be paid by cheque sent by post to the registered address of the person entitled or, if two or more persons are the holders of the share or are jointly entitled to it by reason of the death or bankruptcy of the holder, to the registered address of that one of those persons who is first named in the register of members or to such person and to such address as the person or persons entitled may in writing direct. Every cheque shall be made payable to the order of the person or persons entitled or to such other person as the person or persons entitled may in writing direct and payment of the cheque shall be a good discharge to the company. Any joint holder or other person jointly entitled to a share as aforesaid may give receipts for any dividend or other moneys payable in respect of the share.

90. No dividend or other moneys payable in respect of a share shall bear interest against the company unless otherwise provided by the rights attached to the share.

91. Any dividend which has remained unclaimed for twelve years from the date when it became due for payment shall, if the directors so resolve, be forfeited and cease to remain owing by the company.

                                   ACCOUNTS

92. No member shall (as such) have any right of inspecting any accounting records or other book or document of the company except as conferred by statute or authorised by the directors or by ordinary resolution of the company.

                           CAPITALISATION OF PROFITS

93. The directors may with the authority of an ordinary resolution of the company -

     (a) subject as hereinafter provided, resolve to capitalise any undivided profits of the company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of the company's share premium account or capital redemption reserve;

     (b) appropriate the sum resolved to be capitalised to the members who would have been entitled to it if it were distributed by way of dividend and in the same proportions and apply such sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or in paying up in full unissued shares or debentures of the company of a nominal amount equal to that sum, and allot the shares or debentures credited as fully paid to those members, or as they may direct, in those proportions, or partly in one way and partly in the other; but the share premium account, the capital redemption reserve, and any profits which are not available for distribution may, for the purposes of this regulation, only be applied in paying up unissued shares to be allotted to members credited as fully paid;

                                     20.

     (c) make such provision by the issue of fractional certificates or by payment in cash or otherwise as they determine in the case of shares or debentures becoming distributable under this regulation in fractions; and

     (d) authorise any person to enter on behalf of all the members concerned into an agreement with the company providing for the allotment to them respectively, credited as fully paid, of any shares or debentures to which they are entitled upon such capitalisation, any agreement made under such authority being binding on all such members.

                                    NOTICES

94. Any notice to be given to or by any person pursuant to the articles shall be in writing except that a notice calling a meeting of the directors need not be in writing.

95. The company may give any notice to a member either personally or by sending it by post in a prepaid envelope (airmail if overseas) addressed to the member at his registered address or by leaving it at that address. In the case of joint holders of a share, all notices shall be given to the joint holding and notice so given shall be sufficient notice to all the joint holders. Notice of every general meeting of the Company shall be given to every member of the Company who has provided the Company with an address for such purposes, whether within or outside the United Kingdom.

96. A member present, either in person or by proxy, at any meeting of the company or of the holders of any class of shares in the company shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

97. Every person who becomes entitled to a share shall be bound by any notice in respect of that share which, before his name is entered in the register of members, has been duly given to a person from whom he derives his title.

98. Proof that an envelope containing a notice was properly addressed, prepaid and posted shall be conclusive evidence that the notice was given. A notice shall be deemed to be given at the expiration of 96 hours after the envelope containing it was posted.

99. A notice may be given by the company to the persons entitled to a share in consequence of the death or bankruptcy of a member by sending or delivering it, in any manner authorised by the articles for the giving of notice to a member, addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt or by any like description at the address, if any, whether within or outside the United Kingdom supplied for that purpose by the persons claiming to be so entitled. Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy had not occurred.

                                      21.

                                  WINDING UP

100. If the company is wound up, the liquidator may, with the sanction of an extraordinary resolution of the company and any other sanction required by the Act, divide among the members in specie the whole or any part of the assets of the company and may, for that purpose, value any assets and determine how the division shall be carried out as between the members or different classes of members. The liquidator may, with the like sanction, vest the whole or any part of the assets in trustees upon such trusts for the benefit of the members as he with the like sanction determines, but no member shall be compelled to accept any assets upon which there is a liability.

                                   INDEMNITY

101. Subject to the provisions of the Act but without prejudice to any indemnity to which a director may otherwise be entitled, every director or other officer or auditor of the company shall be indemnified out of the assets of the company against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted or in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the company.

                                   22.

                                                                     DENTON HALL

This Agreement is entered into this         day of          1995,
by and between:

(1) Harris Trust and Savings Bank of 111 West Monroe Street, Chicago, Illinois 60603, United States of America ("Harris");

(2) LaSalle National Bank of 120 La Salle Street, Chicago, Illinois 60603, United States of America ("LaSalle");

(3) Continental Shelf 16 Limited a company registered in England under no. 3005499 whose address is Twyman House, 16 Bonny Street, London NW1 9PG ("Flextech");

(4) Playboy TV UK/Benelux Limited of Twyman House, 16 Bonny Street, London NW1 9PG ("the Joint Venture")

WHEREAS the parties are entering into this Agreement pursuant to an agreement
dated             1995 between Playboy Entertainment Group, Inc. ("Playboy"),
Playboy Enterprises, Inc. ("Playboy Enterprises"), Flextech and the Joint Venture ("the Head Agreement").

NOW IT IS HEREBY AGREED as follows:

1.   For the purposes of this Agreement:

     (a) all capitalised words and expressions used but not defined in this Agreement shall be defined as in the Head Agreement;

     (b) the expression "the Lenders" shall mean each of Harris and LaSalle and their respective assigns and successors in title under the Loan Documents;

                                      1.

                                                                     DENTON HALL

     (c) the expression a "Default" shall mean any default by Playboy Enterprises in or in respect of any of its obligations under the Loan Documents or any other occurrence which in either case results in action by or on behalf of either or both of the Lenders to foreclose upon, assert control over, take possession of, sell or otherwise enforce its or their security over the Collateral or any Part thereof;

     (d) the expression "Programming Collateral" shall mean the entire right title and interest of Playboy and each Affiliate of Playboy (including but not limited to Playboy Enterprises), and of their successors in title and assigns, in and to the Programmes, Third Party Programmes, any Future Programmes, the Trade Marks and any Delivery Material in respect of any of the Programmes, Third Party Programmes or Future Programmes;

     (e) the expression "Collateral" shall mean the Programming Collateral and the respective Interests (as defined in the Shareholders' Agreement) of Playboy and Playboy Enterprises in the Joint Venture;

     (f) the expression "Affiliate of Playboy" shall mean any person which is from time to time either directly or indirectly controlling, controlled by or under common control with Playboy and for this purpose "control" means in relation to a person the power of another person ("the Controlling Person") to secure, whether by the holding of shares or the possession of voting rights in or in relation to that person or any other person or the provisions of any agreement or otherwise, that the affairs of that person are conducted in accordance with the wishes of the Controlling Person;

     (g) the expression a "Future Programme" shall mean any Programme or Third Party Programme which (notwithstanding the absence of an obligation on the Lenders to fund the creation or distribution of new Programmes or Third Party Programmes) comes into existence at any time after any Default.

                                      2.

                                                                     DENTON HALL

2. In consideration of Flextech and the Joint Venture each agreeing to observe and comply with the provisions of the Shareholders' Agreement, The Trademark Agreement, the Programme Agreement and/or the Head Agreement which it is bound to observe and comply with, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, each of the Lenders hereby undertakes and covenants with Flextech and the Joint Venture that the Lenders shall:

     (a) promptly notify Flextech and the Joint Venture of the occurrence of any Default;

     (b) in the event of any Default forebear from exercising (other than in compliance with the provisions of Clause 3) any of their rights against, in or to the Programmes and Third Party Programmes then in existence, any Future Programmes or the Trade Marks, or any of them, or any Delivery Material in relation to any of the Programmes or Third Party Programmes, or any Future Programmes;

     (c) not, at any time whilst the Collateral is pledged to it, take any action (other than in compliance with the provisions of Clause 3) which would interfere with the performance by Playboy or Playboy Enterprises of their respective obligations under the Programme Agreement or under the Trademark Agreement or the exercise by the Joint Venture of any of its rights under the Programme Agreement or under the Trademark Agreement with respect to the Programmes and Third Party Programmes then in existence or any Future Programmes or with respect to the Trade Marks provided that neither Flextech nor the Joint Venture is in default of and shall comply with all of their respective payment obligations under the Shareholders' Agreement and the Programme Agreement in accordance with their terms, and subject always to the provisions of Clause 3.

                                    3.

                                                                     DENTON HALL

3.   Notwithstanding anything in this Agreement to the contrary:

     (a) action may be taken by or on behalf of any one or more of the Lenders to foreclose upon, assert control over, take possession of, sell or otherwise enforce its liens or security interests on the Collateral or any part thereof PROVIDED HOWEVER THAT (subject to the provisions of Clause 4):

         (i) any such action shall be taken subject to the terms of the sole and exclusive license granted to the Joint Venture under the Programme Agreement in and to each Programme and Third Party Programme within the territory ("the Territory") of the United Kingdom, the Republic of Ireland, Belgium, the Netherlands and Luxembourg (and each other country to which the Lenders have agreed with Playboy in writing) and subject also to the terms of the exclusive license granted to the Joint Venture to use the Trade Marks within the Territory under the Trademark Agreement;

         (ii) following the taking of any such action the Lenders shall either

              (A) permit and make available to the Joint Venture (or such person as the Joint Venture may direct the Lenders in writing) access (in each case to the extent that it is within the rights of the Lenders to do so) to the Delivery Material required to be furnished by Playboy to the Joint Venture under the Programme Agreement; or

              (B) (in the case of any sale or disposition of the Programming
                  Collateral (or any part thereof) to any person under or by virtue of such action) require that person to permit and make available to the Joint Venture (or such person as the Joint Venture may direct the Lenders in writing) access to the Delivery Material

                                      4.

                                                                     DENTON HALL

                  required to be furnished by Playboy to the Joint Venture under the Programme Agreement;

     (b) neither the Lenders, nor any person who acquires any rights in any Programming Collateral under or by virtue of any disposition or other enforcement of the Lenders' rights therein, assumes liability for any positive obligations of Playboy under the Programme Agreement including without limitation the obligations of Playboy to provide a Scheduler, to create or physically deliver Delivery Material to the Joint Venture, to create or fund the creation of Programmes or Delivery Material or to acquire or fund the acquisition of Third Party Programmes (it being understood and agreed that in the event of a Default the Lenders have no obligation to consent to, and shall be entitled to take steps to prevent, the creation by Playboy (or any other person acting on behalf of Playboy) of any Future Programmes or any Delivery Material in relation to any Future Programmes).

4. Provisos (i) and (ii) to sub-clause 3(a) above shall continue to apply if and so long as:

     (a) all payments due and to become due (if any) to Playboy under the Programme Agreement after the Joint Venture has been notified of any Default by the Lenders shall (subject to laws which provide third party priorities or otherwise provide to the contrary, to the order of any court of competent jurisdiction, to the provisions of Clause 5 below and to Playboy Enterprises continuing to perform its obligations under the Trademark Agreement in accordance with its terms and to the extent to which Playboy is continuing to perform its obligations under the Programme Agreement in accordance with its terms) have been made directly to the Lenders or their designee (to the extent so requested by the Lenders in writing to the Joint Venture); and

     (b) in the event that any payments made by the Joint Venture to the Lenders or their designee pursuant to sub-clause 4(a) above are not in an amount sufficient to reimburse the Lenders for their reasonable out-of-pocket costs and expenses

                                      5.

                                                                     DENTON HALL

          (if any) of permitting access to the Delivery Material in accordance with proviso (ii) to sub-clause 3(a) above, the Lenders shall have received within twenty-one (21) days after having notified the Joint Venture to that effect such additional amount as will so reimburse them.

5. In the event that the Joint Venture pays any additional amount to the Lenders pursuant to sub-clause 4(b) above, the Lenders agree that the Joint Venture shall be entitled to deduct such additional amount from any payment(s) which subsequently become(s) due to Playboy under the Programme Agreement.

6. Except where any governmental department, agency or regulatory body requires a Lender to assign to a governmental department, agency or regulatory body the promissory notes evidencing that Lender's credit to Playboy so as to maintain that Lender's liquidity, each of the Lenders undertakes that it shall not assign any of its rights under any of the Loan Documents to any person unless that person shall first have entered into an agreement with Flextech and the Joint Venture which is substantially similar in form and substance to this Agreement.

7. This Agreement shall be construed and the rights and obligations of the parties hereunder determined in accordance with the law of the State of Illinois, United States of America. The parties hereby consent to the non-exclusive jurisdiction of the federal courts of the federal districts having jurisdiction over the State of Illinois located in Cook County.

IN WITNESS WHEREOF, the parties herein have caused this Agreement to be entered into as of the date set forth above.

HARRIS TRUST AND SAVINGS BANK


By:  R.L. Dell'Artino
    --------------------------
Its:      VICE PRESIDENT

                                      6.

                                                                     DENTON HALL


LASALLE NATIONAL BANK


By:   Robert Kastenholz
    -----------------------------
Its:    Senior Vice President


CONTINENTAL SHELF 16 LIMITED


By:
    -----------------------------
Its:


PLAYBOY TV UK/BENELUX LIMITED

By:
   ------------------------------
Its:

                                      7.

                                                                     DENTON HALL

                                   AGREEMENT

This Agreement is entered into this   day of         1995, by and between
Playboy Entertainment Group, Inc. ("Playboy"), Playboy Enterprises, Inc. ("Playboy Enterprises"), Continental Shelf 16 Limited ("Flextech") and Playboy TV UK/Benelux Limited (the "Joint Venture").

WHEREAS, Playboy, Playboy Enterprises, Flextech and the Joint Venture intend to enter into today that certain Programme Supply Agreement (the "Programme Agreement"), that certain Shareholders' Agreement (the "Shareholders' Agreement") and that certain Trademark Agreement (the "Trademark Agreement"); and

WHEREAS, Playboy Enterprises intends to enter into, among other things, a loan and security agreement and related agreements (the "Loan Documents") with the Harris Trust and Savings Bank and the LaSalle National Bank (collectively, the "Lenders" which expression shall include their successors in title and assigns) pursuant to which the Lenders will cause to make a loan or a series of loans and other financial accommodations to Playboy Enterprises; and

WHEREAS, to secure Playboy Enterprises' obligations under the Loan Documents, Playboy Enterprises intends to pledge certain assets to the Lenders as collateral for the aforementioned loans (the "Bank Collateral"); and

WHEREAS, included among the Bank Collateral to be pledged to the Lenders in accordance with the Loan Documents are or may be those certain "Programmes" and "Third Party Programmes" as those terms are defined in Section 1.1 of the Programme Agreement and the "Trade Marks" as that term is defined in Section
1.1 of the Trademark Agreement; and

WHEREAS, Flextech has sought assurances from Playboy and Playboy Enterprises as to its rights in and to the Programmes and the Third Party Programmes as set forth in the Programme Agreement and in and to the Trade Marks as set forth in the Trademark

                                      1.

                                                                     DENTON HALL

Agreement in the event of any default by Playboy Enterprises under the Loan Documents or any other occurrence which results in any action by or on behalf of the Lenders to foreclose upon or assert control over the Bank Collateral; and

WHEREAS, the parties herein deem it necessary to enter into this Agreement immediately prior to executing the Shareholders' Agreement, the Programme Agreement and the Trademark Agreement;

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth below and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Notwithstanding the provisions of the Shareholders' Agreement, the Programme Agreement and the Trademark Agreement but subject to the performance by Playboy and Playboy Enterprises of their obligations under paragraph 2 and sub-paragraph 3(a) hereof:

    (a) Flextech hereby consents to the pledging to the Lenders of any or all of the shares in the capital of, and the other Interests (as defined in the Shareholders' Agreement) in, the Joint Venture held by Playboy and/or Playboy Enterprises.

    (b) Flextech hereby waives any rights which it might have pursuant to the Shareholders' Agreement to treat the pledging of any such shares to the Lenders as the deemed service by Playboy of a Transfer Notice (as defined in the Shareholders' Agreement) provided that nothing contained in this Agreement shall preclude Flextech from exercising any rights which it may have, whether under the Shareholders' Agreement or otherwise, in the event that any of the Lenders propose(s) to Transfer (as defined in the Shareholders' Agreement) any shares in the capital of the Joint Venture to any person.

    (c) Flextech hereby undertakes that it shall not Transfer any of its shares in the capital of the Joint Venture to any person other than Playboy or Playboy Enterprises unless Flextech shall have obtained from any such person (a copy

                                      2.

                                                                     DENTON HALL

        of which shall be delivered promptly to Playboy and Playboy Enterprises) a consent, waiver and undertaking substantially similar in form and substance to the consent, waiver and undertaking hereinabove given in sub-paragraphs 1(a), (b) and (c).

    (d) The Joint Venture hereby consents to the pledging to the Lenders as part of the Bank Collateral of the following:

        (i)  the Programmes, the Third Party Programmes and the Trade Marks; and

        (ii) the benefit of the Programme Agreement and the Trade Mark
             Agreement.

2. In consideration of Flextech and the Joint Venture each agreeing today to enter into the Shareholders' Agreement, the Trademark Agreement and/or the Programme Agreement and of the consents and waiver given by Flextech and the Joint Venture under paragraph 1 hereof, Playboy shall not later than 28 February 1995 obtain from each of the Lenders and deliver to Flextech and the Joint Venture a forbearance agreement duly executed by each of the Lenders in the form attached to this Agreement (the "Forbearance Agreement").

3. The obligations of Playboy and Playboy Enterprises under this Agreement shall be continuing in nature such that:

    (a) in the event that Playboy Enterprises enters into any such other or further secured lending agreements with institutions other than the Lenders; or

    (b) in the event that any of the Lenders assigns any of its rights under any of the Loan Documents to any person (other than any governmental department, agency or regulatory body as described in the exception to paragraph 6 of the Forbearance Agreement)

                                      3.

                                                                     DENTON HALL

    Playboy and Playboy Enterprises shall promptly obtain from any such lender(s) or assignee(s) and deliver to Flextech and the Joint Venture an agreement substantially similar in form and substance to the Forbearance Agreement.

4. Playboy and Playboy Enterprises hereby jointly and severally warrant and represent to Flextech and the Joint Venture that the entry into the Loan Documents and the pledging of the Bank Collateral to the Lenders will not (unless any or the Lenders default in the performance of their obligations to Flextech and the joint Venture under the Forbearance Agreement) interfere in any material respect with the performance by Playboy or Playboy Enterprises of their respective obligations (if any) under the Programme Agreement or under the Trademark Agreement or the exercise by the Joint Venture of any of its rights under the Programme Agreement or under the Trademark Agreement with respect to the Programmes and Third Party Programmes or with respect to the Trade Marks.

5. The obligations and liability of Playboy and Playboy Enterprises under this Agreement shall be joint and several.

6. This Agreement shall be governed by and construed in all respects in accordance with English law and the parties agree to submit to the exclusive jurisdiction of the English Courts as regards any claim or matter arising in relation to this Agreement. Playboy hereby appoints O'Melveny & Myers of 10 Finsbury Square London EC2A 1LA, England as its authorised agent for the purpose of accepting service of process for all purposes in connection with this Agreement.

7. In the event of any inconsistency between the provisions of this Agreement on the one hand and the provisions of the Shareholders' Agreement, the Programme Agreement and the Trademark Agreement on the other hand, the provisions of this Agreement shall prevail.

IN WITNESS WHEREOF, the parties herein have caused this Agreement to be entered into as of the date set forth above.

                                      4.

PLAYBOY ENTERTAINMENT                  PLAYBOY ENTERPRISES, INC.
GROUP, INC.



By:  /s/ Myron DuBow                   By:
     -------------------------              -------------------------
Its:                                   Its:

PLAYBOY TV UK/BENELUX LIMITED          CONTINENTAL SHELF 16 LIMITED



By:                                    By:
     -------------------------              -------------------------
Its:                                   Its:

                                      5.

PLAYBOY ENTERTAINMENT                  PLAYBOY ENTERPRISES, INC.
GROUP, INC.



By:                                    By:  /s/ David I. Chemerow
     -------------------------              -------------------------
Its:                                   Its: Exec. Vice President

PLAYBOY TV UK/BENELUX LIMITED          CONTINENTAL SHELF 16 LIMITED



By:                                    By:
     -------------------------              -------------------------
Its:                                   Its:



                                      6.

PLAYBOY ENTERTAINMENT                  PLAYBOY ENTERPRISES, INC.
GROUP, INC.



By:                                    By:
     -------------------------              -------------------------
Its:                                   Its:

PLAYBOY TV UK/BENELUX LIMITED          CONTINENTAL SHELF 16 LIMITED



By:  /s/ Roger Luard                   By:  /s/ Roger Luard
     -------------------------              -------------------------
Its:                                   Its:

                                      5.